Exhibit 2.1

Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 1 of 59

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
REVITALID PHARMACEUTICAL CORP., *et al.*,	)	Case No. 23-11704 (BLS)
Debtors.[1]	)	(Jointly Administered)
	)	**Re: Docket Nos. 16 & 90**

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER (I) APPROVING THE DEBTORS' (A) DISCLOSURE STATEMENT PURSUANT TO SECTIONS 1125 AND 1126(b) OF THE BANKRUPTCY CODE, (B) SOLICITATION AND VOTING PROCEDURES, AND (C) FORMS OF BALLOTS, AND (II) CONFIRMING THE AMENDED JOINT PREPACKAGED CHAPTER 11 PLAN OF REVITALID PHARMACEUTICAL CORP. AND ITS SUBSIDIARIES

RevitaLid Pharmaceutical Corp. and its affiliated debtors in the above-captioned chapter 11 cases, as debtors and debtors in possession (collectively, the "**Debtors**"), having proposed (A) the *Joint Prepackaged Chapter 11 Plan of RevitaLid Pharmaceutical Corp. and Its Subsidiaries,* dated October 10, 2023, filed with the United States Bankruptcy Court for the District of Delaware (the "**Court**") on October 12, 2023 [D.I. 15] (the "**Initial Plan**"); (B) the *Amended Joint Prepackaged Chapter 11 Plan of RevitaLid Pharmaceutical Corp. and Its Subsidiaries,* filed with the Court on November 13, 2023 [D.I. 90] (the "**Amended Plan**" and as supplemented by the Plan Supplement (defined below) and as amended in accordance with the terms thereof, the "**Plan**"), attached hereto as **Exhibit A**; and (C) (i) the *Disclosure Statement for Joint Prepackaged Chapter 11 Plan of RevitaLid Pharmaceutical Corp. and Its Affiliated Debtors,* dated as of October 10, 2023 and filed with the Court on October 12, 2023 [D.I. 16] (the "**Disclosure Statement**"), and (ii) appropriate ballots for voting on the Plan (the "**Ballots**"), in the forms attached as Exhibits "A"

[1] The Debtors in these chapter 11 cases, along with the last four digits of each Debtor's federal tax identification number, are: RevitaLid Pharmaceutical Corp. (0983), RVL Pharmaceuticals, Inc. (7918), and RVL Pharmacy, LLC (6132). The location of the Debtors' principal place of business is 400 Crossing Boulevard, Bridgewater, New Jersey 08807.

RLF1 30177586v.1

2 RLF1 30177586v.1 and “B” to the Affidavit of Service of Solicitation Materials [D.I. 28] (the “Solicitation Affidavit”), having been duly transmitted to holders of Claims2 in compliance with the procedures (the “Solicitation Procedures”) set forth in the Motion of Debtors for Entry of an Order (I) Scheduling, and Shortening Notice of, a Combined Hearing to Consider (A) Approval of Disclosure Statement, (B) Approval of Solicitation Procedures, and (C) Confirmation of Prepackaged Plan; (II) Establishing an Objection Deadline to Object to Disclosure Statement and Plan; (III) Approving the Form and Manner of Notice of Combined Hearing, Objection Deadline, Notice of Commencement, and Notice of Unimpaired Status; (IV) Conditionally Waiving Requirement of Filing Initial Reports of Financial Information, Statement of Financial Affairs and Schedules of Assets and Liabilities; (V) Conditionally Waiving Requirement to Convene the Section 341 Meeting of Creditors; and (VI) Granting Related Relief Pursuant to Sections 105(A), 341, 521(A), 1125, 1126, and 1128 of the Bankruptcy Code and Bankruptcy Rules 1007, 2002, 3017 and 3018 [D.I. 14] (the “Scheduling Motion”) and the Order approving the Scheduling Motion [D.I. 34] (the “Scheduling Order”); and the Court having entered the Scheduling Order, which, among other things, scheduled the combined hearing to approve the Disclosure Statement and consider confirmation of the Plan for November 20, 2023 (the “Combined Hearing”); and due notice of the Combined Hearing and commencement of the Chapter 11 Cases in the form attached as Exhibit 1 to the Scheduling Order (the “Combined Notice”) having been given to holders of Claims against and Interests in the Debtors and other parties in interest in compliance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Bankruptcy Rules”), the Scheduling Order, and the Solicitation 2 Capitalized terms used, but not otherwise defined, herein shall have the same meanings ascribed to them in the Plan. Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 2 of 59

3 RLF1 30177586v.1 Procedures, as evidenced by the Affidavit of Service [D.I. 66] (the “Notice of Commencement Affidavit”) and Certification of Publication [D.I. 109] (the “Publication Affidavit”); and due notice of the Plan Supplement having been given to holders of Claims in the Debtors and other parties in interest in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Solicitation Procedures, as evidenced by the Affidavit of Service [D.I. 108], and such filings and notice thereof being sufficient under the circumstances and no further notice being required; and based upon and after full consideration of the entire record of the Combined Hearing, including (I) the Disclosure Statement, (II) the Plan (including the Plan Supplement), (III) the Solicitation Affidavit, (IV) the Declaration of Brian Markison, Chief Executive Officer of the Debtors, In Support of Debtors’ Chapter 11 Petitions and First Day Motions [D.I. 22] (the “First Day Declaration”), (V) the Declaration of Brian Markison, Chief Executive Officer of the Debtors, in Support of (I) Approval of the Disclosure Statement, and (II) Confirmation of the Amended Joint Prepackaged Chapter 11 Plan of RevitaLid Pharmaceutical Corp. and Its Subsidiaries [D.I. 112] (the “Markison Declaration”), (VI) the Declaration of Eli G. Silverman in Support of Confirmation of the Amended Joint Prepackaged Chapter 11 Plan of RevitaLid Pharmaceutical Corp. and Its Subsidiaries [D.I. 113] (the “Silverman Declaration”), and (VII) the Declaration of Craig E. Johnson of Kroll Restructuring Administration LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Joint Prepackaged Chapter 11 Plan of RevitaLid Pharmaceutical Corp. and Its Subsidiaries [D.I. 111] (the “Tabulation Declaration”); and the compromises and settlements and releases embodied in and contemplated by the Plan, including, without limitation, the settlement set forth under that certain Settlement and Release Agreement attached as Exhibit B hereto (the “PLC Settlement”), and objections to the approval of the Disclosure Statement or confirmation of the Plan all being withdrawn, resolved, or overruled by Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 3 of 59

4 RLF1 30177586v.1 the Court; and the Court being familiar with the Disclosure Statement and the Plan and other relevant factors affecting the Chapter 11 Cases (as defined below); and the Court being familiar with, and having taken judicial notice of, the entire record of the Chapter 11 Cases; and upon the arguments of counsel and the evidence proffered and adduced at the Combined Hearing; and the Court having found and determined that the Disclosure Statement and Solicitation Procedures should be approved and the Plan should be confirmed as reflected by the Court’s rulings made herein and at the Combined Hearing; and after due deliberation and sufficient cause appearing therefor; the Court hereby FINDS, DETERMINES, AND CONCLUDES that: FINDINGS OF FACT AND CONCLUSIONS OF LAW A. Findings and Conclusions. The findings and conclusions set forth herein and in the record of the Combined Hearing constitute the Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such. B. Jurisdiction, Venue, Core Proceeding (28 U.S.C. §§ 157(b)(2), 1334(a)). The Court has jurisdiction to consider this matter pursuant to 28 U.S.C. §§ 157 and 1334, and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012. This is a core proceeding pursuant to 28 U.S.C. § 157(b) and this court has jurisdiction to enter a final order with respect thereto. The Debtors are eligible debtors under section 109 of the Bankruptcy Code, and, pursuant to Local Bankruptcy Rule 9013- 1(f), the Debtors consent to the entry of a final order by the Court in accordance with the terms set forth herein to the extent that it is later determined that the Court, absent consent of the parties, Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 4 of 59

5 RLF1 30177586v.1 cannot enter final orders or judgments consistent with Article III of the United States Constitution. Venue is proper before the Court pursuant to 28 U.S.C. §§ 1408 and 1409. The Debtors are proper plan proponents under section 1121(a) of the Bankruptcy Code. C. Chapter 11 Petitions. On October 12, 2023 (the “Petition Date”), each Debtor commenced with this Court a voluntary case under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”). Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed pursuant to section 1104 of the Bankruptcy Code. No statutory official committee has been appointed pursuant to section 1102 of the Bankruptcy Code. Further, in accordance with an order of this Court, the Debtors’ cases are being jointly administered pursuant to Bankruptcy Rule 1015(b). See Docket No. 53. D. Judicial Notice. The Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court, including all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of the Chapter 11 Cases. E. Burden of Proof. Each of the Debtors has met the burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence. F. Adequacy of Disclosure Statement. The Disclosure Statement (a) contains sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable non-bankruptcy law, including the Securities Act of 1933, as amended (the “Securities Act”), (b) contains “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions set Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 5 of 59

6 RLF1 30177586v.1 forth therein (including the Restructuring Transactions as outlined in the Restructuring Transaction Exhibit included in the Plan Supplement), and (c) is approved in all respects. G. Voting. Only Holders of Claims in Class 3 (Secured Note Claims) and Class 5 (SPA Rejection Unsecured Claims) were entitled under the Plan to vote to accept or reject the Plan (the “Voting Classes”). As evidenced by the Tabulation Declaration, Kroll Restructuring Administration LLC (“Kroll” or “Noticing Agent”) adhered to the Solicitation Procedures and distributed Solicitation Packages (as defined below) (including Ballots) to holders of Claims in the Voting Classes. As further evidenced by the Tabulation Declaration, each Voting Class has voted to accept the Plan in accordance with the requirements of section 1124, 1126 and 1129 of the Bankruptcy Code. H. Solicitation. Prior to the Petition Date, the Plan, the Disclosure Statement, and the Ballots, and, subsequent to the Petition Date, the Combined Notice, were transmitted and served in compliance with the Bankruptcy Rules (including Bankruptcy Rules 3017 and 3018), the Local Bankruptcy Rules, and the Scheduling Order. The forms of the Ballots adequately addressed the particular needs of these Chapter 11 Cases and were appropriate for holders of Claims the Voting Classes. The continued postpetition solicitation of the Voting Classes was proper and in compliance with section 1125 of the Bankruptcy Code. The period during which the Debtors solicited acceptances to the Plan was a reasonable period of time for the Voting Classes to make an informed decision to accept or reject the Plan. The Debtors were not required to solicit votes from the holders of Claims or Interests in Class 1 (Other Secured Claims), Class 2 (Priority Non-Tax Claims), Class 4 (General Unsecured Claims), Class 6 (Intercompany Claims), and Class 7 (Equity Interests) as each such classes are either Unimpaired under the Plan (and therefore deemed to accept the Plan) or Impaired (and therefore deemed to have rejected the Plan). As evidenced by Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 6 of 59

7 RLF1 30177586v.1 the Solicitation Affidavit and the Notice of Commencement Affidavit, the transmittal and service of the Plan, the Disclosure Statement, the Ballots (all of the foregoing, the “Solicitation Package” and such transmittal of the Solicitation Package to the Voting Classes, the “Solicitation”), the Combined Notice and Notice of Non-Voting Status to Holders of Unimpaired Claims or Interests Conclusively Presumed to Accept the Plan was timely, adequate, and sufficient under the circumstances. The Solicitation Package and Solicitation of votes on the Plan was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, was conducted in good faith, and was in compliance with the Solicitation Procedures and Scheduling Order, the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, and any other applicable rules, laws, and regulations. I. Notice. As is evidenced by the Notice of Commencement Affidavit, the Solicitation Affidavit, and the Publication Affidavit, all parties required to receive a Solicitation Package and notice of the Combined Hearing (including the deadline for filing and serving objections to confirmation of the Plan) have been given due, proper, timely, and adequate notice in accordance with the Scheduling Order and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, and any other applicable rules, laws, or regulations, and such parties have had an opportunity to appear and be heard with respect thereto. No other or further notice is required. J. Plan Supplement. On November 6, 2023, the Debtors filed a plan supplement with the Court [D.I. 83] (the “Initial Plan Supplement”) containing the following documents: (i) the New Organizational Documents; (ii) to the extent known, the identities of the members of the Reorganized Board; (iii) the Rejected Executory Contracts and Unexpired Leases Schedule; (iv) the Schedule of Retained Causes of Action; (v) the Restructuring Transactions Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 7 of 59

8 RLF1 30177586v.1 Exhibit; (vi) a form of the Exit Facility Credit Agreement; and (vii) the terms and conditions of the Management Incentive Plan. On November 14, 2023, the Debtors filed a second plan supplement with the Court [D.I. 93] (the “Second Plan Supplement”) containing the following: (i) revised identities of the Members of the Reorganized Board and (ii) a revised Restructuring Transactions Exhibit, which replaced and superseded previously filed information and documents filed with the Initial Plan Supplement, and on November 17, 2023, the Debtors filed a third plan supplement with the Court [D.I. 117] (the “Third Plan Supplement,” and together with the First Plan Supplement and the Second Plan Supplement, the “Plan Supplement”). All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. The Debtors reserve the right to alter, amend, update, or modify the Plan Supplement and any schedules, exhibits or amendments thereto, prior to the Effective Date in accordance with the terms of the Plan and subject to the terms of this Confirmation Order. K. Plan Modifications. Subsequent to the filing of the Plan, the Debtors agreed to make certain modifications to the Plan (the “Plan Modifications”), which are reflected in the redline of the Amended Plan against the Initial Plan filed with the Court on November 13, 2023 [D.I. 91]. The Plan Modifications were made, among other things, to address potential objections and informal comments received from various parties-in-interest, as well as to reflect the proposed PLC Settlement among the Debtors, the Non-Debtor RVL Entities, and the Secured Noteholders. The Plan Modifications do not materially adversely affect the treatment of any Claim against or Interest in any of the Debtors under the Plan. The filing with the Court of the Amended Plan, the Proposed Confirmation Order, and the Plan Modifications constitutes due and sufficient notice thereof. Accordingly, pursuant to section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, none of these modifications require additional disclosure under section 1125 of the Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 8 of 59

9 RLF1 30177586v.1 Bankruptcy Code or resolicitation of votes under section 1126 of the Bankruptcy Code. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are presumed to have accepted the Plan Modifications. No holder of a Claim who has voted to accept the Plan shall be permitted to change its vote as a consequence of the Plan Modifications. The Amended Plan shall constitute the Plan submitted for confirmation by the Court. Compliance with the Requirements of Section 1129 of the Bankruptcy Code L. Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)). The Plan complies with the applicable provisions of the Bankruptcy Code and, as required by Bankruptcy Rule 3016, the Plan is dated and identifies the Debtors as proponents, thereby satisfying section 1129(a)(1) of the Bankruptcy Code. i. Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). In addition to Administrative Expense Claims, Professional Fee Claims, DIP Claims, and Priority Tax Claims, which need not be classified, Article III classifies seven (7) Classes of Claims against and Interests in the Debtors. The Claims and Interests placed in each Class are substantially similar to other Claims and Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims and Interests. The Plan therefore satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code. ii. Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Article III of the Plan specifies that Class 1 (Other Secured Claims), Class 2 (Priority Non-Tax Claims) and Class 4 (General Unsecured Claims) are unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, thereby satisfying section 1123(a)(2) of the Bankruptcy Code. Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 9 of 59

10 RLF1 30177586v.1 iii. Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Article III of the Plan designates Class 3 (Secured Note Claims) and Class 5 (SPA Rejection Unsecured Claims) as impaired within the meaning of section 1124 of the Bankruptcy Code and specifies the treatment of the Claims in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code. Article III of the Plan designates Class 6 (Intercompany Claims) as impaired and deemed not entitled to vote within the meaning of section 1124 of the Bankruptcy and specifies the treatment of the Claims in that Class, thereby satisfying section 1123(a)(3) of the Bankruptcy Code. iv. Specified Treatment of Unimpaired/Impaired Classes (11 U.S.C. § 1123(a)(3)). Article III of the Plan designates Class 7 (Equity Interests) as impaired or unimpaired within the meaning of section 1124 of the Bankruptcy Code and specifies the treatment of the Interests in that Class, thereby satisfying sections 1123(a)(2) and 1123(a)(3) of the Bankruptcy Code. v. No Discrimination (11 U.S.C. § 1123(a)(4)). The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code. vi. Implementation of the Plan (11 U.S.C. § 1123(a)(5)). The Plan, including the Restructuring Transactions and the PLC Settlement, and the various documents and agreements set forth in the Plan Supplement, provide adequate and proper means for the implementation of the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code, including, without limitation, (a) the adoption and filing of the New Organizational Documents; (b) the selection of the directors, managers, and officers for the Reorganized Debtors, including the appointment of Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 10 of 59

11 RLF1 30177586v.1 the Reorganized Board; (c) the authorization, issuance, and distribution of New Common Equity and the equity interests in New Common Equity HoldCo; (d) the assumption or rejection of Executory Contracts or Unexpired Leases as provided in the Plan and the Plan Supplement; (e) the entry into the Exit Facility, and the execution and delivery of the Exit Facility Documents; and (f) the adoption of the Management Incentive Plan on terms and conditions determined by the Reorganized Board, as applicable, as well as, among other things, the dissolution of the RVL Corp., the funding of the Wind Down Amount and the Debtor Wind Down Amount, and the settlement of the SPA Rejection Unsecured Claims in accordance with the SPA Settlement Term Sheet, to effectuate the Restructuring Transactions under and in connection with the Plan. vii. Non-Voting Equity Securities / Allocation of Voting Power (11 U.S.C. § 1123(a)(6)). The New Organizational Documents prohibit the issuance of non-voting equity securities, thereby satisfying section 1123(a)(6) of the Bankruptcy Code. The issuance of the New Common Equity complies with section 1123(a)(6) of the Bankruptcy Code. On the Effective Date, the Reorganized Board shall be deemed to have adopted the New Organizational Documents. viii. Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)). The Plan Supplement and Article IV.I of the Plan contain provisions with respect to the manner of selection of directors and officers of the Reorganized Debtors that are consistent with the interests of creditors, equity security holders, and public policy, thereby satisfying section 1123(a)(7) of the Bankruptcy Code. ix. Impairment/Unimpairment of Classes of Claims and Interests (11 U.S.C. 1123(b)(1)). Pursuant to Article III of the Plan, as set forth in section 1123(b)(1) of the Bankruptcy Code, (a) Class 1 (Other Secured Claims), Class 2 (Priority Non-Tax Claims) and Class 4 (General Unsecured Claims) are Unimpaired; (b) Class 3 (Secured Note Claims), Class 5 Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 11 of 59

12 RLF1 30177586v.1 (SPA Rejection Unsecured Claims) and Class 6 (Intercompany Claims) are Impaired; and (c) and Class 7 (Equity Interests) are Impaired/Unimpaired. x. Assumption and Rejection (11 U.S.C. § 1123(b)(2)). Article V of the Plan addresses the assumption and rejection of Executory Contracts and Unexpired Leases and meets the requirements of section 365(b) of the Bankruptcy Code. The Debtors scheduled any Executory Contract or Unexpired Leases sought to be rejected in the Plan Supplement. There have been no objections to the Debtors’ assumption or rejection of any of the Executory Contracts and Unexpired Leases pursuant to Article V of the Plan. xi. Preservation of Rights of Action and Reservation of Rights (11 U.S.C. § 1123(b)(3)). Except as otherwise expressly provided in the Plan, including, without limitation, Article VIII, nothing contained in the Plan or this Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, claims, Causes of Action, rights of setoff, recoupment, or other legal or equitable defenses of the Debtors, RVL Corp., or the Reorganized Debtors. In accordance with section 1123(b) of the Bankruptcy Code, RVL Corp. and each Reorganized Debtor shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the applicable Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated under Article IV.L and in the Schedule of Retained Causes of Action, and RVL Corp.’s and the Reorganized Debtors’ respective rights, as applicable, to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 12 of 59

13 RLF1 30177586v.1 xii. Unaffected Rights of Holders of Classes of Claims (11 U.S.C. § 1123(b)(5)). The Plan leaves unaffected the rights of holders of Allowed Claims in Class 1 (Other Secured Claims), Class 2 (Priority Non-Tax Claims), and Class 4 (General Unsecured Claims). Thus, the Plan complies with section 1123(b)(5) of the Bankruptcy Code. xiii. Additional Plan Provisions (11 U.S.C. § 1123(b)(6)). The provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code. xiv. Cure of Defaults (11 U.S.C. § 1123(d)). Article V.C of the Plan provides for the satisfaction of default claims associated with each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. All cure amounts will be determined in accordance with the underlying agreements and applicable non-bankruptcy law. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code. M. The Debtors’ Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code. Specifically: (i) each of the Debtors is an eligible debtor under section 109 of the Bankruptcy Code; and (ii) the Debtors have complied with all other applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court, and in transmitting the Plan, the Plan Supplement, the PLC Settlement, the Disclosure Statement, the Ballots, and related documents and notices, and in soliciting and tabulating the votes on the Plan, the Debtors have complied with the applicable provisions of the Bankruptcy Code (including sections 1125 and 1126(b)), the Bankruptcy Rules, the Local Bankruptcy Rules, applicable non-bankruptcy law, the Scheduling Order, and all other applicable law. Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 13 of 59

14 RLF1 30177586v.1 N. Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtors have proposed the Plan (and all documents necessary to effectuate the Plan (including the Restructuring Transactions)) in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. The Debtors’ good faith is evident from the facts and record of these Chapter 11 Cases, the Disclosure Statement, and the record of the Combined Hearing and other proceedings held in these Chapter 11 Cases. The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtors’ estates and to effectuate a successful reorganization of the Debtors. The Plan (including all documents necessary to effectuate the Plan, including the Restructuring Transactions), the SPA Settlement Term Sheet, and the PLC Settlement, were negotiated at arm’s length among representatives of the Debtors, the DIP Lender, the DIP Agent, the Secured Noteholders, and the Holders of SPA Rejection Unsecured Claims, and their respective professionals. Further, the Plan’s classification, indemnification, exculpation, release, discharge, and injunction provisions have been negotiated in good faith and at arm’s length, are consistent with sections 105, 524, 1122, 1123(b)(3)(A), 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and are each necessary for the Debtors’ successful reorganization. O. Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). Any payment made or to be made by the Debtors for services or for costs and expenses of the Debtors’ professionals in connection with their Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, including from the Professional Fee Escrow, has been approved by, or is subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code. The DIP Orders and the applicable engagement letters are part of the negotiated terms on which the Debtors and the applicable parties agreed to proceed with the consensual, prepackaged restructuring reflected in the Plan. Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 14 of 59

15 RLF1 30177586v.1 P. Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code. The identity and affiliations of the persons proposed to serve as the initial directors and officers of the Reorganized Debtors (and the identity and the nature of compensation of insiders that will be employed or retained by any of the Reorganized Debtors) upon the Effective Date of the Plan have been fully disclosed to the extent such information is available, and the appointment to, or continuance in, such offices of such persons is consistent with the interests of holders of Claims against the Debtors and with public policy. Each such member will serve in accordance with the terms and subject to the conditions of the New Organizational Documents, and other relevant organizational documents, each as applicable. The directors and officers of the Reorganized Debtors shall be selected according to the procedures set forth in the Plan. Q. No Rate Changes (11 U.S.C. § 1129(a)(6)). The Plan does not provide for rate changes by RVL Corp. or any of the Reorganized Debtors. Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable in these Chapter 11 Cases. R. Best Interest of Creditors (11 U.S.C. § 1129(a)(7)). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis provided in the Disclosure Statement and other evidence proffered or adduced at the Combined Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence, and (iii) establish that each holder of an Impaired Claim or Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date. Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 15 of 59

16 RLF1 30177586v.1 S. Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Class 1 (Other Secured Claims), Class 2 (Priority Non-Tax Claims) and Class 4 (General Unsecured Claims) are Classes of Unimpaired Claims or Interests that are conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. Class 6 (Intercompany Claims) is a Class of Impaired Claims conclusively deemed not to have accepted the Plan in accordance with section 1126(g) of the Bankruptcy Code. Class 7 (Equity Interests) are a Class of Interests that is conclusively deemed not to have accepted the Plan in accordance with section 1126(g) of the Bankruptcy Code or conclusively presumed to have accepted the Plan according to section 1126(f) of the Bankruptcy Code. Class 3 (Secured Note Claims) and Class 5 (SPA Rejection Unsecured Claims) are Classes of Impaired Claims that have voted to accept the Plan in accordance with sections 1126(b) and (c) of the Bankruptcy Code, without regard to the votes of insiders of the Debtors. T. Treatment of Administrative Expense Claims, Professional Claims, Priority Tax Claims, and Priority Non-Tax Claims (11 U.S.C. § 1129(a)(9)). The treatment of Allowed Administrative Expense Claims and Professional Claims pursuant to Articles II.A and II.B of the Plan (respectively) satisfies the requirements of section 1129(a)(9)(A) of the Bankruptcy Code. The treatment of Priority Tax Claims pursuant to Article II.D of the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code. The treatment of Priority Non-Tax Claims pursuant to Article III.B.2 of the Plan satisfies the requirements of section 1129(a)(9)(B) of the Bankruptcy Code. Pursuant to the Plan, no holder of an Administrative Expense Claim is required to file a proof of claim or request for payment of an administrative expense under section 503(b) of the Bankruptcy Code. On the Effective Date or as soon thereafter as such Allowed Administrative Expense Claims become due and payable according to their terms, unless otherwise Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 16 of 59

17 RLF1 30177586v.1 agreed to by the holder of an Allowed Administrative Expense Claim and, as applicable, the Debtors (with the consent of the DIP Lenders and the Secured Noteholders) or the Reorganized Debtors, each holder of an Allowed Administrative Expense Claim (other than holders of Professional Fee Claims, DIP Claims, and Priority Tax Claims) will receive in full and final satisfaction, settlement, release, and discharge of, and, in exchange for, such holder’s Administrative Expense Claim, (i) the amount of Cash equal to the unpaid amount of such Allowed Administrative Expense Claim, or (ii) treatment otherwise consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code. U. Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)). As evidenced by the Tabulation Declaration, Class 3 (Secured Note Claims) and Class 5 (SPA Rejection Unsecured Claims) are Classes of Impaired Claims that have voted to accept the Plan by the requisite majorities set forth in the Bankruptcy Code, determined without including any acceptance of the Plan by any insider, thereby satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code. V. Feasibility (11 U.S.C. § 1129(a)(11)). The information in the Disclosure Statement, and the Silverman Declaration, and the evidence proffered or adduced at the Combined Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence, and (iii) establish that the Plan is feasible and that there is a reasonable prospect of the Reorganized Debtors being able to meet their financial obligations under the Plan and their business in the ordinary course, and that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors, thereby satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code. Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 17 of 59

18 RLF1 30177586v.1 W. Payment of Fees (11 U.S.C. § 1129(a)(12)). All fees currently payable under 28 U.S.C. § 1930, as determined by the Bankruptcy Code, have been or will be paid on or before the Effective Date pursuant to Article II.A of the Plan, thereby satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code. X. Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). In accordance with Article IV.F, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law. The Plan therefore satisfies section 1129(a)(13) of the Bankruptcy Code. Y. No Domestic Support Obligations (11 U.S.C. § 1129(a)(14)). None of the Debtors is required by a judicial or administrative order, or by statute, to pay a domestic support obligation. Accordingly, section 1129(a)(14) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases. Z. Debtors Are Not Individuals (11 U.S.C. § 1129(a)(15)). The Debtors are not individuals, and accordingly, section 1129(a)(15) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases. AA. No Applicable Non-Bankruptcy Law Regarding Transfers (11 U.S.C. § 1129(a)(16)). The Debtors are each a moneyed, business, or commercial corporation, and accordingly, section 1129(a)(16) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases. BB. No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)). Class 6 (Intercompany Claims) are conclusively deemed to not have accepted the Plan, and Class 7 (Equity Interests) are either conclusively presumed to have accepted the Plan or conclusively deemed to have not accepted the Plan. Based upon the evidence proffered, adduced, and presented Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 18 of 59

19 RLF1 30177586v.1 by the Debtors at the Combined Hearing, the Plan does not discriminate unfairly and is fair and equitable with respect to the aforementioned Classes, as required by sections 1129(b)(1) and (b)(2) of the Bankruptcy Code, because no holder of any interest that is junior to each such Class will receive or retain any property under the Plan on account of such junior interest, and no holder of a Claim or Interest in a Class senior to such Classes is receiving more than 100% recovery on account of its Claim or Interest. Thus, the Plan may be confirmed notwithstanding the deemed rejection of the Plan by these Classes. CC. Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only plan filed in each of these Chapter 11 Cases, and accordingly, section 1129(c) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases. DD. Principal Purpose of the Plan (11 U.S.C. § 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act, and no governmental unit (as defined in Section 101(27) of the Bankruptcy Code) has objected to the confirmation of the Plan on any such grounds. The Plan, therefore, satisfies the requirements of section 1129(d) of the Bankruptcy Code. EE. Small Business Case (11 U.S.C. § 1129(e)). Section 1129(e) is inapplicable because these Chapter 11 Cases do not qualify as small business cases thereunder. FF. Good Faith Solicitation (11 U.S.C. § 1125(e)). Based on the record before the Court in these Chapter 11 Cases, including evidence presented at the Combined Hearing, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys have acted in good faith within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, and any Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 19 of 59

20 RLF1 30177586v.1 applicable law, rule, or regulation governing the adequacy of disclosure in connection with all their respective activities relating to the solicitation of acceptances to the Plan and in the offer, issuance, sale, and purchase of securities offered and sold under the Plan and any previous plan and therefore are not, and on account of such offer, issuance, and solicitation will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of the securities offered and sold under the Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and, to the extent such parties are listed therein as Exculpated Parties, the exculpation provisions set forth in Article VIII.C of the Plan. GG. Satisfaction of Confirmation Requirements. Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code. HH. Likelihood of Satisfaction of Conditions Precedent to the Effective Date. Each of the conditions precedent to the Effective Date, as set forth in the Plan, has been or is reasonably likely to be satisfied or waived in accordance with the Plan. II. General Settlement of Claims and Interests. As set forth in Article IV.A of the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all claims, interests and controversies belonging to the Debtors that are resolved pursuant to the Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such claims (including, for the avoidance of doubt, (i) settlement of the SPA Rejection Unsecured Claims pursuant to the SPA Settlement Term Sheet, (ii) the PLC Settlement, and (iii) the settlement of any other claims and interests pursuant to the Restructuring Transactions, including as set forth on the Restructuring Transactions Exhibit), Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 20 of 59

21 RLF1 30177586v.1 interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors and their Estates, and is fair, equitable, and is within the range of reasonableness. JJ. Implementation. All documents necessary to implement the Plan, including the exhibits thereto, the PLC Settlement, the documents contained in the Plan Supplement, and all other documents contemplated or required to be entered into and executed to effectuate the Restructuring Transactions in accordance with the Plan and the Plan Supplement, including the Restructuring Transactions Exhibit, are essential elements of the Plan, and entry into each such document is in the best interests of the Debtors, the Estates, and holders of Claims and Interests. The Debtors have exercised reasonable business judgment in deciding to enter into each such document, and all such documents, including the fees, expenses, and other payments set forth therein have been negotiated in good faith and at arm’s length, are supported by reasonably equivalent value and fair consideration, and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements, and are not and shall not be in conflict with any federal or state law. KK. Releases, Exculpation, and Injunction. The Court has jurisdiction to approve the releases, exculpation, and injunctions set forth in Articles VIII.A, B, C, D, and E of the Plan. Based upon the record in the Chapter 11 Cases and the evidence presented at the Combined Hearing, such provisions (i) were integral to the agreement among the various parties in interest, as reflected in the Plan, and are essential to the formulation and implementation of the Plan, as provided in section 1123 of the Bankruptcy Code, (ii) confer substantial benefits on the Debtors’ estates, (iii) are fair, equitable, and reasonable, and (iv) are in the best interests of the Debtors, their estates, and parties in interest. The releases contained in Articles VIII.B and C of Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 21 of 59

22 RLF1 30177586v.1 the Plan were disclosed and explained in the Combined Notice, the Ballots, and the Disclosure Statement. The releases contained in Articles VIII.B and C of the Plan are consensual under applicable law because the releases therein are provided only by holders of Impaired Claims and Interests entitled to vote on the Plan who voluntarily and timely opted-in or otherwise consented to the releases in the Plan. Accordingly, based upon the record of these Chapter 11 Cases, the representations of the parties, and/or the evidence proffered, adduced, and/or presented at the Combined Hearing, this Court finds that the releases, exculpation, and injunctions set forth in Article VIII of the Plan are consistent with the Bankruptcy Code and applicable law. The failure to implement the releases, exculpation, and injunctions would seriously impair the Debtors’ ability to confirm the Plan. LL. Good Faith. The Debtors and the Released Parties will be acting in good faith if they proceed to (i) consummate the Plan and the agreements, settlements, transactions, and transfers set forth therein, including in the PLC Settlement and the Plan Supplement (including the Restructuring Transactions Exhibit), and the settlement of any other claims and interests pursuant to the Restructuring Transactions, including as set forth on the Restructuring Transactions Exhibit) and (ii) take any actions authorized and directed by this Confirmation Order. MM. Retention of Jurisdiction. The Court may properly, and upon the Effective Date shall, retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases, including, without limitation, all matters arising from or related to the Plan, including the PLC Settlement and the Restructuring Transactions (including the Restructuring Transactions Exhibit), and including the matters set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code, provided, however, that on and after the Effective Date, this Court shall not Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 22 of 59

23 RLF1 30177586v.1 retain exclusive jurisdiction over any disputes, rights, claims, interests, or controversies under the Exit Facility or the exercise of the respective rights and remedies of parties thereunder. NN. Exit Facility Documents. The Exit Facility is an essential element of the Plan. The terms of the Exit Facility Documents were negotiated at arm’s length and in good faith and without intent to hinder, delay, or defraud any creditor of the Debtors and are in the best interests of the Debtors, the Reorganized Debtors, the Estates, and creditors. The entry into the Exit Facility by the Reorganized Debtors and the execution, delivery, or performance by the Debtors or the Reorganized Debtors, as the case may be, of the Exit Facility Documents and granting of liens thereunder, and compliance by the Debtors or the Reorganized Debtors, as the case may be, with the terms thereof are authorized by this Confirmation Order. OO. New Common Equity Documents. The New Common Equity Documents are an essential element of the Plan. The terms of the New Common Equity Documents were negotiated at arms’ length, in good faith, and without intent to hinder, delay, or defraud any creditor of the Debtors and are in the best interests of each of the Debtors, each of the Reorganized Debtors, and each of the Debtors’ Estates, and creditors. The Confirmation Order authorizes the issuance of the New Common Equity and the equity interests in New Common Equity HoldCo under the Plan, the execution, delivery, or performance by the Debtors or the Reorganized Debtors of the New Common Equity Documents, and compliance by the Debtors or the Reorganized Debtors with the terms thereof. PP. Free and Clear Necessary. The discharge of all Claims, Causes of Action, and other interests as described in the Plan, and the release of all Liens, mortgages, deeds of trust, pledges, charges, security interests, or other interests as described and Article VIII of the Plan are necessary to implement the Plan, and are appropriate, fair, equitable, and reasonable and in the Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 23 of 59

24 RLF1 30177586v.1 best interests of the Debtors, the Estates, Holders of Claims and Interests, and other Entities with an interest in the Debtors’ property. The DIP Lenders, the Secured Noteholders and the Holders of SPA Rejection Unsecured Claims would not have agreed to their respective treatment provided in the Plan, including, without limitation, the Restructuring Transactions and the PLC Settlement, absent which the Debtors, their Estates, creditors and other parties in interest would be adversely impacted, if the Interests in each of the Reorganized Debtors were not issued and distributed, or reinstated, and such Interests and the assets of the Debtors did not vest, free and clear of all Claims, Liens, liabilities, Interests, rights and encumbrances as set forth in the Plan, including in Article V.P. thereof, or if the Reorganized Debtors, RVL Corp., the Holders of Secured Note Claims, or the SPA Rejection Unsecured Claims, or their respective designee(s) or affiliate(s) would, or in the future could, be liable for any Claims, Liens, liabilities, Interests, rights or encumbrances which are being discharged, as set forth in the Plan, including the PLC Settlement, the Plan Supplement, and this Confirmation Order. QQ. Secured Note Agent and DIP Agent. Based upon a review of the record, the Secured Note Agent and the DIP Agent, each, diligently and in good faith, discharged its duties and obligations pursuant to the Note Purchase Agreement and the DIP Credit Agreement, as applicable, and otherwise conducted itself with respect to all matters in any way relating to the Note Purchase Agreement and the DIP Credit Agreement, as applicable, with the same degree of care and skill that a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Accordingly, subject to any obligation to make post-Effective Date distributions or take such other action, if any, pursuant to the Plan on account of the Allowed DIP Claims or Allowed Secured Note Claims, as applicable, and to otherwise exercise their rights and discharge their obligations (if any) relating to the Claims arising under their respective debt Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 24 of 59

25 RLF1 30177586v.1 instruments in accordance with the Plan, the Secured Note Agent and the DIP Agent each has discharged its duties fully in accordance with the Note Purchase Agreement and the DIP Credit Agreement, as applicable. RR. Exit Fee. The Exit Fee (as defined in the DIP Credit Agreement) is an essential element of the Plan. The terms of the Exit Fee were negotiated at arms’ length and in good faith and without intent to hinder, delay, or defraud any creditor of the Debtors, and represent an exercise of the Debtors’ prudent business judgment consistent with their fiduciary duties, and payment of the Exit Fee is in the best interests of the Debtors, the Reorganized Debtors, the Estates, and their creditors and will be deemed not to constitute a fraudulent conveyance, fraudulent transfer, preferential transfer and will not otherwise be subject to avoidance, recharacterization, or equitable subordination for any purpose whatsoever under the Bankruptcy Code or any applicable non-bankruptcy law. SS. New Organizational Documents. The New Organizational Documents are necessary to the consummation of the Plan and the operation of the Reorganized Debtors and are the result of good faith, arm’s length negotiations and shall, upon completion of documentation and execution, thereof, be valid, binding, and enforceable agreements. TT. Liquidation Analysis. The Liquidation Analysis attached to the Disclosure Statement and the Markison Declaration demonstrates that the Debtors’ creditors and equityholders will receive a greater distribution under the Plan than a hypothetical liquidation under chapter 7 of the Bankruptcy Code. UU. Valuation. Based on the valuation analysis set forth in the Disclosure Statement and the Silverman Declaration, the valuation implied by the Restructuring Transactions Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 25 of 59

26 RLF1 30177586v.1 is the best measure of the Reorganized Debtors’ value given the facts and circumstances of these Chapter 11 Cases. ORDER ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT: 1. Findings of Fact and Conclusions of Law. The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. To the extent that any finding of fact shall be determined to be a conclusion of law, it shall be deemed so, and vice versa. 2. Combined Hearing on Approval of Disclosure Statement and Confirmation of Plan. In light of the fact that (i) the Plan provides that all Allowed Class 4 (General Unsecured Claims) are unimpaired under section 1124 of the Bankruptcy Code, (ii) there is overwhelming acceptance from the Voting Classes, and (iii) the Debtors’ need to emerge from the Chapter 11 Cases as quickly as possible to ensure minimal potential disruption to the Debtors’ business and to minimize the adverse impact of the chapter 11 filing on the Debtors and their estates, it was appropriate to hold a Combined Hearing on shortened notice on the Debtors’ request for approval of the Disclosure Statement and Solicitation Procedures, and confirmation of the Plan under sections 105(d)(2)(B)(vi) and 1125(g) and Bankruptcy Rule 3018(b). 3. Notice of the Combined Hearing. The Combined Notice, and service thereof, complied with the terms of the Scheduling Order, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, and was in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Bankruptcy Rules. Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 26 of 59

27 RLF1 30177586v.1 4. Solicitation. The Solicitation on the Plan complied with the Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, and was in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, and applicable non-bankruptcy law. 5. Ballots. The forms of Ballots attached to the Solicitation Affidavit are in compliance with Bankruptcy Rule 3018(c), conform to Official Form Number 14, are consistent with the Scheduling Order, and are approved in all respects. 6. Disclosure Statement. The Disclosure Statement (i) contains information of a kind generally consistent with the disclosure requirements of applicable non-bankruptcy law (including the Securities Act), (ii) contains “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein, and (iii) is approved in all respects. To the extent that the Debtors’ Solicitation prior to the Petition Date is deemed to constitute an offer of new securities, the Debtors are exempt from the registration requirements of the Securities Act (and of any equivalent state securities or “blue sky” laws) with respect to such solicitation under Section 4(a)(2) of the Securities Act. Section 4(a)(2) of the Securities Act exempts from the registration provisions under the Securities Act any transaction “by an issuer not involving any public offering.” 15 U.S.C. § 77d(2). The Debtors took steps to ensure that the prepetition solicitation of acceptances of holders of Claims entitled to vote on the Plan was made only to those holders who are “Qualified Institutional Buyers” (as defined in Rule 144(a) of the Securities Act) or accredited investors within the meaning of Rule 501(a) of Regulation D of the Securities Act. As a result of the foregoing, there was no general solicitation in connection with the solicitation of acceptances of the Plan. As such, the Debtors’ solicitation did not constitute a public offering Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 27 of 59

28 RLF1 30177586v.1 because it falls within the exemption under Section 4(a)(2) of the Securities Act. Accordingly, the Debtors’ prepetition solicitation complied with the requirements of section 1126(b)(1) of the Bankruptcy Code and the Disclosure Statement is hereby APPROVED as providing holders of Claims entitled to vote on the Plan with adequate information to make an informed decision as to whether to vote to accept or reject the Plan in accordance with section 1125(a)(1) of the Bankruptcy Code. 7. Confirmation of the Plan. The Plan and each of its provisions shall be, and hereby are, CONFIRMED under section 1129 of the Bankruptcy Code. The documents contained in the Plan Supplement, the PLC Settlement, and any other documents or agreements contemplated by the Plan and the Plan Supplement (including the Restructuring Transactions Exhibit) to effectuate the Plan (including the Restructuring Transactions), are authorized and approved. The terms of the Plan, including the Restructuring Transactions, the Plan Supplement (including the Restructuring Transactions Exhibit), and the PLC Settlement are incorporated by reference into and are an integral part of this Confirmation Order. 8. Objections. All objections, responses to, and statements and comments, if any, in opposition to, the Plan and/or the Disclosure Statement, respectively, other than those resolved or withdrawn with prejudice in their entirety prior to, or on the record at, the Combined Hearing, shall be, and hereby are, overruled in their entirety for the reasons stated on the record. 9. No Action. Pursuant to the appropriate provisions of the General Corporation Law of the State of Delaware, other applicable non-bankruptcy law, and section 1142(b) of the Bankruptcy Code, no action of the respective directors or stockholders of the Debtors shall be required to authorize the Debtors to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan and any contract, instrument, or other Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 28 of 59

29 RLF1 30177586v.1 document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan, including the Restructuring Transactions (including in accordance with the Restructuring Transactions Exhibit) and the PLC Settlement. 10. General Settlement of Claims and Interests. The good faith compromise and settlement of Claims and Interests and controversies, including as contemplated in connection with the Restructuring Transactions (including in the Restructuring Transactions Exhibit) and as set forth in the PLC Settlement, are incorporated into the Plan and subject to Article IV.A of the Plan is hereby approved in all respects. 11. Sources of Consideration for Plan Distributions. Consideration necessary for the Reorganized Debtors to make distributions pursuant to the Plan shall be obtained from existing Cash balances of the Debtors (including proceeds of the DIP Facility), the New Common Equity and the issuance of equity interests in New Common Equity HoldCo. RVL Corp. shall use the Debtor Wind Down Amount to fund distributions to certain holders of Claims against RVL Corp., if any, entitled to receive Cash. 12. Authorization to Consummate. The Debtors are authorized to consummate the Plan after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties, including the DIP Lender and the Secured Noteholders) of the conditions precedent to the Effective Date set forth in the Plan. 13. Exit Facility Documents. The Exit Facility, and all transactions contemplated thereby, including any actions to be taken, any undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the conversion of DIP Loans and other DIP Obligations into Exit Facility Loans, and the payment of all fees, indemnities, and expenses provided therein are approved in all respects. The Debtors and Reorganized Debtors, Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 29 of 59

30 RLF1 30177586v.1 as applicable, are authorized and empowered to enter into and execute, without further approval of this Court or any other party, and without the need for any further corporate action, the Exit Facility Documents in accordance with the Plan (including the Restructuring Transactions Exhibit). The loans and other extensions of credit contemplated by the Exit Facility Credit Agreement and the granting of Liens to secure such loans and other extensions of credit are approved and authorized in all respects. The holders of Liens under the Exit Facility Documents are authorized to file, with the appropriate authorities, financing statements and other documents (the “Exit Facility Perfection Documents”) or take any other action in order to evidence, validate, and perfect such Liens or security interests. The granting of such Liens and security interests, the making of such loans and other extensions of credit, the payment of any fees contemplated thereunder, and the execution and consummation of the Exit Facility Documents and the Exit Facility Perfection Documents have been and are being undertaken in good faith, for legitimate business purposes, and for reasonably equivalent value, will be deemed not to constitute a preference, fraudulent conveyance, or fraudulent transfer, and will not otherwise be subject to avoidance, recharacterization, disallowance, reduction, subordination (whether equitable, contractual, or otherwise), counterclaims, recoupment, cross-claims, defenses, or any other challenges under or pursuant to the Bankruptcy Code or any other applicable domestic or foreign law or regulation by any Person or entity. All fees, costs, and indemnities required to be paid under the Exit Facility Credit Agreement, including all fees, costs, expenses, and indemnities payable, shall be paid by the Reorganized Debtors without further order of the Court. As of the Effective Date, and regardless of whether the Exit Facility Perfection Documents are filed prior to, on, or after the Effective Date: (i) the Liens and security interests granted pursuant to the Exit Facility Documents and Exit Facility Perfection Documents will constitute legal, valid, and Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 30 of 59

31 RLF1 30177586v.1 enforceable Liens and security interests in the collateral granted thereunder in accordance with the terms of the Exit Facility Documents; (ii) the Liens and security interests granted under or in connection with the Exit Facility Documents will become or continue to be, as applicable, valid, binding, and enforceable obligations of the Reorganized Debtors; and (iii) the Liens and security interests granted under or in connection with the Exit Facility Documents shall be automatically perfected by virtue of entry of this Confirmation Order, subject only to such Liens and security interests as may be permitted under the Exit Facility Documents under the Bankruptcy Code or any applicable non-bankruptcy law. Each of the Debtors, the Reorganized Debtors, and the persons and Entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and this Confirmation Order, and are authorized to cooperate and make all other filings and recordings that otherwise would be reasonably necessary under applicable law to perfect and/or give notice of such Liens and security interests to third parties. In the event an order dismissing any of these Chapter 11 Cases is at any time entered, the liens securing the Exit Facility shall not be affected and shall continue in full force and effect in all respects and shall maintain their priority and perfected status as provided in the Exit Facility Documents until all obligations in respect thereof have been paid and satisfied in full in cash. 14. Issuance and Distribution of the Equity Interests in New Common Equity Holdco. The issuance of the equity interests in New Common Equity HoldCo shall be authorized without the need for any further action and without any further action by the Holders of Claims or Interests or the Debtors or the Reorganized Debtors, as applicable. The New Common Equity Documents Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 31 of 59

32 RLF1 30177586v.1 shall authorize the issuance and distribution on the Effective Date of the equity interests in New Common Equity HoldCo for the benefit of the Entities in Class 3 and Class 5 entitled to receive the equity interests in New Common Equity HoldCo pursuant to the Plan. All of the New Common Equity and the equity interests in New Common Equity HoldCo issued under the Plan shall be duly authorized and validly issued. Holders of Allowed Secured Note Claims and Allowed SPA Rejection Unsecured Claims shall be automatically deemed to have executed and accepted the terms of each such applicable New Common Equity Document (in such person’s capacity as a direct or indirect equity holder of the Reorganized Debtors) and to be party thereto without further action. Each of the New Common Equity Documents shall be adopted on the Effective Date and shall be deemed to be valid, binding and enforceable in accordance with its terms, and each holder of equity interests in New Common Equity HoldCo shall be bound thereby. Each transfer, distribution and issuance, as applicable, of the New Common Equity and the equity interests in New Common Equity HoldCo under the Plan, including pursuant to the Restructuring Transactions Exhibit, shall be governed by the terms and conditions set forth in the Plan applicable to such transfer, distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such transfer, distribution or issuance, which terms and conditions shall bind each Entity receiving such transfer, distribution or issuance. 15. Payment of Professional Fees and Expenses. On the Effective Date, the Debtors or the Reorganized Debtors shall pay in Cash all accrued and unpaid reasonable and documented fees and expenses of the DIP Agent, the DIP Lender, the Secured Note Agent and the Secured Noteholders in accordance with the terms of the DIP Credit Agreement and the DIP Orders. Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 32 of 59

33 RLF1 30177586v.1 16. Exit Fee. The Exit Fee (as defined in the DIP Credit Agreement) is hereby approved and, on the Effective Date, the Debtors or Reorganized Debtors are authorized to pay the Exit Fee to the DIP Lender as prescribed in the DIP Credit Agreement. 17. Exemption from Registration Requirements. The offering, issuance, and distribution of any Securities, including the New Common Equity and the equity interests in New Common Equity HoldCo, pursuant to the Plan will be exempt from the registration requirements of section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to offering, issuance, distribution, or sale of securities pursuant to section 1145 of the Bankruptcy Code or any other available exemption from registration under the Securities Act, as applicable, as further described below. Pursuant to section 1145 of the Bankruptcy Code, the New Common Equity and the equity interests in New Common Equity HoldCo issued under the Plan will be freely transferable and will not be “restricted securities” under the Securities Act by the recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; (b) the New Common Equity Documents; and (c) any other applicable regulatory approval. 18. Vesting of Assets in the Reorganized Debtors and RVL Corp.. Except as otherwise expressly provided in this Confirmation Order or in the Plan, on the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property in each Estate, all Causes of Action, and any property acquired by the applicable Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor or RVL Corp., as applicable, free and clear of all Liens, Claims, Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 33 of 59

34 RLF1 30177586v.1 charges, other encumbrances, and interests; provided, for the avoidance of doubt, that any remaining proceeds of the DIP Facility shall vest in the Reorganized Debtors free and clear of all Liens, claims, and other interests, including any Claims and Interests. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor and RVL Corp. (if applicable), respectively, may operate its business and may use, acquire, or dispose of property, enter into transactions, agreements, understandings or arrangements, whether in or other than in the ordinary course of business and execute, deliver, implement and fully perform any and all obligations, instruments, documents and papers or otherwise in connection with any of the foregoing, and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules in all respects. The transactions contemplated by the Plan, including the transfer of any property or assets of the Debtors pursuant to the Plan shall not be avoidable, and no party shall be entitled to any damages or other recovery in respect to the Plan, the PLC Settlement, or the Plan Supplement (including, the Restructuring Transactions Exhibit), or the transactions contemplated thereunder, including, without limitation, the Restructuring Transactions. 19. Cancellation of Certain Existing Securities and Agreements. Except for the purpose of evidencing a right to and allowing Holders of Claims to receive a distribution under the Plan and subject to the terms of the applicable agreement, except with respect to assumed Executory Contracts and Unexpired Leases and except as otherwise set forth herein, or in the Plan Supplement or any related agreement, instrument, or document, on the Effective Date, all agreements, instruments, notes, certificates, indentures, mortgages, security documents, and other instruments or documents evidencing or creating any prepetition Claim or Interest (collectively, the “Cancelled Agreements”) (except that the following shall not be Cancelled Agreements: the Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 34 of 59

35 RLF1 30177586v.1 agreements, instruments, notes, certificates, indentures, mortgages, security documents, and other instruments or documents governing, relating to and/or evidencing any Claims or Interests expressly Reinstated pursuant to the Plan) and any rights of any Holder in respect thereof shall be discharged and cancelled and of no force or effect and the Debtors shall not have any continuing obligations thereunder; provided, however, that each of the Cancelled Agreements shall continue in effect solely for the purposes of (a) allowing Holders of Allowed Claims or Interests to receive distributions under the Plan on account of such Allowed Claims or Interests and (b) allowing and preserving the rights of the Secured Note Agent and the DIP Agent, as applicable, to (1) make distributions on account of such Claims or Interests; (2) receive compensation and reimbursement for any reasonable and documented fees and expenses incurred in connection with the implementation, consummation, and defense of the Plan; (3) maintain, enforce, and exercise any right or obligation to compensation, indemnification, expense reimbursement, or contribution, or any other claim or entitlement that the DIP Agent, DIP Lender, Secured Noteholders, and Secured Note Agent may have under the Plan, the applicable credit agreement, letters of credit, indentures, collateral agreements, or pledge agreements; and (4) appear and raise issues in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court after the Effective Date on matters relating to the Plan or the applicable credit agreements or indentures, and defend, compromise, settle or prosecute litigation in connection therewith; provided, further, that the Secured Note Agent and DIP Agent may take such further action to implement the terms of this Plan, including the Restructuring Transactions and the PLC Settlement, as agreed to with the Debtors or the Reorganized Debtors, as applicable, with the consent of the Secured Noteholders and the DIP Lender, to the extent not inconsistent with the Confirmation Order or the Plan. Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 35 of 59

36 RLF1 30177586v.1 20. On and after the Effective Date, all duties, responsibilities or obligations of the Holders of DIP Claims, the Secured Noteholders, or the Secured Note Agent, in each case under (i) the Note Purchase Agreement and (ii) the DIP Credit Agreement and the other DIP Documents, shall, in each case, be fully discharged, and such Persons shall have no rights or obligations arising from or related to such agreements, instruments, Securities, or other documentation or the cancellation thereof, except the rights provided for or expressly reserved pursuant to the Plan; provided that the foregoing shall not apply to the extent applicable Claims are Reinstated; provided, further, that notwithstanding anything to the contrary in the Plan, any and all rights or obligations to compensation, indemnification, expense reimbursement, or contribution in (i) the Note Purchase Agreement and (ii) the DIP Credit Agreement and the other DIP Documents, that, in each case of the foregoing clauses (i) and (ii), by its terms survives termination of such documents, shall survive the occurrence of the Effective Date and any such rights shall continue and be fully enforceable against the Debtors or the Reorganized Debtors, as applicable, and such rights and obligations shall not be discharged or released pursuant to the Plan or the Confirmation Order; provided, further, that any fees (other than exit fees), costs, indemnities, or other amounts due and owing to the Secured Note Agent under any applicable Note Documents shall be paid in full in Cash on the Effective Date, provided that any such Secured Note Agent shall provide the Debtors with no less than five days advance notice (or such shorter period as may be reasonably agreed) of any such amounts. For the avoidance of doubt, the Debtors, the Reorganized Debtors, RVL Corp., the DIP Agent, and the Secured Notes Agent may (x) make post-Effective Date Distributions or take such other action to exercise their respective rights and discharge their respective obligations relating to the interests of the Holders of such Claims in accordance with the Plan and (y) take any other action necessary to cause the Plan to become effective, including Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 36 of 59

37 RLF1 30177586v.1 by implementing the Restructuring Transactions set forth in this Plan and in the Restructuring Transactions Exhibit. 21. New Organizational Documents. On or immediately prior to the Effective Date, the applicable New Organizational Documents shall be automatically adopted by the applicable Reorganized Debtors. To the extent required under the Plan or applicable non-bankruptcy law, each of the Reorganized Debtors will file its New Organizational Documents with the applicable authorities in its respective jurisdiction of organization. The New Organizational Documents will prohibit the issuance of non-voting equity Securities, to the extent required under section 1123(a)(6) of the Bankruptcy Code. On or after the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents in accordance with the terms thereof, and the Reorganized Debtors may file such amended certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of their respective jurisdictions of incorporation or formation and the New Organizational Documents. 22. Effectuating Documents; Further Transactions. Prior to the Effective Date, the Debtors, and on and after the Effective Date, RVL Corp. and the Reorganized Debtors, and their respective officers, directors, members, and managers (as applicable), are authorized to and may issue, execute, deliver, file, or record to the extent not inconsistent with any provision of the Plan such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan, including the Restructuring Transactions and the Restructuring Transactions Exhibit, in the name of and on behalf of the Debtors or RVL Corp. or the Reorganized Debtors, as applicable, without the need Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 37 of 59

38 RLF1 30177586v.1 for any approvals, authorizations, actions, notices or consents except for those expressly required pursuant to the Plan. As of the Effective Date, the Reorganized Debtors and RVL Corp. shall have the power and authority, pursuant to section 505(b) of the Bankruptcy Code, to request an expedited determination of any unpaid tax liability of any of the Debtors or their Estates for any tax incurred during the administration of such Debtors, Chapter 11 Case, as determined under applicable tax laws. 23. Authorization to Undertake Transactions. This Confirmation Order is deemed approval of all actions contemplated by the Plan (including the Restructuring Transactions), the PLC Settlement, and the Plan Supplement (including the Restructuring Transactions Exhibit) in all respects, including, without limitation (i) the issuance or distribution of the New Common Equity and the equity interests in New Common Equity HoldCo; (ii) the selection of the directors and officers for the Reorganized Debtors; (iii) implementation of the Restructuring Transactions; (iv) the winding down and dissolution of RVL Corp., and (v) all other actions contemplated by the Plan (including the Restructuring Transactions), the PLC Settlement, and the Plan Supplement (whether to occur before, on, or after the Effective Date) and the Restructuring Transactions Exhibit (including, without limitation, the cancellation or unwinding of any asserted intercompany claims or arrangements (including any Intercompany Claims) between and among any Debtors and any non-Debtor affiliates, including by setoff or otherwise, and waiver by the Secured Noteholders of all claims against non-Debtor RVL Pharmaceuticals plc and certain non-Debtor subsidiaries under the Note Purchase Agreement). The foregoing authorizations and approvals shall be effective notwithstanding applicable non-bankruptcy law. 24. Permits. To the maximum extent permitted under applicable law, the Reorganized Debtors and RVL Corp., as applicable, shall be authorized, as of the Effective Date, to operate Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 38 of 59

39 RLF1 30177586v.1 under any license, permit, registration and governmental authorization or approval of the applicable Debtors, and to the extent necessary, all such licenses, permits, registrations and governmental authorizations and approvals are deemed to have been, and hereby are, directed to be vested in the Reorganized Debtors or RVL Corp., as applicable, as of the Effective Date. 25. Section 1146(a) Exemption. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other person) of property under the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, Equity Security, or other Interest in the Debtors or the Reorganized Debtors, including the New Common Equity and the equity interests in New Common Equity HoldCo, and the Exit Facility; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; (e) the grant of collateral as security for any or all of the Exit Facility; or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, sale or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and shall be authorized to accept for filing and recordation any of the foregoing instruments or other documents without the payment Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 39 of 59

40 RLF1 30177586v.1 of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall be authorized to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. 26. Directors, Managers and Officers of the Reorganized Debtors. As of the Effective Date, the terms of the current members of the board of directors of RVL Pharmaceutical, Inc. and manager of RVL Pharmacy, LLC shall expire, and the new directors, managers and officers of the Reorganized Debtors shall be appointed. Except to the extent that a current member of the board of directors of RVL Pharmaceutical, Inc. or manager of RVL Pharmacy, LLC is designated to serve as a director, manager, or sole manager of the applicable Reorganized Debtor, the current members of the board of directors of RVL Pharmaceutical, Inc. and manager of RVL Pharmacy, LLC prior to the Effective Date, in their capacities as such, shall have no continuing obligations to such Debtors on or after the Effective Date, and each such director and/or manager, as applicable, shall be deemed to have resigned or shall otherwise cease to be a director or manager, as applicable, of RVL Pharmaceutical, Inc. and RVL Pharmacy, LLC on the Effective Date. Each of the directors, managers, sole managers and officers of each of the Reorganized Debtors shall serve pursuant to the terms of the applicable New Organizational Documents of such Reorganized Debtor and may be designated, replaced, or removed in accordance with such New Organizational Documents. 27. Restructuring Transactions. On or after the Confirmation Date or as soon as reasonably practicable thereafter, the Debtors, RVL Corp., or the Reorganized Debtors, as Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 40 of 59

41 RLF1 30177586v.1 applicable, are authorized to take all actions set forth in the Restructuring Transactions Exhibit, and may enter into any transactions and take all actions as may be necessary or appropriate to effect the transactions described in, approved by, contemplated by, or necessary to, effectuate the Plan, including the Restructuring Transactions and the PLC Settlement, under and in connection with the Plan and this Confirmation Order, including (i) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, reorganization, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan, including such transactions as are acceptable to the DIP Lender and the Secured Noteholders to effect (a) the issuance and distribution of the New Common Equity indirectly through the issuance and distribution of New Common Equity HoldCo, (b) the incurrence by the Reorganized Debtors or an Affiliate thereof of the debt under the Exit Facility and execution and delivery of the Exit Facility Documents and the refinancing of the DIP Claims with the Exit Facility, and (c) the guaranty of the Exit Facility by the Reorganized Debtors; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, contribution, release, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan (including the Restructuring Transactions Exhibit); (iii) the filing of appropriate bylaws, certificates or articles of incorporation (or similar documents governing the shares, membership interests, limited or general partnership interests, certificates, notes, purchase rights, options, warrants, or other instruments evidencing or creating any indebtedness or obligation of, or direct or indirect ownership interest in, the Reorganized Debtors), reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or law; (iv) the making of any applicable tax elections; and (v) all other actions Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 41 of 59

42 RLF1 30177586v.1 that the Debtors determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with the Plan (collectively, the “Restructuring Transactions”). The Restructuring Transactions are authorized to be structured in a manner that takes into account the tax position of creditors and the Reorganized Debtors. 28. Each of the matters provided for by the Plan involving the corporate structure of the Reorganized Debtors and/or the Debtors or corporate or related actions to be taken by or required of the Reorganized Debtors, whether taken prior to or as of (or in the case of (f) below, after) the Effective Date, are deemed authorized and approved in all respects without the need for any further action and without any further action by the Reorganized Debtors or the Debtors, as applicable. Such actions may include, among others, the following: (a) the adoption and filing of the New Organizational Documents; (b) the selection of the directors, managers, and officers for the Reorganized Debtors, including the appointment of the Reorganized Board; (c) the authorization, issuance, and distribution of New Common Equity and the equity interests in New Common Equity HoldCo; (d) the assumption of Executory Contracts or Unexpired Leases; (e) the entry into the Exit Facility, and the execution and delivery of the Exit Facility Documents; and (f) the adoption of the Management Incentive Plan on terms and conditions determined by the Reorganized Board. 29. Dissolution of RVL Corp. On and after the Effective Date, RVL Corp. shall have the power and authority to take any action necessary to wind down and dissolve RVL Corp., and such dissolution may occur on or immediately after the Effective Date. Upon the filing of a certificate dissolution for RVL Corp. with the Secretary of State of Delaware, RVL Corp. shall be deemed automatically dissolved for all purposes. The filing by RVL Corp. of such certificate of dissolution shall be authorized and approved in all respects without further action under applicable Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 42 of 59

43 RLF1 30177586v.1 law, regulation, order, or rule, including, without limitation, any action by the stockholders and board of directors of RVL Corp. 30. Administrative Expense Claims. On the Effective Date or as soon thereafter as such Allowed Administrative Expense Claims become due and payable according to their terms, unless otherwise agreed to by the holder of an Allowed Administrative Expense Claim and the Debtors (with the consent of the DIP Lender and the Secured Noteholders) or the Reorganized Debtors, as applicable, each holder of an Allowed Administrative Expense Claim (other than holders of Professional Fee Claims, DIP Claims, and Priority Tax Claims) will receive in full and final satisfaction, settlement, release, and discharge of, and, in exchange for, such holder’s Administrative Expense Claim (i) an amount of Cash equal to the unpaid amount of such Allowed Administrative Expense Claim, or (ii) receive treatment as is consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code. 31. Professional Claims. All Professionals or other Entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b), or section 1103 of the Bankruptcy Code for services rendered before the Effective Date (including any compensation requested by any Professional or any other Entity for making a substantial contribution in the Chapter 11 Cases) shall file and serve final requests for payment of Professional Fee Claims no later than the first Business Day that is forty-five (45) days after the Effective Date. Objections to any Professional Fee Claim must be filed and served on the Reorganized Debtors and the applicable Professional within thirty (30) days after the filing of the final fee application with respect to the Professional Fee Claim. Any such objections that are not consensually resolved may be set for hearing on twenty-one (21) days’ notice by the Professional asserting such Professional Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 43 of 59

44 RLF1 30177586v.1 Fee Claim. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court allows. 32. From and after the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and RVL Corp. and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. 33. On the Effective Date, the Reorganized Debtors shall establish (if not already established) and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount, less any amounts previously funded into the Professional Fee Escrow Account (or the Funded Reserve Account (as defined in the DIP Orders) in accordance with the DIP Orders). The Professional Fee Escrow Account shall be maintained in trust solely for the benefit of the Professionals, subject to any remaining amount in the Professional Fee Escrow Account being promptly paid to Reorganized RVL Pharmaceuticals, Inc. after all Allowed amounts owing to Professionals have been paid in full. Subject to the rights of the Reorganized Debtors to such remaining amount in the Professional Fee Escrow Account, such funds shall not be considered property of the Estates of the Debtors, RVL Corp. or the Reorganized Debtors. No Liens, Claims, or Interests shall encumber the Professional Fee Escrow Account in any way, subject to any remaining amount in the Professional Fee Escrow Account being promptly paid to the Reorganized Debtors after all Allowed amounts owing to Professionals have been paid in full. The Reorganized Debtors shall be obligated to pay Allowed Professional Fee Claims through the Effective Date in excess of the Professional Fee Escrow Amount, to the extent such Allowed Professional Fee Claims are incurred prior to the Effective Date by the Professionals, in each case, Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 44 of 59

45 RLF1 30177586v.1 solely in their respective capacities as advisors to the Debtors. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow Account when such Professional Fee Claims are Allowed by an Order of the Bankruptcy Court; provided that in the event the Professional Fee Reserve Amount is insufficient to satisfy the Professional Fee Claims, the Reorganized Debtors shall be required to satisfy the Allowed amounts of the remainder of any outstanding Professional Fee Claim, to the extent such Allowed Professional Fee Claims are incurred prior to the Effective Date by the Professionals in their respective capacities as advisors to the Debtors. When all such Allowed amounts owing to Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to Reorganized RVL Pharmaceuticals, Inc. without any further action or order of the Bankruptcy Court or any other Entity. Neither the Debtors nor the Reorganized Debtors shall be responsible for any Professional Fees incurred after the Effective Date. The sole recourse of the Professionals with respect to any such fees shall be the Debtor Wind Down Amount or the Wind Down Amount, as applicable. 34. Treatment of DIP Claims. On the Effective Date, the DIP Claims shall be Allowed in full, in the aggregate principal amount of $17,500,000 (less any principal amounts paid prior to the Effective Date) plus all accrued and unpaid interest under the DIP Credit Agreement (and any unpaid fees, costs, and expenses, including, without limitation, the Exit Fee (as defined in the DIP Credit Agreement)). On the Effective Date, (i) so long as no Event of Default (as defined in the DIP Credit Agreement) shall have occurred, (x) the Wind Down Amount shall be funded into the Wind Down Reserve (provided that when all distributions permitted under the Wind Down Budget shall have been made, any remaining amount in the Wind Down Reserve shall promptly be paid to Reorganized RVL Pharmaceuticals, Inc. or its designee, in each case without any further action Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 45 of 59

46 RLF1 30177586v.1 or order of the Bankruptcy Court or any other Entity) and (y) the Debtor Wind Down Amount shall remain with (or shall be transferred to) RVL Corp. for any wind down costs related to RVL Corp. (provided that, if any portion of the Debtor Wind Down Amount remains unused upon completion of the wind down of RVL Corp., any such remaining amount shall promptly be paid to Reorganized RVL Pharmaceuticals, Inc.), and (ii) pursuant to the Restructuring Transactions, the DIP Claims will be refinanced with, or exchanged for, the Exit Facility and all Liens and security interests granted to secure the obligations arising under the DIP Credit Agreement shall continue, remain in effect, and be deemed to secure the obligations under the Exit Facility, subject to the terms and conditions of the Exit Facility Documents. 35. Priority Tax Claims. On the Effective Date, except to the extent that a holder of an Allowed Priority Tax Claim and the Debtors (with the consent of the DIP Lender and the Secured Noteholders) or the Reorganized Debtors, as applicable, agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Priority Tax Claim, each holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code and, for the avoidance of doubt, holders of Allowed Priority Tax Claims shall receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code. 36. Subordination. Except as otherwise expressly provided in the Plan, any Plan Transaction Document, this Confirmation Order, or a separate order of this Court, the allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions under the Plan take into account and conform to the relative priority and rights of Claims and Interests in each Class in connection with any contractual, legal, and equitable Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 46 of 59

47 RLF1 30177586v.1 subordination rights, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, RVL Corp. and the Reorganized Debtors, as applicable, in each case with the consent of the DIP Lender and the Secured Noteholders, reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto. 37. Executory Contracts and Unexpired Leases. (a) In accordance with Article V of the Plan, as of the Effective Date, each Executory Contract and Unexpired Lease that has otherwise not been rejected (as set forth in the Rejected Contracts and Leases Schedule) shall be deemed assumed by the applicable Debtor, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates. The Confirmation Order will constitute an order of the Bankruptcy Court approving the above-described assumptions and assignments. Except as otherwise provided herein or agreed to by the Debtors, and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 47 of 59

48 RLF1 30177586v.1 Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith. On the Effective Date, in accordance with the SPA Settlement Term Sheet, the VOOM License shall be deemed assumed by the Reorganized Debtors. (b) The Confirmation Order shall constitute the Bankruptcy Court’s approval of the rejection of all the leases and contracts identified in the Rejected Contracts and Leases Schedule. On the Effective Date, the Stock Purchase Agreement will be deemed rejected and, in accordance with that certain prepetition settlement reached with certain of the Holders of SPA Rejection Unsecured Recovery Claims pursuant to the SPA Settlement Term Sheet, other than the SPA Rejection Unsecured Recovery, such Holders shall be entitled to no Claim against the applicable Debtors, the Reorganized Debtors, or RVL Corp., and no distribution or recovery on account of, any purported rejection damages Claim. Insurance Policies. Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims. 38. Compensation and Benefit Plans. As of the Effective Date, unless specifically rejected by a Final Order of the Bankruptcy Court or otherwise specifically provided for herein, all employment and severance policies, workers’ compensation programs, and all compensation Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 48 of 59

49 RLF1 30177586v.1 and benefit plans, policies, and programs of the Debtors applicable to its present and former employees, officers, and directors, including all health care plans, disability plans, severance benefit plans, and incentive plans, shall be deemed to be, and shall be treated as though they are, Executory Contracts that are deemed assumed under the Plan, and the Debtors’ obligations under such plans, policies, and programs, shall be deemed assumed pursuant to section 365(a) of the Bankruptcy Code, survive Confirmation of the Plan, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code. Any defaults existing under any of such plans, policies, and programs shall be cured promptly after they become known by RVL Corp. or the Reorganized Debtors, as applicable. 39. Reservation of Rights. Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that RVL Corp. or any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease. 40. Release, Exculpation, Discharge and Injunction Provisions. Articles VIII.A (Discharge of Claims and Termination of Interests), VIII.B (Releases by the Debtors), VIII.C (Releases by Holders of Claims and Interests), VIII.D (Exculpation), VIII.E (Injunction) and related provisions of the Plan are hereby approved and authorized in their entirety. 41. PLC Settlement. Upon entry of this Confirmation Order, the PLC Settlement as attached hereto as Exhibit B and as set forth in the Plan, is hereby authorized and approved, and Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 49 of 59

50 RLF1 30177586v.1 all actions to be taken, undertakings to be made, and obligations to be incurred with respect thereto, and all releases and injunctions set forth therein are authorized and approved. 42. Protection Against Discriminatory Treatment. In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been or is associated, solely because such Reorganized Debtor was a Debtor under Chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases. 43. Recoupment. In no event shall any holder of Claims or Interests be entitled to recoup any Claim or Interest against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such holder asserts, has, or intends to preserve any right of recoupment. 44. Reimbursement or Contribution. If the Bankruptcy Court allows or disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent; or (2) the relevant holder of a Claim has filed a non-contingent Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 50 of 59

51 RLF1 30177586v.1 Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent. 45. Release of Liens. Except (a) with respect to the Liens securing the Exit Facility and Other Secured Claims (depending on the treatment of such Claims), or (b) as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and the holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such releases, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. 46. Conditions Precedent to Effective Date. The Plan shall not become effective unless and until all conditions set forth in Article IX.A of the Plan have been satisfied or waived pursuant to Article IX.B of the Plan. 47. Immediate Binding Effect. Subject to Article IX.A of the Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan (including, without limitation, as provided in the PLC Settlement and the Restructuring Transactions Exhibit), each Entity acquiring property under Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 51 of 59

52 RLF1 30177586v.1 the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. 48. Payment of Statutory Fees. All fees due and payable pursuant to section 1930 of Title 28 of the United States Code together with the statutory rate of interest set forth in section 3717 of Title 31 of the United States Code to the extent applicable prior to the Effective Date shall be paid by the Debtors on the Effective Date or as soon as practicable thereafter. After the Effective Date, until their respective Chapter 11 Cases are closed, all Quarterly Fees shall be paid by RVL Corp. and the Reorganized Debtors, as applicable, when due and payable. The Debtors shall file all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11-MOR. After the Effective Date, until their respective Chapter 11 Cases are closed, the Reorganized Debtors and RVL Corp., as applicable, shall file with the Bankruptcy Court separate UST Form 11-PCR reports when they become due. Each of the Debtors, RVL Corp., and the Reorganized Debtors, as applicable, shall remain obligated to pay Quarterly Fees to the United States Trustee for the District of Delaware (the “U.S. Trustee”) until the earliest of that particular Debtor’s Chapter 11 Case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code. 49. Retention of Jurisdiction. Notwithstanding the entry of this Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, as set forth in Article XI of the Plan. 50. Documents, Mortgages, and Instruments. Each federal, state, commonwealth, local, foreign, or other governmental agency is hereby authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement, or consummate the Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 52 of 59

53 RLF1 30177586v.1 transactions, including the Restructuring Transactions and the PLC Settlement, contemplated in the Plan and the Plan Supplement (including the Restructuring Transactions Exhibit) and this Confirmation Order. 51. Reversal/Stay/Modification/Vacatur of Order. Except as otherwise provided in this Confirmation Order, if any or all of the provisions of this Confirmation Order or the Plan are hereafter reversed, modified, vacated, or stayed by subsequent order of this Court, or any other court, such reversal, stay, modification, or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or lien incurred or undertaken by the Debtors, RVL Corp., or the Reorganized Debtors, as applicable, prior to the effective date of such reversal, stay, modification, or vacatur including, without limitation, (i) the validity of any obligation, indebtedness or liability incurred by the Reorganized Debtors under the Exit Facility Documents, or (ii) the validity and enforceability of the liens securing the Exit Facility. Notwithstanding any such reversal, stay, modification, or vacatur, of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Confirmation Order prior to the effective date of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Confirmation Order, the Plan, the New Organizational Documents, or any amendments or modifications to the foregoing. 52. Nonseverability. The provisions of the Plan and this Confirmation Order (including its release, injunction, exculpation, and compromise provisions) are mutually dependent and non-severable. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors, the DIP Lender Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 53 of 59

54 RLF1 30177586v.1 and the Secured Noteholders, consistent with the terms set forth herein; and (c) nonseverable and mutually dependent. 53. Headings. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose. 54. Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, however, that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or Reorganized Debtor, as applicable. 55. Applicable Non-Bankruptcy Law. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Plan, the New Organizational Documents, and any other related documents or any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law. 56. Waiver of Filings. Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to file any list, schedule, or statement with the Court or the U.S. Trustee (except for monthly operating reports or any other post-confirmation reporting obligation to the U.S. Trustee), is hereby waived as to any such list, schedule, or statement not filed as of the entry of this Confirmation Order. Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 54 of 59

55 RLF1 30177586v.1 57. Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or other governmental authority with respect to the implementation or consummation of the Plan (including the Restructuring Transactions and the dissolution of RVL Corp.), the Plan Supplement (including the Restructuring Transactions Exhibit), the PLC Settlement, and Disclosure Statement, any documents, instruments, or agreements (including the New Organizational Documents), and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan (including the Restructuring Transactions), the Plan Supplement (including the Restructuring Transactions Exhibit), the PLC Settlement, and the Disclosure Statement. 58. Notice of Order. In accordance with Bankruptcy Rules 2002 and 3020(c), as soon as reasonably practicable after the Effective Date, the Debtors shall serve notice of the entry of this Confirmation Order and occurrence of the Effective Date, substantially in the form attached hereto as Exhibit C, to all parties who hold a Claim or Interest in these cases and the U.S. Trustee. Such notice is hereby approved in all respects and shall be deemed good and sufficient notice of entry of this Confirmation Order. 59. Waiver of Section 341(a) Meeting and Schedules and Statements. Consistent with paragraphs 17 and 18 of the Scheduling Order, the U.S. Trustee shall not be required to convene a meeting under section 341(a) of the Bankruptcy Code and any requirement under section 541 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors, RVL Corp., and/or the Reorganized Debtors, as applicable, file any list, schedule, or statement with the Bankruptcy Court or the U.S. Trustee shall be permanently waived, in each case upon the occurrence of the Effective Date on or before December 11, 2023. Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 55 of 59

56 RLF1 30177586v.1 60. Termination of Challenge Period. The time within which to commence a Challenge (as defined in the Final DIP Order) is terminated as of the date hereof, and the stipulations, admissions, findings, and releases contained in the Final DIP Order shall be binding on the Debtors’ estates and all parties in interest. 61. Final Order. This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof. 62. Separate Confirmation Order. This Confirmation Order shall be a separate Confirmation Order with respect to each of the Debtors and in each of the Debtor’s separate Chapter 11 Case. 63. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code. 64. Effect of Non-Occurrence of Effective Date. If it is determined by the Debtors, the DIP Lenders and the Secured Noteholders that the Effective Date shall not and cannot occur, the Plan shall be null and void in all respects, and nothing contained in the Plan (including the Plan Supplement or the PLC Settlement) or the Disclosure Statement shall: (a) constitute a waiver or release of any claims by the Debtors, any holders of Claims or Interests, the DIP Agent, the DIP Lender, the Secured Note Agent or any Secured Noteholders, or any other Entity; (b) prejudice in any manner the rights of the Debtors, DIP Agent, DIP Lender, Secured Noteholders, Secured Note Agent, any other holders of Claims or Interests, or any other Entity or (c) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, the DIP Agent, DIP Lender, Secured Noteholders, Secured Note Agent, any other holders of Claims or Interests, or any other Entity, in any respect. Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 56 of 59

57 RLF1 30177586v.1 65. Waiver of Stay. The stay of this Confirmation Order provided by any Bankruptcy Rule (including Bankruptcy Rule 3020(e)), whether for fourteen (14) days or otherwise, is hereby waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by the Court. 66. Successors and Assigns. The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity. Notwithstanding anything to the contrary herein or in the Plan, none of the DIP Agent, the DIP Lender, the Senior Note Agent, the Senior Note Holders, or Holders of SPA Rejection Unsecured Claims, or their respective Affiliates, including any designee(s) thereof which may receive distributions hereunder, shall be considered successors of the Debtors or their Affiliates. 67. References to Plan Provisions. References to Articles of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan except as specifically provided herein. The failure to specifically include or to refer to any particular article, section, or provision of the Plan or any related document in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, it being the intent of the Court that the Plan and any related documents be confirmed in their entirety. 68. Inconsistency. To the extent of any inconsistency between this Confirmation Order and the Plan, this Confirmation Order shall govern. 69. No Waiver. The failure to specifically include any particular provision of the Plan in this Confirmation Order will not diminish the effectiveness of such provision nor constitute a Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 57 of 59

58 RLF1 30177586v.1 waiver thereof, it being the intent of this Court that the Plan is confirmed in its entirety and incorporated herein by this reference. 70. United States. Nothing discharges or releases the Debtors, the Reorganized Debtors, or any non-debtor from any right, claim, liability, defense or cause of action of the United States or any State or impairs the ability of the United States or any State to pursue any right, claim, liability, defense, or cause of action against any Debtor, Reorganized Debtor or non-debtor. Contracts, purchase orders, agreements, leases, covenants, guaranties, indemnifications, operating rights agreements or other interests of or with the United States shall be, subject to any applicable legal or equitable rights or defenses of the Debtors or Reorganized Debtors under applicable non-bankruptcy law, paid, treated, determined and administered in the ordinary course of business as if the Debtors’ bankruptcy cases were never filed and the Debtors and Reorganized Debtors shall comply with all applicable non-bankruptcy law. All rights, claims, liabilities, defenses or causes of action, of or to the United States or any State shall survive the Chapter 11 Cases as if they had not been commenced and be determined in the ordinary course of business, including in the manner and by the administrative or judicial tribunals in which such rights, claims, liabilities, defenses or causes of action would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced; provided, that nothing in the Plan Documents shall alter any legal or equitable rights or defenses of the Debtors or the Reorganized Debtors under non-bankruptcy law with respect to any such claim, liability, or cause of action. Without limiting the foregoing, for the avoidance of doubt, nothing shall: (i) require the United States or any State to file any proofs of claim or administrative expense claims in the Chapter 11 Cases for any right, claim, liability, defense, or cause of action; (ii) affect or impair the exercise of the United States’ or any State’s police and regulatory powers against the Debtors, the Reorganized Debtors or any non-debtor; (iii) be Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 58 of 59

59 RLF1 30177586v.1 interpreted to set cure amounts or to require the United States to novate or otherwise consent to the transfer of any federal or state contracts, purchase orders, agreements, leases, covenants, guaranties, indemnifications, operating rights agreements or other interests; (iv) affect or impair the United States’ rights and defenses of setoff and recoupment, or ability to assert setoff or recoupment against the Debtors or the Reorganized Debtors and such rights and defenses are expressly preserved; (v) constitute an approval or consent by the United States or any State without compliance with all applicable legal requirements and approvals under non-bankruptcy law; or (vi) relieve any party from compliance with all licenses and permits issued by governmental units in accordance with non-bankruptcy law. BRENDAN L. SHANNON UNITED STATES BANKRUPTCY JUDGE Dated: November 20th, 2023 Wilmington, Delaware Case 23-11704-BLS Doc 126 Filed 11/20/23 Page 59 of 59

RLF1 30177586v.1 EXHIBIT A Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 1 of 64

Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 2 of 64

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
RevitaLid Pharmaceutical Corp., *et al.*,[1]	)	Case No. 23-11704 (BLS)
Debtors.	)	(Jointly Administered)

AMENDED JOINT PREPACKAGED CHAPTER 11 PLAN OF REVITALID PHARMACEUTICAL CORP. AND ITS SUBSIDIARIES

THIS CHAPTER 11 PLAN IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS CHAPTER 11 PLAN SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE EFFECTIVE DATE OF THIS PLAN ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

Mark D. Collins
Brendan J. Schlauch
Richards Layton & Finger, P.A.
920 N King St
Wilmington, DE 19801
Telephone: (302) 651-7700
Email: collins@RLF.com
schlauch@RLF.com

Gregg M. Galardi
Cristine Pirro Schwarzman
Ropes & Gray LLP
1211 6th Ave
New York, NY 10036
Telephone: (212) 596-9000
Email: Gregg.Galardi@ropesgray.com
Cristine.Schwarzman@ropesgray.com

Proposed Co-Counsel to the Debtors and Debtors in Possession

Dated: November 13, 2023
Wilmington, Delaware

[1] The Debtors in these chapter 11 cases, along with the last four digits of each Debtor's federal tax identification number, are: RevitaLid Pharmaceutical Corp. (0983), RVL Pharmaceuticals, Inc. (7918), and RVL Pharmacy, LLC (6132). The location of the Debtors' principal place of business is 400 Crossing Boulevard, Bridgewater, New Jersey 08807.

RLF1 30119822v.1

RLF1 30119822v.1 TABLE OF CONTENTS Page ARTICLE I DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES ..............................1 A. Defined Terms ........................................................................................................ 1 B. Rules of Interpretation .......................................................................................... 14 C. Computation of Time ............................................................................................ 14 D. Governing Law ..................................................................................................... 14 E. Reference to Monetary Figures ............................................................................. 15 F. Reference to the Debtors or the Reorganized Debtors .......................................... 15 G. Controlling Document .......................................................................................... 15 ARTICLE II ADMINISTRATIVE PROFESSIONAL AND PRIORITY TAX CLAIMS ...........15 A. Administrative Expense Claims ............................................................................ 15 B. Professional Fee Claims ........................................................................................ 16 C. DIP Claims ............................................................................................................ 17 D. Priority Tax Claims ............................................................................................... 17 ARTICLE III CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS .......................................................................................................17 A. Classification of Claims and Interests ................................................................... 17 B. Treatment of Claims and Interests ........................................................................ 19 1. Class 1 – Other Secured Claims .................................................................19 2. Class 2 – Priority Non-Tax Claims ............................................................20 3. Class 3 – Secured Note Claims ..................................................................20 4. Class 4 – General Unsecured Claims .........................................................21 5. Class 5 – SPA Rejection Unsecured Claims ..............................................21 6. Class 6 – Intercompany Claims .................................................................21 7. Class 7 – Equity Interests ...........................................................................22 C. Special Provision Governing Unimpaired Claims ................................................ 22 D. Elimination of Vacant Classes .............................................................................. 23 E. Voting Classes; Presumed Acceptance by Non-Voting Classes ........................... 23 F. Intercompany Interests .......................................................................................... 23 G. Subordinated Claims ............................................................................................. 24 H. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code .................... 24 ARTICLE IV MEANS FOR IMPLEMENTATION OF THE PLAN ...........................................24 A. General Settlement of Claims and Interests .......................................................... 24 B. Sources of Consideration for Plan Distributions .................................................. 25 Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 3 of 64

RLF1 30119822v.1 1. Cash on Hand .............................................................................................25 2. Exit Facility ................................................................................................25 3. Issuance and Distribution of the Equity Interests in New Common Equity HoldCo ...........................................................................................25 C. Management Incentive Plan .................................................................................. 26 D. Professional Fees and Expenses............................................................................ 26 E. Exemption from Registration Requirements ........................................................ 27 F. Employee Matters ................................................................................................. 27 G. Corporate Existence; Dissolution of RVL Corp. .................................................. 27 H. New Organizational Documents ........................................................................... 28 I. Directors, Managers and Officers of the Reorganized Debtors. ........................... 28 J. Vesting of Assets in the Reorganized Debtors and RVL Corp. ............................ 29 K. Cancellation of Existing Securities and Agreements ............................................ 29 L. Preservation of Causes of Action. ......................................................................... 30 M. Effectuating Documents; Further Transactions. ................................................... 31 N. Corporate Action ................................................................................................... 32 O. Section 1146(a) Exemption................................................................................... 32 P. Restructuring Transactions ................................................................................... 33 Q. Director and Officer Liability Insurance. .............................................................. 34 ARTICLE V 34 TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES ......................34 A. Assumption of Executory Contracts and Unexpired Leases ................................. 34 B. Cure of Defaults and Objections to Cure and Assumption ................................... 35 C. Contracts, Intercompany Contracts, and Leases Entered Into After the Petition Date.......................................................................................................... 36 D. Insurance Policies ................................................................................................. 36 E. Compensation and Benefits .................................................................................. 36 F. Rejection ............................................................................................................... 37 G. Nonoccurrence of Effective Date .......................................................................... 37 H. Reservation of Rights ............................................................................................ 37 ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS .................................................37 A. Distributions on Account of Claims and Interests Allowed as of the Effective Date ....................................................................................................................... 37 B. Special Rules for Distributions to Holders of Disputed Claims and Interests ...... 38 C. Delivery of Distributions ...................................................................................... 38 1. Record Date for Distributions to Holders of Non-Publicly Traded Securities ....................................................................................................38 2. Distribution Process ...................................................................................39 Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 4 of 64

RLF1 30119822v.1 3. Accrual of Dividends and Other Rights .....................................................39 4. Compliance Matters ...................................................................................39 5. Foreign Currency Exchange Rate ..............................................................40 6. Fractional, Undeliverable, and Unclaimed Distributions ..........................40 7. Surrender of Cancelled Instruments or Securities .....................................41 D. Claims Paid or Payable by Third Parties .............................................................. 41 1. Claims Paid by Third Parties .....................................................................41 2. Claims Payable by Insurance Carriers .......................................................41 3. Applicability of Insurance Policies ............................................................42 E. Setoffs ................................................................................................................... 42 F. Allocation Between Principal and Accrued Interest ............................................. 42 ARTICLE VII PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS .......................................................................................................42 A. Disputed Claims Process....................................................................................... 42 B. Claims Administration Responsibilities ............................................................... 43 C. Adjustment to Claims Without Objection ............................................................. 43 D. No Interest ............................................................................................................. 43 E. Disallowance of Claims and Interests ................................................................... 43 ARTICLE VIII DISCHARGE, SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS ..................................................................................44 A. Discharge of Claims and Termination of Interests ............................................... 44 B. Releases by the Debtors ........................................................................................ 44 C. Releases by Holders of Claims and Interests ........................................................ 45 D. Exculpation ........................................................................................................... 46 E. Injunction .............................................................................................................. 46 F. Protection Against Discriminatory Treatment ...................................................... 47 G. Recoupment .......................................................................................................... 47 H. Document Retention ............................................................................................. 47 I. Reimbursement or Contribution ........................................................................... 48 J. Release of Liens .................................................................................................... 48 ARTICLE IX CONDITIONS TO CONFIRMATION AND EFFECTIVE DATE .......................48 A. Conditions Precedent to the Effective Date .......................................................... 48 B. Waiver of Conditions Precedent ........................................................................... 49 C. Effect of Non-Occurrence of Conditions to Consummation ................................ 49 ARTICLE X MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN...........50 A. Modification of Plan ............................................................................................. 50 B. Effect of Confirmation on Modifications ............................................................. 50 Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 5 of 64

RLF1 30119822v.1 C. Withdrawal of Plan ............................................................................................... 50 ARTICLE XI RETENTION OF JURISDICTION ........................................................................50 ARTICLE XII MISCELLANEOUS PROVISIONS .....................................................................52 A. Immediate Binding Effect ..................................................................................... 52 B. No Substantive Consolidation; Severability of the Debtors ................................. 53 C. Additional Documents .......................................................................................... 53 D. Payment of Statutory Fees .................................................................................... 53 E. Reservation of Rights ............................................................................................ 53 F. Successors and Assigns ......................................................................................... 54 G. Service of Documents ........................................................................................... 54 H. Term of Injunctions or Stays................................................................................. 56 I. Entire Agreement .................................................................................................. 56 J. Plan Supplement Exhibits ..................................................................................... 56 K. Non-Severability ................................................................................................... 56 L. Votes Solicited in Good Faith ............................................................................... 56 M. Closing of Chapter 11 Cases ................................................................................. 57 N. Waiver or Estoppel ............................................................................................... 57 Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 6 of 64

Introduction RevitaLid Pharmaceutical Corp. and its direct and indirect subsidiaries, RVL Pharmaceuticals, Inc. and RVL Pharmacy, LLC, as debtors and debtors in possession, propose this joint prepackaged plan of reorganization pursuant section 1121(a) of the Bankruptcy Code. Capitalized terms used herein shall have the meanings set forth in Article I.A below. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of its respective outstanding Claims and Interests pursuant to the Bankruptcy Code. The Debtors seek to consummate the Restructuring Transactions on the Effective Date of the Plan or as soon as practicable thereafter. Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. The classifications of Claims and Interests set forth in Article III of the Plan shall be deemed to apply separately with respect to each Plan proposed by each Debtor, as applicable. The Plan does not contemplate substantive consolidation of any of the Debtors. Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, business, properties and operations, projections, risk factors, a summary and analysis of this Plan, the Restructuring Transactions, and certain related matters. ALL HOLDERS OF CLAIMS THAT ARE ENTITLED TO VOTE ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. ARTICLE I DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES A. Defined Terms 1. “Administrative Expense Claim” means any claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(2) of the Bankruptcy Code, including the actual, necessary costs and expenses, incurred on or after the Petition Date, of preserving the Debtors’ Estates and operating the Debtors’ businesses, including wages, salaries, or commissions for services rendered after the Petition Date and through the Effective Date, claims under section 503(b)(9) of the Bankruptcy Code, claims of Professionals approved for payment by the Debtors’ Estates to the extent allowed under Sections 330 or 503 of the Bankruptcy Code, all fees and charges assessed against the Debtors’ Estates under section 1930 of chapter 123 of title 28 of the United States Code, and all Claims that are entitled to be treated as Administrative Expense Claims pursuant to a Final Order of the Bankruptcy Court (under section 546(c)(2)(A) of the Bankruptcy Code or otherwise). 2. “Administrative Expense Claims Bar Date” means the deadline for filing requests for payment of Administrative Expense Claims, which: (a) with respect to Administrative Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 7 of 64

2 Expense Claims other than Professional Fee Claims, shall be thirty (30) days after the Effective Date; and (b) with respect to Professional Fee Claims, shall be forty-five (45) days after the Effective Date. 3. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code. 4. “Allowed” means, with reference to any Claim or Interest, (a) a request for payment of an Administrative Expense Claim filed by the Administrative Expense Claims Bar Date (or for which Claim a Proof of Claim is not required under the Plan, the Bankruptcy Code, or a Final Order, including the DIP Order); or (b) a Claim allowed pursuant to the Plan or a Final Order, including the DIP Order; provided that, with respect to a Claim described in clause (a), such Claim shall be Allowed only if and to the extent that with respect to such Claim no objection to the allowance thereof is interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or such an objection is so interposed and the Claim has been Allowed by a Final Order; provided, further, that any Claim resulting from rejection of an Executory Contract or Unexpired Lease shall not be Allowed with respect to any contingent or unliquidated damages or indemnity claims to the extent no claim has been made prior to the Effective Date. Unless expressly waived by the Plan, the Allowed amount of Claims or Interests shall be subject to and shall not exceed the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 or 503 of the Bankruptcy Code, to the extent applicable. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes the applicable Debtor or Reorganized Debtor, as applicable. For the avoidance of doubt, a request for payment of an Administrative Expense Claim filed after the Administrative Expense Claims Bar Date, as applicable, shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-filed Claim. “Allow” and “Allowing” shall have correlative meanings. 5. “Ballot” means a ballot accompanying the Disclosure Statement upon which certain Holders of Impaired Claims entitled to vote on this Plan shall, among other things, indicate their acceptance or rejection of this Plan in accordance with this Plan and the procedures governing the solicitation process. 6. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101- 1532. 7. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Chapter 11 Cases. 8. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated by the United States Supreme Court pursuant to 28 U.S.C. § 2075, as amended from time to time and as applicable to the Chapter 11 Cases, and the general, local, and chamber rules of the Bankruptcy Court. Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 8 of 64

3 9. “Business Day” means any day other than a Saturday, Sunday, “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or day on which commercial banks in New York are required or authorized by law to remain closed. 10. “Cash” means legal tender of the United States of America and equivalents thereof. 11. “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code. 12. “Certificate” means any instrument evidencing a Claim or an Interest. 13. “Chapter 11 Cases” means the Debtors’ jointly-administered chapter 11 cases filed in the Bankruptcy Court on the Petition Date. 14. “Claim” means any “claim,” as such term is defined in section 101(5) of the Bankruptcy Code, against any of the Debtors. 15. “Claims Register” means the official register of Claims against and Interests in the Debtors maintained by the Solicitation Agent. 16. “Class” means a category of holders of Claims or Interests under section 1122(a) of the Bankruptcy Code. 17. “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases. 18. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021. 19. “Confirmation Hearing” means the hearing held by the Bankruptcy Court under section 1128 of the Bankruptcy Code at which the Debtors seek entry of the Confirmation Order, as such hearing may be continued from time to time. Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 9 of 64

4 20. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code and approving the Disclosure Statement as containing “adequate information” pursuant to section 1125 of the Bankruptcy Code. 21. “Consummation” means the occurrence of the Effective Date. 22. “Cure” means a Claim (unless waived or modified by the applicable counterparty) for cure of a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by such Debtor pursuant to section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code. 23. “Debtor Wind Down Amount” has the meaning set forth in Article II.C. 24. “Debtors” means, collectively, (i) RVL Corp.; (ii) RVL Pharmaceuticals, Inc.; and (iii) RVL Pharmacy, LLC. 25. “DIP Agent” means Athyrium Opportunities IV Acquisition LP, in its capacities as collateral agent and administrative agent under the DIP Credit Agreement, and any successor thereto. 26. “DIP Budget” has the meaning provided in the DIP Orders. 27. “DIP Claims” means any and all Claims held by the DIP Lender or the DIP Agent arising under or relating to the DIP Credit Agreement or the DIP Orders, and which constitute Obligations (as defined in the DIP Credit Agreement) under the DIP Documents, including, without limitation, the Exit Fee (as defined in the DIP Credit Agreement). 28. “DIP Credit Agreement” means that certain Superpriority Secured Debtor in Possession Credit Agreement, dated as of October 16, 2023, between RVL Corp., as borrower, the other Debtors, as guarantors, the DIP Agent, and the DIP Lender, as has been or may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof. 29. “DIP Documents” means the “Loan Documents” as defined in the DIP Credit Agreement. 30. “DIP Facility” means the debtor-in-possession senior secured financing facility, in the principal amount of $17,500,000 on the terms and conditions set forth in the DIP Credit Agreement, as approved by the DIP Orders. 31. “DIP Lender” means Athyrium Opportunities IV Co-Invest 1 LP, as lender under the DIP Facility, and any successor thereto. 32. “DIP Loans” means the loans provided under the DIP Facility. 33. “DIP Orders” means the Interim DIP Order and the Final DIP Order. Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 10 of 64

5 34. “Disclosure Statement” means the disclosure statement for the Plan, including any exhibits, appendices, schedules, ballots, and related documents thereto, as amended, supplemented or modified, and any procedures related to the solicitation of votes to accept or reject the Plan, to be approved by the Confirmation Order. 35. “Disputed” means, with respect to any Claim or Interest, a Claim or Interest that is not yet Allowed, including (a) any Proof of Claim that, on its face, is contingent or unliquidated; (b) any Proof of Claim or request for payment of an Administrative Expense Claim filed after the Effective Date or the deadline for filing Proofs of Claim based on the Debtors’ rejection of Executory Contracts or Unexpired Leases, as applicable, and (c) any Claim that is subject to an objection or a motion to estimate, in each case that has not been withdrawn, resolved, or ruled on by a Final Order of the Bankruptcy Court. 36. “Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Debtors or the Reorganized Debtors, on or after the Effective Date, upon which the Holders of Claims or Interests are eligible to receive distributions under this Plan. 37. “Effective Date” means the date that is the first Business Day after the Confirmation Date on which all conditions precedent to the occurrence of the Effective Date set forth in Article IX of the Plan have been satisfied or waived in accordance with Article IX of the Plan. 38. “Entity” means any “entity,” as such term is defined in section 101(15) of the Bankruptcy Code. 39. “Equity Interests” means all shares of stock, units, options, warrants, rights and other instruments evidencing an ownership interest in the applicable Debtor, existing prior to the Effective Date (whether fixed or contingent, matured or unmatured, disputed or undisputed), including any right, contractual, legal, equitable, or otherwise, to acquire any of the foregoing, including all Intercompany Interests. 40. “Equity Security” has the meaning set forth in section 101(16) of the Bankruptcy Code. 41. “Estate” means the estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case. 42. “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or hereafter amended. 43. “Exculpated Party” means, collectively, (a) the Debtors; (b) the Debtors’ officers’ directors, and any employee who served in a fiduciary capacity during these Chapter 11 Cases; (c) official committees appointed in the Chapter 11 Cases (if any) and each of their respective members; (d) the Debtors’ Professionals retained in these Chapter 11 Cases; (e) the Professionals retained by any official committees appointed in the Chapter 11 Cases (if any), and (f) with respect to each of the foregoing, such Entities’ predecessors, successors and assigns, subsidiaries, current and former Affiliates, managed accounts or funds, and all of their respective current and Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 11 of 64

6 former officers, managers, directors, principals, direct and indirect equityholders, direct and indirect shareholders, direct and indirect members, direct and indirect partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, agents and other professionals, and such persons’ respective heirs, executors, estates, servants and nominees, in each case solely to the extent such Entities or Persons are or were acting in a fiduciary capacity of any of the Entities identified in (a) through (e) during these Chapter 11 Cases. 44. “Executory Contract” means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code. 45. “Exit Facility” means a 30-month senior secured term loan facility in the aggregate principal amount of no less than the aggregate outstanding amount of all DIP Obligations as of the Effective Date, plus a new money commitment of $7,500,000, secured by a first Lien on all assets of the Reorganized Debtors, subject to customary exceptions and exclusions, to be governed by the Exit Facility Documents. 46. “Exit Facility Credit Agreement” means the credit agreement to be entered into in connection with the Exit Facility, which shall be materially consistent with the Plan and otherwise acceptable to the Debtors, the DIP Lender and the Secured Noteholders. A form of the Exit Facility Credit Agreement shall be filed with the Plan Supplement. 47. “Exit Facility Documents” means the Exit Facility Credit Agreement and such other financing documents to be entered into in connection with the Exit Facility (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements and other security documents), which shall be materially consistent with the Plan, and otherwise acceptable to the Debtors, the DIP Lender and the Secured Noteholders. 48. “Final Decree” means the decree contemplated under Bankruptcy Rule 3022 closing the Chapter 11 Cases. 49. “Final DIP Order” means the order, which shall be in form and substance reasonably acceptable to the DIP Lender, to be entered by the Bankruptcy Court approving the Debtors’ entry into the DIP Facility on a final basis. 50. “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice. Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 12 of 64

7 51. “General Unsecured Claim” means any Claim against the Debtors as of the Petition Date, other than an Administrative Expense Claim, a DIP Claim, a Priority Non-Tax Claim, a Priority Tax Claim, an Other Secured Claim, a Secured Note Claim, an Intercompany Claim, or an SPA Rejection Unsecured Claim. 52. “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code. 53. “Holder” means an Entity holding a Claim against or an Interest in a Debtor, as applicable. 54. “Impaired” is used to describe a Claim or an Interest that is not Unimpaired. 55. “Intercompany Claim” means any Claim held or asserted by a Debtor against another Debtor and any Claim held or asserted by an Affiliate of the Debtors against one or more Debtors. 56. “Intercompany Contract” means a contract between or among two or more Debtors or a contract between or among one or more Debtors and one or more of its Affiliates. 57. “Intercompany Interests” means all shares of stock, units, options, warrants, rights and other instruments evidencing an ownership interest in any of the Debtors existing prior to the Effective Date (whether fixed or contingent, matured or unmatured, disputed or undisputed), including any right, contractual, legal, equitable, or otherwise, to acquire any of the foregoing, in each case only to the extent held by any of the Debtors. 58. “Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code) of a Debtor, and including all common stock, preferred stock, limited partner interests, general partner interests, limited liability company interests, and any other equity, ownership, beneficial or profits interests in any of the Debtors, whether or not transferable, and options, warrants, rights, or other securities, agreements or interests to acquire or subscribe for, or which are exercisable, convertible or exchangeable into or for the shares (or any class thereof) of, common stock, preferred stock, limited partner interests, general partner interests, limited liability company interests, or other equity, ownership, beneficial or profits interests in or of any Debtor, contractual or otherwise, including equity or equity-based incentives, grants or other instruments issued, granted or promised to be granted to current or former employees, directors, officers or contractors of the Debtors (in each case whether or not arising under or in connection with any employment agreement). 59. “Interim DIP Order” means the order to be entered by the Bankruptcy Court approving the Debtors’ entry into the DIP Facility on an interim basis. 60. “License Agreement” means that certain License Agreement, dated as of August 31, 2011 (as amended pursuant to that certain letter agreement dated July 21, 2020 and that Second Amendment to License Agreement dated October 6, 2023, and as may otherwise be amended, restated, supplemented, or otherwise modified), by and between VOOM, as Licensor, and RVL Pharmaceuticals, Inc. Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 13 of 64

8 61. “Lien” means a “lien” as such term is defined in section 101(37) of the Bankruptcy Code. 62. “Management Incentive Plan” means a post-emergence management incentive plan for the Reorganized Debtors and New Common Equity HoldCo, the terms and conditions of which shall be set forth in the Plan Supplement. 63. “Nephron” means Nephron Pharmaceuticals Corporation. 64. “New Common Equity” means the common equity interests in Reorganized RVL Pharmaceuticals, Inc. (or, as provided in the Restructuring Transactions, any entity that becomes a successor thereto), which common equity interests in either case shall be authorized, issued, and outstanding on and after the Effective Date. 65. “New Common Equity Documents” means the incentive plan, award agreement, partnership agreement, subscription agreement, joinder and/or such other documents as the Reorganized Board (or a subcommittee thereof) may determine to be necessary or appropriate to (i) evidence the issuance of the equity interests in New Common Equity HoldCo and any of its subsidiaries or affiliates in connection with the Restructuring Transactions, (ii) govern the relationship among the equityholders in the foregoing entities and (iii) set forth the terms and conditions applicable to the equity interests described in the foregoing clause (i). 66. “New Common Equity HoldCo” means the newly-created entity that will directly or indirectly hold 100% of the New Common Equity. 67. “New Organizational Documents” means the new bylaws, certificates of incorporation, certificates of formation, limited liability company agreements, limited partnership agreements, certificate of designation, operating agreements, certificates of limited partnership, agreements of limited partnership, or such other organizational documents of each Reorganized Debtor, each in form and substance acceptable to the Reorganized Debtors and the Secured Noteholders. 68. “Note Documents” means the Note Purchase Agreement and all agreements and documents executed by any of the Debtors in connection with the Note Purchase Agreement. 69. “Note Purchase Agreement” means that certain Note Purchase Agreement entered into on October 1, 2021 (as amended by that certain First Amendment to Note Purchase Agreement, dated as of August 4, 2022, and that certain Second Amendment to Note Purchase Agreement, dated as of March 8, 2023, and as and to the extent provided by the terms thereof, that certain Third Amendment to Note Purchase Agreement dated as of August 13, 2023), by and among Osmotica Pharmaceutical Corp. (the predecessor of RVL Corp.), as Issuer, Osmotica Holdings US LLC (the predecessor of RVL Holdings US LLC), as Intermediate Holdings, Osmotica Pharmaceuticals plc (the predecessor of RVL Pharmaceuticals plc), as Super Holdings, the Secured Note Agent and the Secured Noteholders. 70. “Other Secured Claim” means any Secured Claim other than a DIP Claim or a Secured Note Claim. Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 14 of 64

9 71. “Petition Date” means the date on which the Chapter 11 Cases were commenced. 72. “Plan” means this Chapter 11 plan, including the Plan Supplement and all exhibits, supplements, appendices, and schedules. 73. “Plan Objection Deadline” means the date by which objections to confirmation of the Plan and adequacy of Disclosure Statement are due. 74. “Plan Supplement” means the documents to be filed in a supplement to the Plan no later than (i) seven (7) days prior to the Plan Objection Deadline or (ii) such other date as ordered by the Bankruptcy Court, that includes the necessary documentation to effectuate the Plan, including (a) the New Organizational Documents; (b) to the extent known, the identities of the members of the Reorganized Board; (c) the Rejected Executory Contracts and Unexpired Leases Schedule; (d) the Schedule of Retained Causes of Action; (e) the Restructuring Transactions Exhibit; (f) a form of the Exit Facility Credit Agreement; and (g) the terms and conditions of the Management Incentive Plan. The Debtors shall have the right to alter, amend, modify, or supplement the documents contained in the Plan Supplement up to the Effective Date as set forth in this Plan, subject to the approval rights of the DIP Lender and the Secured Noteholders over such documents. 75. “PLC Settlement” means the Settlement and Release Agreement among the Debtors, RVL Pharmaceuticals plc, certain non-Debtor subsidiaries of RVL Pharmaceuticals plc, the DIP Lender, the Secured Note Agent, and the Secured Noteholders documenting and implementing certain of the Restructuring Transactions, including, among other things, (i) the unwinding and cancellation of all asserted intercompany balances (including all Intercompany Claims) in a tax-efficient manner, whether through setoff or otherwise, and (ii) the waiver by the Holders of the Secured Note Claims of all claims against RVL Pharmaceuticals plc and its non-Debtor subsidiaries under the Note Purchase Agreement, which Settlement and Release Agreement shall be in form and substance reasonably acceptable to the Debtors, RVL Pharmaceuticals plc, the DIP Lender and the Secured Noteholders, and a form of which shall be filed with the Bankruptcy Court prior to the Confirmation Hearing. The PLC Settlement shall be attached to and approved by the Confirmation Order and shall be incorporated into the Plan as if set forth in the Plan. 76. “Priority Non-Tax Claim” means any Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than an Administrative Expense Claim, DIP Claim, or Priority Tax Claim. 77. “Priority Tax Claim” means any Claim of a Governmental Unit entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code. 78. “Pro Rata” means, the proportion that an Allowed Claim or an Allowed Interest bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class. 79. “Professional” means any Entity employed in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 15 of 64

10 compensated for services rendered prior to or on the Effective Date pursuant to sections 327, 328, 329, 330, and 331 of the Bankruptcy Code. 80. “Professional Fee Claim” means any Claim by a Professional for Professional Fees. 81. “Professional Fees” means the accrued, contingent, and/or unpaid compensation for services rendered (including hourly, transaction, and success fees), and reimbursement for expenses incurred, by Professionals, that: (a) are awardable and allowable pursuant to sections 327, 328, 329, 330, 331, 503(b) and/or 1103 of the Bankruptcy Code or otherwise rendered allowable prior to the Confirmation Date; (b) have not been denied by the Bankruptcy Court by Final Order; (c) have not been previously paid (regardless of whether a fee application has been filed for any such amount); and (d) remain outstanding after applying any retainer that has been provided to such Professional. To the extent that any amount of the foregoing compensation or reimbursement is denied or reduced by Final Order of the Bankruptcy Court or any other court of competent jurisdiction, such amount shall no longer constitute Professional Fees. 82. “Professional Fee Escrow Account” means an interest-bearing escrow account, which may be the Funded Reserve Account (as defined in the DIP Orders), to be held by Richards, Layton & Finger, P.A., as proposed counsel to the Debtors, in an amount equal to the Professional Fee Reserve Amount to be funded by the Reorganized Debtors solely for the purpose of paying all Allowed and unpaid Professional Fee Claims incurred by estate professionals incurred through the Effective Date. 83. “Professional Fee Reserve Amount” means the aggregate accrued and unpaid Professional Fees included in the DIP Budget from the Petition Date through the Effective Date (less any Professional Fees previously paid during the Chapter 11 Cases). 84. “Proof of Claim” means a proof of Claim filed against any of the Debtors in the Chapter 11 Cases. 85. “Reinstated,” or “Reinstatement” means, with respect to Claims and Interests, that the Claim or Interest against a particular Debtor shall be rendered unimpaired with respect to such Debtor or Reorganized Debtor in accordance with section 1124 of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default. 86. “Rejected Contracts and Leases Schedule” means the schedule of Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to the Plan, which schedule shall be included in the Plan Supplement, as the same may be amended, modified, or supplemented from time to time and which shall be in form and substance acceptable to the DIP Lender and Secured Noteholders. 87. “Rejection Damages Claims” has the meaning set forth in Article IV.C. Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 16 of 64

11 88. “Released Party” means, collectively, each of the following in their respective capacities as such: (a) the Debtors and all of the Debtors’, RVL Corp.’s and the Reorganized Debtors’ (1) current financial advisors, attorneys, accountants, investment bankers, representatives, and other professionals, (2) current employees, consultants, Affiliates, officers, managers, and directors, including any such persons or Entities retained pursuant to section 363 of the Bankruptcy Code; (b) the Secured Note Agent; (c) the DIP Agent; (d) the DIP Lender; (e) each Holder of a Secured Note Claim and an SPA Rejection Unsecured Claim who voluntarily and timely opts-in to the Releases in the Plan using their Ballot and returns to the Debtors; (f) with respect to each of the Debtors, the Reorganized Debtors, and each of the foregoing Entities in clauses (b) through (e), each of their current and former Affiliates; and (g) with respect to each of the foregoing Entities in clauses (a) through (f), such Entities’ predecessors, successors and assigns, subsidiaries, Affiliates, managed accounts or funds, and all of their respective current and former officers, managers, directors, principals, direct and indirect shareholders, direct and indirect members, direct and indirect partners, direct and indirect equityholders, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, sub-advisors, investment committee members, agents and other professionals, and such persons’ respective heirs, executors, estates, servants and nominees, in each case in their respective capacities as such. 89. “Releasing Party” means, collectively, each of the following in their respective capacities as such: (a) the Debtors, RVL Corp., and the Reorganized Debtors; (b) the Secured Note Agent; (c) the DIP Agent; (d) the DIP Lender; (e) each Holder of a Secured Note Claim who voluntarily and timely opts-in to the Releases in the Plan using their Ballot and returns to the Debtors; (f) each Holder of an SPA Rejection Unsecured Claim who is a “Consenting Seller” under the SPA Settlement Term Sheet or who voluntarily and timely opts-in to the Releases in the Plan using their Ballot and returns to the Debtors; (g) with respect to each of the Debtors, the Reorganized Debtors, and each of the foregoing Entities in clauses (a) through (f), each of their current and former Affiliates; and (h) with respect to each of the foregoing Entities in clauses (a) through (g), such Entities’ predecessors, successors and assigns, subsidiaries, Affiliates, managed accounts or funds, and all of their respective current and former officers, managers, directors principals, direct and indirect shareholders, direct and indirect members, direct and indirect partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, agents and other professionals, and such persons’ respective heirs, executors, estates, servants and nominees, in each case in their respective capacities as such. 90. “Reorganized Board” means the initial board of directors of the Reorganized Debtors to be selected in accordance with Article IV.I of the Plan. 91. “Reorganized Debtors” means RVL Pharmaceuticals, Inc. and RVL Pharmacy, LLC, or any successor or assigns thereto, by merger, consolidation, or otherwise, on or after the Effective Date. 92. “Restructuring Transactions” means the Debtors’ restructuring, inclusive of the transactions described in Article IV. Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 17 of 64

12 93. “Restructuring Transactions Exhibit” means a summary of transaction steps to complete the Restructuring Transactions contemplated by the Plan, as set forth in the Plan Supplement, as the same may be amended, supplemented, and modified through the Effective Date (with the consent of the Secured Noteholders and the DIP Lender). 94. “RVL Corp.” means RevitaLid Pharmaceutical Corp. 95. “Secured Claim” means any Claim: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order to the extent of the value of the creditor’s interest in the Estate’s interest in such property as determined pursuant to section 506(a) of the Bankruptcy Code, or (b) subject to setoff pursuant to section 553 of the Bankruptcy Code to the extent of the amount subject to setoff. 96. “Secured Note Agent” means Athyrium Opportunities IV Acquisition LP, as the administrative agent and collateral agent under the Note Purchase Agreement and any successor thereto. 97. “Secured Note Claims” means all Claims against any Debtor arising from or based upon the Note Purchase Agreement and other Note Documents, including, without limitation, all principal, and all accrued but unpaid interest, costs, fees, exit fees, premiums, and indemnity. 98. “Secured Noteholders” means the Purchasers under (and as defined in) the Note Purchase Agreement, as that term is defined therein. 99. “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a– 77aa, together with the rules and regulations promulgated thereunder, or any similar federal, state, or local law. 100. “Security” has the meaning set forth in section 2(a)(1) of the Securities Act. 101. “Solicitation Agent” means Kroll Restructuring Administration LLC, the proposed notice, claims, and solicitation agent retained by the Debtors in the Chapter 11 Cases by order of the Bankruptcy Court. 102. “SPA Rejection Unsecured Claims” means damages claims resulting from the rejection of the Stock Purchase Agreement. 103. “SPA Rejection Unsecured Claims Recovery” means 2.5% of non-voting equity in New Common Equity HoldCo, subject to dilution on account of the Management Incentive Plan and future capital needs of the business. 104. “SPA Settlement Term Sheet” means that certain Settlement Term Sheet, dated as of October 6, 2023, among certain of the Debtors and the Sellers (as defined therein) party thereto. Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 18 of 64

13 105. “Statutory Fees” has the meaning set forth in Article XII.D. 106. “Stock Purchase Agreement” or “SPA” means that certain Stock Purchase Agreement, dated as of October 24, 2017, by and among Nephron Pharmaceuticals Corporation, Point Guard Partners, LLC, VOOM, Tom Riedhammer, Avery Family Trust, and Vision Quest Holdings, LLC, collectively, as shareholders of Revitalid, Inc. (n/k/a RVL Pharmaceuticals, Inc.), and Osmotica Pharmaceutical Corp. (the predecessor of RVL Corp.). 107. “Supply Agreement” means that certain Exclusive Supply Agreement, dated as of February 7, 2013 (as amended by that certain Amendment No. 1 to Exclusive Supply Agreement dated October 24, 2017, and as may be further amended, restated, supplemented or otherwise modified), by and between Nephron Pharmaceuticals Corporation and Revitalid, Inc. (n/k/a RVL Pharmaceuticals, Inc.). 108. “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim or Allowed Interest to a holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (b) given notice to the Reorganized Debtors or RVL Corp., as applicable, of an intent to accept a particular distribution; (c) responded to the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution. 109. “Unexpired Lease” means a lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code. 110. “Unimpaired” is used to describe a Class of Claims or Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code. 111. “Unimpaired Claim Carveout” has the meaning set forth in Article IV.C. 112. “Unimpaired Claims Resolution” has the meaning set forth in Article IV.C. 113. “Unimpaired Class Claims” has the meaning set forth in Article IV.C. 114. “VOOM” means VOOM, LLC. 115. “Wind Down Amount” means $700,000 minus amounts funded postpetition in accordance with the DIP Budget, to be funded on the Effective Date from available Cash (which may include proceeds of the DIP Facility), subject to the terms and conditions provided in this Plan and in the DIP Credit Agreement, to fund the wind down costs of certain non-Debtor Affiliates of the Debtors in accordance with the Wind Down Budget. 116. “Wind Down Budget” means that certain wind down budget prepared by the Debtors and their non-Debtor Affiliates and consented to by the DIP Lenders. Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 19 of 64

14 117. “Wind Down Reserve” means the account established by a non-Debtor affiliate of the Debtors, pursuant to this Plan, for the Wind Down Amount, which account shall be subject to the liens of Reorganized RVL Pharmaceuticals, Inc. with respect to its reversionary interest in such Wind Down Reserve and all funds held therein. B. Rules of Interpretation For purposes of the Plan: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (d) unless otherwise specified, all references herein to “Articles” and “Sections” are references to Articles and Sections, respectively, hereof or hereto; (e) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (i) references to docket numbers of documents filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (j) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Interests,” “Disputed Interests,” and the like as applicable; (k) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (l) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation;” and (m) any immaterial effectuating provisions may be interpreted by the Debtors or the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity. C. Computation of Time Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may or shall occur pursuant to the Plan is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. D. Governing Law Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 20 of 64

15 Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, however, that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or Reorganized Debtor, as applicable. E. Reference to Monetary Figures All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided. F. Reference to the Debtors or the Reorganized Debtors Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires. G. Controlling Document In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the Plan shall control. In the event of any inconsistency between the Plan and the Confirmation Order, the Confirmation Order shall control. ARTICLE II ADMINISTRATIVE PROFESSIONAL AND PRIORITY TAX CLAIMS In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, Professional Fee Claims, DIP Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III of the Plan. A. Administrative Expense Claims On the Effective Date or as soon thereafter as such Allowed Administrative Expense Claims become due and payable according to their terms, unless otherwise agreed to by the holder of an Allowed Administrative Expense Claim and the Debtors (with the consent of the DIP Lender and the Secured Noteholders) or the Reorganized Debtors, as applicable, each holder of an Allowed Administrative Expense Claim (other than holders of Professional Fee Claims, DIP Claims, and Priority Tax Claims) will receive in full and final satisfaction, settlement, release, and discharge of, and, in exchange for, such holder’s Administrative Expense Claim (i) an amount of Cash equal to the unpaid amount of such Allowed Administrative Expense Claim, or (ii) receive treatment as is consistent with the provisions of section 1129(a)(9) of the Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 21 of 64

16 Bankruptcy Code. B. Professional Fee Claims All Professionals or other Entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b), or section 1103 of the Bankruptcy Code for services rendered before the Effective Date (including any compensation requested by any Professional or any other Entity for making a substantial contribution in the Chapter 11 Cases) shall file and serve final requests for payment of Professional Fee Claims no later than the first Business Day that is forty-five (45) days after the Effective Date. Objections to any Professional Fee Claim must be filed and served on the Reorganized Debtors and the applicable Professional within thirty (30) days after the filing of the final fee application with respect to the Professional Fee Claim. Any such objections that are not consensually resolved may be set for hearing on twenty-one (21) days’ notice by the Professional asserting such Professional Fee Claim. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court allows. From and after the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and RVL Corp. and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. On the Effective Date, the Reorganized Debtors shall establish (if not already established) and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount, less any amounts previously funded into the Professional Fee Escrow Account (or the Funded Reserve Account (as defined in the DIP Orders) in accordance with the DIP Orders). The Professional Fee Escrow Account shall be maintained in trust solely for the benefit of the Professionals, subject to any remaining amount in the Professional Fee Escrow Account being promptly paid to Reorganized RVL Pharmaceuticals, Inc. after all Allowed amounts owing to Professionals have been paid in full. Subject to the rights of the Reorganized Debtors to such remaining amount in the Professional Fee Escrow Account, such funds shall not be considered property of the Estates of the Debtors, RVL Corp. or the Reorganized Debtors. No Liens, Claims, or Interests shall encumber the Professional Fee Escrow Account in any way, subject to any remaining amount in the Professional Fee Escrow Account being promptly paid to the Reorganized Debtors after all Allowed amounts owing to Professionals have been paid in full. The Reorganized Debtors shall be obligated to pay Allowed Professional Fee Claims through the Effective Date in excess of the Professional Fee Escrow Amount, to the extent incurred by the Professionals, in each case, solely in their respective capacities as advisors to the Debtors. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow Account when such Professional Fee Claims are Allowed by an Order of the Bankruptcy Court; provided that in the event the Professional Fee Reserve Amount is insufficient to satisfy the Professional Fee Claims, the Reorganized Debtors shall be required to satisfy the Allowed amounts of the remainder of any outstanding Professional Fee Claim through the Effective Date, to the extent such Professional Fee Claims are incurred by the Professionals in their respective capacities as Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 22 of 64

17 advisors to the Debtors. When all such Allowed amounts owing to Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to Reorganized RVL Pharmaceuticals, Inc. without any further action or order of the Bankruptcy Court or any other Entity. Neither the Debtors nor the Reorganized Debtors shall be responsible for any Professional Fees incurred after the Effective Date. The sole recourse of the Professionals with respect to any such fees shall be the Debtor Wind Down Amount or the Wind Down Amount, as applicable. C. DIP Claims On the Effective Date, the DIP Claims shall be Allowed in full, in the aggregate principal amount of $17,500,000 (less any principal amounts paid prior to the Effective Date) plus all accrued and unpaid interest under the DIP Credit Agreement (and any unpaid fees, costs, and expenses, including, without limitation, the Exit Fee (as defined in the DIP Credit Agreement)). On the Effective Date, (i) so long as no Event of Default (as defined in the DIP Credit Agreement) shall have occurred, (x) the Wind Down Amount shall be funded into the Wind Down Reserve (provided that when all distributions permitted under the Wind Down Budget shall have been made, any remaining amount in the Wind Down Reserve shall promptly be paid to Reorganized RVL Pharmaceuticals, Inc. or its designee, in each case without any further action or order of the Bankruptcy Court or any other Entity) and (y) $75,000 (the “Debtor Wind Down Amount”) shall remain with (or shall be transferred to) RVL Corp. for any wind down costs related to RVL Corp. (provided that, if any portion of the Debtor Wind Down Amount remains unused upon completion of the wind down of RVL Corp., any such remaining amount shall promptly be paid to Reorganized RVL Pharmaceuticals, Inc.), and (ii) pursuant to the Restructuring Transactions, the DIP Claims will be refinanced with, or exchanged for, the Exit Facility and all Liens and security interests granted to secure the obligations arising under the DIP Credit Agreement shall continue, remain in effect, and be deemed to secure the obligations under the Exit Facility, subject to the terms and conditions of the Exit Facility Documents. D. Priority Tax Claims On the Effective Date, except to the extent that a holder of an Allowed Priority Tax Claim and the Debtors (with the consent of the DIP Lender and the Secured Noteholders) or the Reorganized Debtors, as applicable, agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Priority Tax Claim, each holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code and, for the avoidance of doubt, holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code. ARTICLE III CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS A. Classification of Claims and Interests Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 23 of 64

18 This Plan constitutes a separate Plan proposed by each Debtor. Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below in accordance with section 1122 of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date. Below is a chart assigning each Class a number for purposes of identifying each separate Class. Class Claims or Interests Status Voting Rights 1 Other Secured Claims Unimpaired Not Entitled to Vote (Conclusively Presumed to Accept) 2 Priority Non-Tax Claims Unimpaired Not Entitled to Vote (Conclusively Presumed to Accept) 3 Secured Note Claims Impaired Entitled to Vote 4 General Unsecured Claims Unimpaired Not Entitled to Vote (Conclusively Presumed to Accept) 5 SPA Rejection Unsecured Claims Impaired Entitled to Vote 6 Intercompany Claims Impaired Not Entitled to Vote (Conclusively Deemed Not to Accept) Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 24 of 64

19 Class Claims or Interests Status Voting Rights 7 Equity Interests Unimpaired/ Impaired Not Entitled to Vote (Conclusively Presumed to Accept or Deemed Not to Accept) B. Treatment of Claims and Interests Each holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by: (a) the Debtors (with the consent of the DIP Lender and the Secured Noteholders) or the Reorganized Debtors, as applicable; and (b) the holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter. 1. Class 1 – Other Secured Claims a. Classification: Class 1 consists of any Other Secured Claims against any Debtor. b. Treatment: On the Effective Date, each holder of an Allowed Other Secured Claim, as determined by the Debtors or the Reorganized Debtors, as applicable, with the consent of the DIP Lender and the Secured Noteholders, shall receive: (i) Reinstatement of its Allowed Other Secured Claim; (ii) payment in full in Cash in an amount equal to its Allowed Other Secured Claim, including postpetition interest, if any, on such Allowed Other Secured Claim required to be paid pursuant to section 506 of the Bankruptcy Code; (iii) the collateral securing its Allowed Other Secured Claim free and clear of Liens, claims, and encumbrances, if and only if such collateral, as of the day prior to the Effective Date, was property of the Estate of the applicable Debtor; or (iv) such other treatment agreed to by the holder of such Allowed Other Secured Claim and the Debtors or the Reorganized Debtors, as applicable, with the consent of the DIP Lender and the Secured Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 25 of 64

20 Noteholders. c. Voting: Class 1 is Unimpaired under the Plan. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Secured Claims are not entitled to vote to accept or reject the Plan. 2. Class 2 – Priority Non-Tax Claims a. Classification: Class 2 consists of any Priority Non-Tax Claims against any Debtor. b. Treatment: On the Effective Date, each holder of an Allowed Priority Non-Tax Claim, as determined by the Debtors or the Reorganized Debtors, as applicable, with the consent of the DIP Lender and the Secured Noteholders, shall receive: (i) Reinstatement of its Allowed Priority Non-Tax Claim; or (ii) such other treatment on account of such Allowed Priority Non-Tax Claim as determined by the Debtors or the Reorganized Debtors, as applicable, with the consent of the DIP Lender and the Secured Noteholders, as agreed to in writing by such holder of such Allowed Priority Non-Tax Claim. c. Voting: Class 2 is Unimpaired under the Plan. Holders of Allowed Priority Non-Tax Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Priority Non-Tax Claims are not entitled to vote to accept or reject the Plan. 3. Class 3 – Secured Note Claims a. Classification: Class 3 consists of Secured Note Claims against any Debtor. b. Allowance: Class 3 Secured Note Claims shall be deemed Allowed in the aggregate amount of $80,082,688.94, as of the Petition Date plus any additional accrued and accruing interest thereon and any other fees, costs, expenses, and other obligations owed under the Note Purchase Agreement and the other Note Documents. c. Treatment: On the Effective Date, each holder of a Secured Note Claim (or its designee) shall receive, pursuant to the Restructuring Transactions, such holder’s Pro Rata share of 97.5% of the equity of New Common Equity HoldCo, subject to dilution by the Management Incentive Plan. Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 26 of 64

21 d. Voting: Each Holder of a Secured Note Claim is Impaired under the Plan. Therefore, Holders of Secured Note Claims are entitled to vote to accept or reject the Plan. 4. Class 4 – General Unsecured Claims a. Classification: Class 4 consists of General Unsecured Claims against any Debtor. b. Treatment: On the Effective Date, each Holder of an Allowed General Unsecured Claim, as determined by the Debtors or the Reorganized Debtors, as applicable, with the consent of the DIP Lender and the Secured Noteholders, shall receive: (i) Payment in full in Cash; (ii) Reinstatement of its General Unsecured Claim; or (iii) Such other treatment rendering such General Unsecured Claim unimpaired in accordance with section 1124 of the Bankruptcy Code. c. Voting: Class 4 is Unimpaired under the Plan. Holders of Allowed Claims in Class 4 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. 5. Class 5 – SPA Rejection Unsecured Claims a. Classification: Class 5 consists of SPA Rejection Unsecured Claims. b. Treatment: On the Effective Date, each Holder of an Allowed SPA Rejection Unsecured Claim will receive, pursuant to the Restructuring Transactions, its Pro Rata share of the SPA Rejection Unsecured Claims Recovery, subject to dilution by the Management Incentive Plan. c. Voting: Each Holder of a SPA Rejection Unsecured Claim is Impaired under the Plan. Therefore, Holders of SPA Rejection Unsecured Claims are entitled to vote to accept or reject the Plan. 6. Class 6 – Intercompany Claims a. Classification: Class 6 consists of any Intercompany Claims. b. Treatment: On the Effective Date, as specified in the Restructuring Transactions Exhibit, each Intercompany Claim, as determined by the Debtors or the Reorganized Debtors, as applicable, with the consent of the Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 27 of 64

22 DIP Lender and the Secured Noteholders, shall be cancelled, released and extinguished, and shall have no further force or effect. c. Voting: Holders of Intercompany Claims are conclusively deemed not to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Intercompany Claims are not entitled to vote to accept or reject the Plan. 7. Class 7 – Equity Interests a. Classification: Class 7 consists of any Equity Interests. b. Treatment: On the Effective Date, as specified in the Restructuring Transactions Exhibit, Allowed Equity Interests shall either (x) be cancelled, released and extinguished without further action of the Debtors, and shall have no further force or effect or (y) be Reinstated. c. Voting: Holders of Allowed Equity Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or deemed not to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code, depending on the treatment selected above. Holders of Allowed Equity Interests are not entitled to vote to accept or reject the Plan. C. Special Provision Governing Unimpaired Claims Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim. Notwithstanding anything to the contrary in the Plan, Plan Supplement or Confirmation Order, until an Allowed Claim arising prior to the Effective Date in Class 4 (including cure claims related to the assumption of executory contracts and unexpired leases, but excluding Claims (a “Rejection Damages Claim”) for damages related to the rejection of executory contracts and/or unexpired leases), or which is an Allowed Administrative Expense Claim or Priority Tax Claim (collectively, the “Unimpaired Class Claims”) has been (x) paid in full in accordance with applicable law, or on terms agreed to between the holder of such Claim and the Debtors or Reorganized Debtors, or in accordance with the terms and conditions of the particular transaction giving rise to such Claim or (y) otherwise satisfied or disposed of as determined by a court of competent jurisdiction (the occurrence of (x) and (y), an “Unimpaired Claim Resolution”): (a) the provisions of Plan Articles VIII.A (Discharge of Claims and Termination of Interests), VIII.B (Releases by the Debtors), VIII.C (Releases by Holders of Claims and Interests), VIII.E Injunction, but solely as to Article VIII.B (Releases by the Debtors), only to the extent that such provision releases Claims that could be asserted derivatively by the holder of such Claim, shall not apply or take effect with respect to such Claim, (b) such Claim shall not be Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 28 of 64

23 deemed settled, satisfied, resolved, released, discharged, barred or enjoined, (c) the property of each of the Debtors’ Estates that vests in RVL Corp. or a Reorganized Debtor, as applicable, pursuant to the Plan shall not be free and clear of such Claims, and (d) any Liens of holders of Unimpaired Class Claims shall not be deemed released (subclauses (a) through (d), collectively, the “Unimpaired Claim Carveout”). Upon the occurrence of an Unimpaired Claim Resolution with respect to an Allowed Unimpaired Class Claim, the Unimpaired Claim Carveout shall cease to apply to such Allowed Unimpaired Class Claim. Except as otherwise provided in the Plan, nothing under the Plan shall affect the applicable Debtors’ or Reorganized Debtors’ rights regarding any Unimpaired Class Claim, including, without limitation, all rights regarding legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Class Claim. Holders of Unimpaired Class Claims shall not be required to file a Proof of Claim with the Bankruptcy Court, except for any Proof of Claim for Rejection Damages Claims. Holders of Unimpaired Class Claims, other than those holding Rejection Damages Claims, shall not be subject to any claims resolution process in Bankruptcy Court in connection with their Claims and, solely to the extent there has not been an applicable Unimpaired Claims Resolution, shall retain on the Effective Date, all their rights under applicable non-bankruptcy law to pursue their Claims against the Debtors, RVL Corp., or the Reorganized Debtors or other Entity in any forum with jurisdiction over the parties. Nothing under the Plan shall affect or limit the Debtors’, RVL Corp.’s or the Reorganized Debtors’ rights, counterclaims, and defenses (whether legal or equitable) in respect of any Unimpaired Class Claims, including, without limitation, all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Class Claims. If the Debtors, RVL Corp., or the Reorganized Debtors dispute any Unimpaired Class Claim, such dispute shall be determined, resolved or adjudicated in the manner as if the Chapter 11 Cases had not been commenced (subject to any applicable statutory caps under the Bankruptcy Code), except with respect to Rejection Damages Claims, which shall be determined, resolved or adjudicated as set forth in Article VII of the Plan. D. Elimination of Vacant Classes Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code. E. Voting Classes; Presumed Acceptance by Non-Voting Classes If a Class contains Claims or Interests eligible to vote and no holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Debtors shall request the Bankruptcy Court to deem the Plan accepted by the holders of such Claims or Interests in such Class; provided, however, that such Class will not be used as an impaired accepting class pursuant to Bankruptcy Code section 1129(a)(10). F. Intercompany Interests Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 29 of 64

24 To the extent Reinstated, Intercompany Interests are Unimpaired solely to preserve the Debtors’ corporate structure and for the purposes of administrative convenience, and holders of Allowed Intercompany Interest shall not otherwise receive or retain any property on account thereof. For the avoidance of doubt, any Interest in non-Debtor subsidiaries owned by a Debtor shall continue to be owned by that Debtor when it becomes a Reorganized Debtor on the Effective Date and, as set forth in the Restructuring Transactions Exhibit, all Interests in RVL Pharmacy, LLC owned by RVL Pharmaceuticals, Inc. shall continue to be owned by RVL Pharmaceuticals, Inc. when it becomes a Reorganized Debtor on the Effective Date. G. Subordinated Claims The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, RVL Corp. and the Reorganized Debtors, as applicable, in each case with the consent of the DIP Lender and the Secured Noteholders, reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto. H. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors, with the consent of the Secured Noteholders and the DIP Lender, reserve the right to modify the Plan in accordance with Article X of the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules. ARTICLE IV MEANS FOR IMPLEMENTATION OF THE PLAN A. General Settlement of Claims and Interests Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all claims, interests and controversies belonging to the Debtors that are resolved pursuant to the Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such claims (including, for the avoidance of doubt, (i) settlement of the SPA Rejection Unsecured Claims pursuant to the SPA Settlement Term Sheet, (ii) the PLC Settlement, and (iii) the settlement of any other claims and interests pursuant to the Restructuring Transactions, including as set forth on the Restructuring Transactions Exhibit), interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors and their Estates, and is Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 30 of 64

25 fair, equitable, and is within the range of reasonableness. B. Sources of Consideration for Plan Distributions 1. Cash on Hand The Reorganized Debtors shall use Cash on hand (including proceeds of the DIP Facility) to fund distributions to certain holders of Allowed Claims against RVL Pharmaceuticals, Inc. and RVL Pharmacy, LLC entitled to receive Cash. RVL Corp. may use the Debtor Wind Down Amount, if available, to fund distributions to certain holders of Allowed Claims, if any, against RVL Corp. entitled to receive Cash. 2. Exit Facility On the Effective Date, as specified in the Restructuring Transactions Exhibit, the Reorganized Debtors and certain of their Affiliates will enter into the Exit Facility, the terms of which will be set forth in the Exit Facility Documents, which shall be in form and substance acceptable to the Reorganized Debtors, the DIP Lender and the Secured Noteholders. Confirmation of the Plan shall be deemed approval of the Exit Facility and the Exit Facility Documents, and all transactions contemplated thereby, including any actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein, and authorization of the Reorganized Debtors to enter into and execute without the need for any further corporate action the Exit Facility Documents and such other documents as may be required to effectuate the treatment afforded thereunder. On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Facility Documents, if applicable, (a) shall be deemed to be granted in good faith, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facility Documents, (c) shall be deemed to be automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Facility Documents under the Bankruptcy Code or any applicable non-bankruptcy law, (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever, and (e) shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. Each of the Reorganized Debtors and the persons and Entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. 3. Issuance and Distribution of the Equity Interests in New Common Equity HoldCo Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 31 of 64

26 The issuance of the equity interests in New Common Equity HoldCo shall be authorized without the need for any further action and without any further action by the Holders of Claims or Interests or the Debtors or the Reorganized Debtors, as applicable. The New Common Equity Documents shall authorize the issuance and distribution on the Effective Date of the equity interests in New Common Equity HoldCo for the benefit of Entities entitled to receive the equity interests in New Common Equity HoldCo pursuant to the Plan. All of the New Common Equity and the equity interests in New Common Equity HoldCo issued under the Plan shall be duly authorized and validly issued. Holders of Allowed Secured Note Claims and Allowed SPA Rejection Unsecured Claims shall be automatically deemed to have executed and accepted the terms of each such applicable New Common Equity Document (in such person’s capacity as a direct or indirect equity holder of the Reorganized Debtors) and to be party thereto without further action. Each of the New Common Equity Documents shall be adopted on the Effective Date and shall be deemed to be valid, binding and enforceable in accordance with its terms, and each holder of equity interests in New Common Equity HoldCo shall be bound thereby. Each transfer, distribution and issuance, as applicable, of the New Common Equity and the equity interests in New Common Equity HoldCo under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such transfer, distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such transfer, distribution or issuance, which terms and conditions shall bind each Entity receiving such transfer, distribution or issuance. On the Effective Date, none of the New Common Equity or the equity interests in New Common Equity HoldCo will be registered under the Securities Act or listed on a national securities exchange, the Reorganized Debtors will not be reporting companies under the Exchange Act, the Reorganized Debtors will not be required to and will not file reports with the SEC or any other entity or party, and the Reorganized Debtors will not be required to file monthly operating reports with the Bankruptcy Court after the Effective Date. To prevent the Reorganized Debtors from becoming subject to the reporting requirements of the Exchange Act, except in connection with a public offering, the New Organizational Documents may impose certain trading restrictions, and the New Common Equity and the equity interests in New Common Equity HoldCo may be subject to certain transfer and/or other restrictions pursuant to the New Organizational Documents and the New Common Equity Documents designed to maintain the Reorganized Debtors as companies that are not subject to the reporting requirements under the Exchange Act. C. Management Incentive Plan After the Effective Date, the Reorganized Board shall adopt and implement the Management Incentive Plan. D. Professional Fees and Expenses On the Effective Date, the Debtors or the Reorganized Debtors shall pay in Cash all accrued and unpaid reasonable and documented fees and expenses of the DIP Agent, the DIP Lender, the Secured Note Agent and the Secured Noteholders in accordance with the terms of the DIP Credit Agreement and the DIP Orders. Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 32 of 64

27 E. Exemption from Registration Requirements The offering, issuance, and distribution of any Securities, including the New Common Equity and the equity interests in New Common Equity HoldCo, pursuant to the Plan will be exempt from the registration requirements of section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to offering, issuance, distribution, or sale of securities pursuant to section 1145 of the Bankruptcy Code or any other available exemption from registration under the Securities Act, as applicable, as further described below. Pursuant to section 1145 of the Bankruptcy Code, the New Common Equity and the equity interests in New Common Equity HoldCo issued under the Plan will be freely transferable and will not be “restricted securities” under the Securities Act by the recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; (b) the New Common Equity Documents; and (c) any other applicable regulatory approval. F. Employee Matters Unless otherwise provided herein, and subject to Article V of the Plan, the Reorganized Debtors, with the prior written consent (which consent may be given via email) of the DIP Lender and Secured Noteholders, shall: (a) assume all employment agreements, and indemnification agreements or other agreements with current and former employees, officers, directors, or managers of the Debtors; or (b) enter into new agreements with such persons on terms and conditions acceptable to the Reorganized Debtors, the DIP Lender, the Secured Noteholders, and such persons. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law. G. Corporate Existence; Dissolution of RVL Corp. Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, RVL Corp. and each Reorganized Debtor shall continue to exist on and after the Effective Date each as a separate legal entity with all the powers available to such entity pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended, restated, or replaced under the Plan or otherwise, including pursuant to the New Organizational Documents, in each case, consistent with the Plan, and to the extent such documents are amended in accordance therewith, such documents are deemed to be amended, restated, or replaced pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law). On or after the Effective Date, the respective certificate of incorporation and by-laws (or other formation Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 33 of 64

28 documents) of each of RVL Corp. and each Reorganized Debtor may be amended or modified on the terms therein without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. On or after the Effective Date, RVL Corp and the Reorganized Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. On and after the Effective Date, RVL Corp. shall have the power and authority to take any action necessary to wind down and dissolve RVL Corp., and such dissolution may occur on or immediately after the Effective Date. Upon the filing of a certificate dissolution for RVL Corp. with the Secretary of State of Delaware, RVL Corp. shall be deemed automatically dissolved for all purposes. The filing by RVL Corp. of such certificate of dissolution shall be authorized and approved in all respects without further action under applicable law, regulation, order, or rule, including, without limitation, any action by the stockholders and board of directors of RVL Corp. H. New Organizational Documents On or immediately prior to the Effective Date, the New Organizational Documents shall be automatically adopted by the applicable Reorganized Debtors. To the extent required under the Plan or applicable non-bankruptcy law, each of the Reorganized Debtors will file its New Organizational Documents with the applicable authorities in its respective jurisdiction of organization. The New Organizational Documents will prohibit the issuance of non-voting equity Securities, to the extent required under section 1123(a)(6) of the Bankruptcy Code. On or after the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents in accordance with the terms thereof, and the Reorganized Debtors may file such amended certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of their respective jurisdictions of incorporation or formation and the New Organizational Documents. I. Directors, Managers and Officers of the Reorganized Debtors. As of the Effective Date, the terms of the current members of the board of directors of RVL Pharmaceutical, Inc. and manager of RVL Pharmacy, LLC shall expire, and the new directors, managers and officers of the Reorganized Debtors shall be appointed. Except to the extent that a current member of the board of directors of RVL Pharmaceutical, Inc. or manager of RVL Pharmacy, LLC is designated to serve as a director, manager, or sole manager of the applicable Reorganized Debtor, the current members of the board of directors of RVL Pharmaceutical, Inc. and manager of RVL Pharmacy, LLC prior to the Effective Date, in their capacities as such, shall have no continuing obligations to such Debtors on or after the Effective Date, and each such director and/or manager, as applicable, shall be deemed to have resigned or shall otherwise cease to be a director or manager, as applicable, of RVL Pharmaceutical, Inc. and RVL Pharmacy, LLC on the Effective Date. Each of the directors, managers, sole managers and officers of each of the Reorganized Debtors shall serve pursuant to the terms of the applicable Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 34 of 64

29 New Organizational Documents of such Reorganized Debtor and may be designated, replaced, or removed in accordance with such New Organizational Documents. J. Vesting of Assets in the Reorganized Debtors and RVL Corp. Except as otherwise expressly provided in the Confirmation Order or in the Plan, on the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property in each Estate, all Causes of Action, and any property acquired by the applicable Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor or RVL Corp., as applicable, free and clear of all Liens, Claims, charges, other encumbrances, and interests; provided, for the avoidance of doubt, that any remaining proceeds of the DIP Facility shall vest in the Reorganized Debtors. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor and RVL Corp. (if applicable), respectively, may operate its business and may use, acquire, or dispose of property, enter into transactions, agreements, understandings or arrangements, whether in or other than in the ordinary course of business and execute, deliver, implement and fully perform any and all obligations, instruments, documents and papers or otherwise in connection with any of the foregoing, and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules in all respects. K. Cancellation of Existing Securities and Agreements Except for the purpose of evidencing a right to and allowing Holders of Claims to receive a distribution under the Plan and subject to the terms of the applicable agreement, except with respect to assumed Executory Contracts and Unexpired Leases and except as otherwise set forth herein, or in the Plan Supplement or any related agreement, instrument, or document, on the Effective Date, all agreements, instruments, notes, certificates, indentures, mortgages, security documents, and other instruments or documents evidencing or creating any prepetition Claim or Interest (collectively, the “Cancelled Agreements”) (except that the following shall not be Cancelled Agreements: the agreements, instruments, notes, certificates, indentures, mortgages, security documents, and other instruments or documents governing, relating to and/or evidencing (i) certain Intercompany Interests not modified by the Plan, and (ii) any Claims or Interests Reinstated pursuant to the Plan) and any rights of any Holder in respect thereof shall be discharged and cancelled and of no force or effect and the Debtors shall not have any continuing obligations thereunder; provided, however, that each of the Cancelled Agreements shall continue in effect solely for the purposes of (a) allowing Holders of Allowed Claims or Interests to receive distributions under the Plan on account of such Allowed Claims or Interests and (b) allowing and preserving the rights of the Secured Note Agent and the DIP Agent, as applicable, to (1) make distributions on account of such Claims or Interests; (2) receive compensation and reimbursement for any reasonable and documented fees and expenses incurred in connection with the implementation, consummation, and defense of the Plan; (3) maintain, enforce, and exercise any right or obligation to compensation, indemnification, expense reimbursement, or contribution, or any other claim or entitlement that the DIP Agent, DIP Lender, Secured Noteholders, and Secured Note Agent may have under the Plan, the applicable credit agreement, letters of credit, indentures, collateral agreements, or pledge agreements; and (4) appear and raise issues in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 35 of 64

30 after the Effective Date on matters relating to the Plan or the applicable credit agreements or indentures, and defend, compromise, settle or prosecute litigation in connection therewith; provided, further, that the Secured Note Agent and DIP Agent may take such further action to implement the terms of this Plan, including the Restructuring Transactions, as agreed to with the Debtors or the Reorganized Debtors, as applicable, with the consent of the Secured Noteholders and the DIP Lender, to the extent not inconsistent with the Confirmation Order or the Plan. On and after the Effective Date, all duties, responsibilities or obligations of the Holders of DIP Claims, the Secured Noteholders, or the Secured Note Agent, in each case under (i) the Note Purchase Agreement and (ii) the DIP Credit Agreements and the other DIP Documents, shall, in each case, be fully discharged, and such Persons shall have no rights or obligations arising from or related to such agreements, instruments, Securities, or other documentation or the cancellation thereof, except the rights provided for or expressly reserved pursuant to the Plan; provided that the foregoing shall not apply to the extent applicable Claims are Reinstated; provided, further, that notwithstanding anything to the contrary in the Plan, any and all rights or obligations to compensation, indemnification, expense reimbursement, or contribution in (i) the Note Purchase Agreement and (ii) the DIP Credit Agreements and the other DIP Documents, that, in each case of the foregoing clauses (i) and (ii), by its terms survives termination of such documents, shall survive the occurrence of the Effective Date and any such rights shall continue and be fully enforceable against the Debtors or the Reorganized Debtors, as applicable, and such rights and obligations shall not be discharged or released pursuant to the Plan or the Confirmation Order; provided, further, that any fees costs, indemnities, or other amounts due and owing to the Secured Note Agent under any applicable Purchase Note Documents or in respect of any fees or obligations owed in connection with any letters of credit issued thereunder shall be paid in full in Cash on the Effective Date, provided that any such Secured Note Agent shall provide the Debtors with no less than five days advance notice (or such shorter period as may be reasonably agreed) of any such amounts. For the avoidance of doubt, the Debtors, the Reorganized Debtors, RVL Corp., the DIP Agent, and the Secured Notes Agent may (x) make post-Effective Date Distributions or take such other action to exercise their respective rights and discharge their respective obligations relating to the interests of the Holders of such Claims in accordance with the Plan and (y) take any other action necessary to cause the Plan to become effective, including by implementing the Restructuring Transactions set forth in this Plan and in the Restructuring Transactions Exhibit. L. Preservation of Causes of Action. Other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII hereof or pursuant to a Final Order (including the DIP Order), which, in each case, shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date, in accordance with section 1123(b) of the Bankruptcy Code, RVL Corp. and each Reorganized Debtor, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the applicable Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and RVL Corp.’s and the Reorganized Debtors’ respective rights, as applicable, to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 36 of 64

31 RVL Corp. and the Reorganized Debtors, as applicable, may pursue such retained Causes of Action, as appropriate, in accordance with the respective best interests of RVL Corp. and each Reorganized Debtor. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Causes of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action of the Debtors against it. Except as specifically released or as assigned or transferred under the Plan or pursuant to a Final Order (including the DIP Order), the Debtors, RVL Corp., and the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, including Article VIII hereof or pursuant to a Final Order (including the DIP Order). RVL Corp. and the Reorganized Debtors, as applicable, may settle any such objection without any further notice to or action, order, or approval of the Bankruptcy Court. If there is any dispute regarding the inclusion of any Causes of Action on the Schedule of Retained Causes of Action that remains unresolved by the Debtors or by RVL Corp. or the Reorganized Debtors, as applicable, and the objection party for thirty days, such. objection shall be resolved by the Bankruptcy Court. Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order (including the DIP Order), RVL Corp. and the Reorganized Debtors, respectively, expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Reorganized Debtors and RVL Corp., respectively, reserve and shall retain such Causes of Action of the applicable Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, and except as expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or pursuant to a Final Order (including the DIP Order), any Causes of Action that a Debtor may hold against any Entity shall vest in RVL Corp. or the Reorganized Debtors, as applicable, except as otherwise expressly provided in the Plan, including Article VIII hereof. RVL Corp. and the Reorganized Debtors, as applicable, through their respective authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. RVL Corp. and the Reorganized Debtors, as applicable, shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. M. Effectuating Documents; Further Transactions. Prior to the Effective Date, the Debtors are, and on and after the Effective Date, RVL Corp. and the Reorganized Debtors, and their respective officers, directors, members, and Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 37 of 64

32 managers (as applicable), are authorized to and may issue, execute, deliver, file, or record to the extent not inconsistent with any provision of this Plan such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan, including the Restructuring Transactions and the Restructuring Transactions Exhibit, in the name of and on behalf of RVL Corp. or the Reorganized Debtors, as applicable, without the need for any approvals, authorizations, actions, notices or consents except for those expressly required pursuant to the Plan. As of the Effective Date, the Reorganized Debtors and RVL Corp. shall have the power and authority, pursuant to section 505(b) of the Bankruptcy Code, to request an expedited determination of any unpaid tax liability of any of the Debtors or their Estates for any tax incurred during the administration of such Debtors, Chapter 11 Case, as determined under applicable tax laws. N. Corporate Action Upon the Effective Date, or as soon thereafter as is reasonably practicable, all actions contemplated by the Plan and the Plan Supplement shall be deemed authorized and approved by the Bankruptcy Court in all respects, including, without limitation (i) the issuance or distribution of the New Common Equity and the equity interests in New Common Equity HoldCo; (ii) the selection of the directors and officers for the Reorganized Debtors; (iii) implementation of the Restructuring Transactions; (iv) the winding down and dissolution of RVL Corp., and (v) all other actions contemplated by the Plan and the Plan Supplement (whether to occur before, on, or after the Effective Date) and the Restructuring Transactions Exhibit (including, without limitation, the cancellation or unwinding of any asserted intercompany claims or balances (including any Intercompany Claims) between and among any Debtors and any non-Debtor affiliates, including RevitaLid Pharmaceutical plc, including by setoff or otherwise, and waiver by the Secured Noteholders of all claims against RVL Pharmaceuticals plc and certain non-Debtor subsidiaries under the Note Purchase Agreement). Upon the Effective Date, all matters provided for in the Plan and Restructuring Transactions Exhibit involving the corporate structure of the Reorganized Debtors, and any corporate, partnership, limited liability company, or other governance action required by the Debtors, RVL Corp., or the Reorganized Debtors, as applicable, in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security Holders, members, directors, managers, or officers of the Debtors, RVL Corp. or the Reorganized Debtors, as applicable. On or before the Effective Date, as applicable, the appropriate officers of the Debtors or the Reorganized Debtors shall be authorized to issue, distribute, execute, and/or deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan), in the name of and on behalf of the Reorganized Debtors, as applicable to the extent not previously authorized by the Bankruptcy Court. The authorizations and approvals contemplated by this Article IV.N shall be effective notwithstanding any requirements under non-bankruptcy law. O. Section 1146(a) Exemption Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 38 of 64

33 To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other person) of property under the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, Equity Security, or other Interest in the Debtors or the Reorganized Debtors, including the New Common Equity and the equity interests in New Common Equity HoldCo and the execution and delivery of the Exit Facility; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; (e) the grant of collateral as security for any or all of the Exit Facility; or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, sale or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. P. Restructuring Transactions On or after the Confirmation Date or as soon as reasonably practicable thereafter, the Debtors shall take all actions set forth in the Restructuring Transactions Exhibit, and may enter into any transaction and take all actions as may be necessary or appropriate to effectuate the transactions described in, approved by, contemplated by, or necessary to, effectuate the Plan, including (i) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, reorganization, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan, including such transactions as are acceptable to the DIP Lender and the Secured Noteholders to effect (a) the issuance and distribution of the New Common Equity indirectly through the issuance and distribution of New Common Equity HoldCo, (b) the incurrence by the Reorganized Debtors or an Affiliate thereof of the debt under the Exit Facility and execution and delivery of the Exit Facility Documents and the refinancing of the DIP Claims with the Exit Facility, and (c) the guaranty of the Exit Facility by the Reorganized Debtors; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan; (iii) the filing of appropriate bylaws, certificates or articles of incorporation (or similar documents governing the shares, membership interests, limited or general partnership interests, certificates, notes, purchase rights, options, warrants, or Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 39 of 64

34 other instruments evidencing or creating any indebtedness or obligation of, or direct or indirect ownership interest in, the Reorganized Debtors) reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or law; (iv) the making of any applicable tax elections; and (v) all other actions that the Debtors determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with the Plan (collectively, the “Restructuring Transactions”). The Restructuring Transactions shall be structured in a manner that takes into account the tax position of creditors and the Reorganized Debtors. Each of the matters provided for by the Plan involving the corporate structure of the Reorganized Debtors and/or the Debtors or corporate or related actions to be taken by or required of the Reorganized Debtors, whether taken prior to or as of (or in the case of (f) below, after) the Effective Date, shall be deemed authorized and approved in all respects without the need for any further action and without any further action by the Reorganized Debtors or the Debtors, as applicable. Such actions may include, among others, the following: (a) the adoption and filing of the New Organizational Documents; (b) the selection of the directors, managers, and officers for the Reorganized Debtors, including the appointment of the Reorganized Board; (c) the authorization, issuance, and distribution of New Common Equity and the equity interests in New Common Equity HoldCo; (d) the assumption of Executory Contracts or Unexpired Leases; (e) the entry into the Exit Facility, and the execution and delivery of the Exit Facility Documents; and (f) the adoption of the Management Incentive Plan on terms and conditions determined by the Reorganized Board. Q. Director and Officer Liability Insurance. After the Effective Date, none of the Debtors shall terminate or otherwise reduce the coverage under any director and officer liability insurance policies of such Debtors (including any “tail policy”) in effect on or after the Petition Date, with respect to conduct or events occurring prior to the Effective Date, and all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policies for the full term of such policies, to the extent set forth therein, regardless of whether such directors and officers remain in such positions after the Effective Date. ARTICLE V TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES A. Assumption of Executory Contracts and Unexpired Leases Each Executory Contract and Unexpired Lease that has otherwise not been rejected (as set forth in the Rejected Contracts and Leases Schedule) shall be deemed assumed by the applicable Debtor, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates. The Confirmation Order will constitute an order of the Bankruptcy Court approving the above-described assumptions and assignments. Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 40 of 64

35 Except as otherwise provided herein or agreed to by the Debtors, and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor or RVL Corp. in accordance with its terms, except as such terms may have been modified by any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law (in each case, in accordance with applicable law, including by consent of the counterparty to such Executory Contract or Unexpired Lease). Subject to applicable law, including section 365(d)(4) of the Bankruptcy Code, any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order of the Bankruptcy Court on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors or RVL Corp., as applicable. B. Cure of Defaults and Objections to Cure and Assumption Unless otherwise agreed in writing by such counterparty, any monetary defaults that are required to be cured to assume an Executory Contract or Unexpired Lease shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code in the ordinary course of business. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely raise any objection that could have been raised under section 365 of the Bankruptcy Code shall be deemed to have consented to the applicable Debtor’s assumption of such Executory Contract and Unexpired Lease, to the extent any such consent is required, and all such counterparties shall be forever enjoined and barred from objecting to such Debtor’s assumption of such Executory Contract and Unexpired Lease for any reason. If there is a dispute regarding (i) the amount of any Cure, (ii) the ability of the Reorganized Debtors or RVL Corp., as applicable, to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (iii) any other matter pertaining to assumption, then the Bankruptcy Court shall retain jurisdiction in all respects to hear such disputes; provided that the occurrence of any such dispute shall not prevent or delay implementation of this Plan or Effective Date; provided further that the Debtors may settle any such dispute without any further notice to any party or any action, order, or approval of the Bankruptcy Court; provided further that notwithstanding anything to the contrary herein, the Debtors reserve the right to either reject, or nullify the assumption of, any Executory Contract or Unexpired Lease within thirty (30) days after the entry of a Final Order resolving an objection to assumption, determining the Cure under an Executory Contract or Unexpired Lease that was subject to a dispute, or resolving any request Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 41 of 64

36 for adequate assurance of future performance required to assume such Executory Contract or Unexpired Lease. Assumption of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise, and the continued performance thereunder (or the payment of a Cure, if any), shall result in the full release, satisfaction, and cure of any defaults thereunder, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption or assumption and assignment. Any and all Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure has been fully paid pursuant to this Article V.B. of this Plan, shall be deemed disallowed and expunged as of the Effective Date, without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court. C. Contracts, Intercompany Contracts, and Leases Entered Into After the Petition Date Contracts, Intercompany Contracts, and leases entered into after the Petition Date by any Debtor and any Executory Contracts and Unexpired Leases assumed by any Debtor may be performed by RVL Corp. or the applicable Reorganized Debtor, as applicable, in the ordinary course of business. D. Insurance Policies Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims. E. Compensation and Benefits As of the Effective Date, unless specifically rejected by a Final Order of the Bankruptcy Court or otherwise specifically provided for herein, all employment and severance policies, workers’ compensation programs, and all compensation and benefit plans, policies, and programs of the Debtors applicable to its present and former employees, officers, and directors, including all health care plans, disability plans, severance benefit plans, and incentive plans, shall be deemed to be, and shall be treated as though they are, Executory Contracts that are deemed assumed under the Plan, and the Debtors’ obligations under such plans, policies, and programs, shall be deemed assumed pursuant to section 365(a) of the Bankruptcy Code, survive Confirmation of the Plan, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code. Any defaults existing under any of such plans, policies, and programs shall be cured promptly after they become known by RVL Corp. or the Reorganized Debtors, as applicable. Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 42 of 64

37 F. Rejection In the event that the rejection of an Executory Contract or Unexpired Lease hereunder results in damages to the other party or parties to such contract or lease, any Claim for such damages shall be forever barred and shall not be enforceable against the applicable Debtor or RVL Corp. or the Reorganized Debtor, as applicable, or their respective Estate, properties or interests in property, unless a Proof of Claim is filed with the Bankruptcy Court and served upon the applicable Debtor no later than thirty (30) days after the later of (i) the Confirmation Date or (ii) the Effective Date of the rejection of such Executory Contract or Unexpired Lease, as set forth on the Rejected Contracts and Leases Schedule or order of the Bankruptcy Court. The Confirmation Order shall constitute the Bankruptcy Court’s approval of the rejection of all the leases and contracts identified in the Rejected Contracts and Leases Schedule. On the Effective Date, the Stock Purchase Agreement will be rejected and, in accordance with that certain prepetition settlement reached with certain of the Holders of SPA Rejection Unsecured Recovery Claims, other than the SPA Rejection Unsecured Recovery, such Holders shall be entitled to no Claim against the applicable Debtors, the Reorganized Debtors, or RVL Corp., and no distribution or recovery on account of, any purported rejection damages Claim. Also on the Effective Date, in accordance with the SPA Settlement Term Sheet, the VOOM License will be assumed by the Reorganized Debtors. G. Nonoccurrence of Effective Date In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired. H. Reservation of Rights Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that RVL Corp. or any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or RVL Corp. or the Reorganized Debtors, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease. ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS A. Distributions on Account of Claims and Interests Allowed as of the Effective Date Except as otherwise provided in this Plan or a Final Order, or as otherwise agreed to by the Debtors or the Reorganized Debtors (as the case may be) and the holder of the applicable Claim or Interest, distributions under this Plan on account of Claims and Interests shall be made on the Distribution Date on account of Allowed Claims and Interests on the Effective Date or as Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 43 of 64

38 soon as practicable thereafter, subject to the rights of RVL Corp. and the Reorganized Debtors to object to Claims and Interests; provided, however, that (1) Allowed Administrative Expense Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice, and (2) Allowed Priority Tax Claims shall be paid in accordance with Article II.D of the Plan. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business. A Distribution Date shall occur no less frequently than once in every thirty (30) day period after the Effective Date, as necessary, in the sole discretion of RVL Corp. and the Reorganized Debtors, as applicable. B. Special Rules for Distributions to Holders of Disputed Claims and Interests Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the relevant parties: (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim or Interest until all such disputes in connection with such Disputed Claim or Interest have been resolved by settlement or Final Order; and (b) any Entity that holds both an Allowed Claim or Interest and a Disputed Claim or Interest shall not receive any distribution on the Allowed Claim or Interest unless and until all objections to the Disputed Claim or Interest have been resolved by settlement or Final Order or the Claims or Interests have been Allowed or expunged. Any dividends or other distributions arising from property distributed to holders of Allowed Claims or Interests, as applicable, in a Class and paid to such holders under the Plan shall also be paid, in the applicable amounts, to any holder of a Disputed Claim or Interest, as applicable, in such Class that becomes an Allowed Claim or Interest after the date or dates that such dividends or other distributions were earlier paid to holders of Allowed Claims or Interests in such Class. C. Delivery of Distributions 1. Record Date for Distributions to Holders of Non-Publicly Traded Securities On the Distribution Date, the Claims Register shall be closed and any party responsible for making distributions shall be authorized and entitled to recognize only those Holders of Claims listed on the Claims Register as of the close of business on the Distribution Date. Notwithstanding the foregoing, if a Claim or Interest, other than one based on a publicly traded Certificate, is transferred and the Debtors have been notified in writing of such transfer less than ten (10) days before the Effective Date, the party responsible for making distributions shall make distributions to the transferee (rather than the transferor) only to the extent practical and in any event only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor. Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 44 of 64

39 2. Distribution Process Except as otherwise provided herein, and notwithstanding any authority to the contrary, distributions to holders of Allowed Claims, including Claims that become Allowed after the Effective Date, shall be made to holders of record as of the Distribution Date by RVL Corp or the Reorganized Debtors, as applicable: (1) to the address of such holder as set forth in the books and records of the applicable Debtor (or if the Debtors have been notified in writing, on or before the date that is ten (10) days before the Effective Date, of a change of address, to the changed address); (2) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004, if no address exists in the Debtors’ books and records, no Proof of Claim has been filed and RVL Corp. and the Reorganized Debtors, as applicable, have not received a written notice of a change of address on or before the date that is ten (10) days before the Effective Date; or (3) on any counsel that has appeared in the Chapter 11 Cases on the holder’s behalf. The Debtors and the Reorganized Debtors, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan. 3. Accrual of Dividends and Other Rights For purposes of determining the accrual of distributions or other rights after the Effective Date, the New Common Equity and the equity interests in New Common Equity HoldCo shall be deemed distributed as of the Effective Date regardless of the date on which it is actually issued, dated, authenticated, or distributed; provided, however, the Reorganized Debtors shall not pay any such distributions or distribute such other rights, if any, until after distributions of the New Common Equity and the equity interests in New Common Equity HoldCo actually take place. 4. Compliance Matters In connection with the Plan, to the extent applicable, the Reorganized Debtors and any other distributing party shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, RVL Corp., the Reorganized Debtors, and any other distributing party shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors and any other distributing party reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances. In the case of any distribution that is subject to withholding, the distributing party may request a holder of an Allowed Claim to complete and return a Form W-8 or W-9, as applicable to each such holder, and any other applicable forms. The distributing party shall have the right not to make a distribution until its withholding obligation is satisfied pursuant to the preceding sentences. If an intended recipient of a non-Cash distribution is required to provide or has Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 45 of 64

40 agreed to provide the withholding agent with the Cash necessary to satisfy the withholding tax pursuant to this section and such person fails to comply before the date that is 180 days after the request is made, the amount of such distribution shall irrevocably revert to RVL Corp. or the applicable Reorganized Debtor, as applicable, and any Claim in respect of such distribution shall be discharged and forever barred from assertion against RVL Corp., the applicable Reorganized Debtor or any of their respective property. Any amounts withheld pursuant to the Plan shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding, and other tax obligations, on account of such distribution. 5. Foreign Currency Exchange Rate Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date. 6. Fractional, Undeliverable, and Unclaimed Distributions a. Fractional Distributions. Whenever any distribution of fractional shares or units of the New Common Equity and the equity interests in New Common Equity HoldCo would otherwise be required pursuant to the Plan, the actual distribution shall reflect a rounding of such fraction to the nearest share (up or down), with half shares or less being rounded down. Whenever any payment of Cash of a fraction of a dollar pursuant to the Plan would otherwise be required, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down. b. Undeliverable Distributions. If any distribution to a holder of an Allowed Claim or Interest is returned as undeliverable, no further distributions shall be made to such holder unless and until the Reorganized Debtors or any other distributing party is notified in writing of such holder’s then-current address or other necessary information for delivery, at which time all currently due missed distributions shall be made to such holder on the next Distribution Date. Undeliverable distributions shall remain in the possession of the Reorganized Debtors until such time as a distribution becomes deliverable, or such distribution reverts to the Reorganized Debtors or is cancelled pursuant to Article VI.C.6.c of the Plan, and shall not be supplemented with any interest, dividends, or other accruals of any kind. c. Reversion. Any distribution under the Plan that is an Unclaimed Distribution for a period of six months after distribution shall be deemed Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 46 of 64

41 unclaimed property under section 347(b) of the Bankruptcy Code and such Unclaimed Distribution shall revest in the applicable Reorganized Debtor and, to the extent such Unclaimed Distribution is New Common Equity or the equity interests in New Common Equity HoldCo, shall be deemed cancelled. Upon such revesting, the Claim or Interest of any holder or its successors with respect to such property shall be cancelled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, or any provisions in any document governing the distribution that is an Unclaimed Distribution, to the contrary. 7. Surrender of Cancelled Instruments or Securities On the Effective Date, each holder of a Certificate shall be deemed to have surrendered such Certificate. Notwithstanding the foregoing paragraph, this Article VI.C.7 shall not apply to any Claims and Interests Reinstated pursuant to the terms of the Plan. D. Claims Paid or Payable by Third Parties 1. Claims Paid by Third Parties A Claim shall be reduced in full, and such Claim shall be disallowed without an objection to such Claim having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor. To the extent a holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such holder shall repay, return or deliver any distribution held by or transferred to the holder to the applicable Reorganized Debtor to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. 2. Claims Payable by Insurance Carriers No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register by the Solicitation Agent without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court. Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 47 of 64

42 3. Applicability of Insurance Policies Except as otherwise provided herein, distributions to holders of Allowed Claims shall be in accordance with the provisions of an applicable insurance policy. Except as otherwise expressly provided herein, nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers. E. Setoffs Except as otherwise expressly provided for herein, each Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the holder of such Allowed Claim, to the extent such claims, rights, or Causes of Action against such holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor of any such claims, rights, and Causes of Action that such Reorganized Debtor may possess against such holder. In no event shall any holder of Claims be entitled to set off any such Claim against any claim, right, or Cause of Action of the Debtor or Reorganized Debtor (as applicable), unless such holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise. F. Allocation Between Principal and Accrued Interest Except as otherwise provided herein, the aggregate consideration paid to holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof) and, thereafter, to the interest, if any, on such Allowed Claim accrued through the Effective Date. ARTICLE VII PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS A. Disputed Claims Process Except as otherwise provided herein, if a party files a Proof of Claim and the Debtors or RVL Corp. or the Reorganized Debtors, as applicable, do not determine, and without the need for notice to or action, order, or approval of the Bankruptcy Court, that the Claim subject to such Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 48 of 64

43 Proof of Claim is Allowed, such Claim shall be Disputed unless Allowed or disallowed by a Final Order or as otherwise set forth in this Article VII of the Plan. For the avoidance of doubt, there is no requirement to file a Proof of Claim (or move the Bankruptcy Court for allowance) to be an Allowed Claim under the Plan. Except as otherwise provided herein, all Proofs of Claim filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court. B. Claims Administration Responsibilities Except as otherwise specifically provided in the Plan, after the Effective Date, RVL Corp. or the Reorganized Debtors, as applicable, shall have the sole authority: (1) to file, withdraw, or litigate to judgment, objections to Claims or Interests; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, RVL Corp. and each Reorganized Debtor, as applicable, shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Article IV.L of the Plan. C. Adjustment to Claims Without Objection Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Reorganized Debtors without the Reorganized Debtors having to file an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court. D. No Interest Unless otherwise specifically provided for herein or by order of the Bankruptcy Court, including the DIP Orders, postpetition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim (if and when such Disputed Claim becomes an Allowed Claim). E. Disallowance of Claims and Interests All Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 49 of 64

44 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (a) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order. ARTICLE VIII DISCHARGE, SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS A. Discharge of Claims and Termination of Interests Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims, Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date. B. Releases by the Debtors Notwithstanding anything contained in this Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released by the Debtors, the Reorganized Debtors, their Estates, and their Releasing Parties from any and all Causes of Action, including any derivative claims, asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including management, ownership, or Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 50 of 64

45 operation thereof), the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the Plan, the DIP Facility, the DIP Documents, the Exit Facility, the Exit Facility Documents, the SPA Settlement Term Sheet, or any Restructuring Transaction, contract, instrument, release, or other plan transaction document, agreement, or document created or entered into in connection with the Disclosure Statement, or the Plan, the filing of the Chapter 11 Cases, the pursuit of the DIP Facility, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of the New Common Equity and the equity interests in New Common Equity HoldCo pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided that, the releases set forth above do not release any obligations of the Debtors, the Reorganized Debtors, VOOM, Nephron, any Holder of an SPA Rejection Unsecured Claim, or any successor-in-interest of any of the foregoing to perform under the License Agreement and the Supply Agreement (including the amendments, restatements, supplements or other modifications of such License Agreement and Supply Agreement). Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct or gross negligence or (ii) any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. C. Releases by Holders of Claims and Interests Notwithstanding anything contained in this Plan to the contrary, as of the Effective Date, for good and valuable consideration, each Releasing Party is deemed to have released each Debtor, Reorganized Debtor, and Released Party from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, that such Entity, as permitted by applicable law, would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including management, ownership, or operation thereof), the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the DIP Facility, the DIP Documents, the Disclosure Statement, the Plan, the Exit Facility, the Exit Facility Documents, the SPA Settlement Term Sheet, or any Restructuring Transaction, contract, instrument, release, or other plan transaction document, agreement, or document created or entered into in connection with the DIP Facility, the Disclosure Statement, or the Plan, the filing of the Chapter 11 Cases, the pursuit of the DIP Facility, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of the New Common Equity and the equity interests in New Common Equity HoldCo pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 51 of 64

46 the contrary in the foregoing, the releases set forth above do not release any (i) claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct or gross negligence or (ii) post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan; provided that, the releases set forth above do not release any obligations of the Debtors, the Reorganized Debtors, VOOM, Nephron, any Holder of an SPA Rejection Unsecured Claim, or any successor in interest of any of the foregoing to perform under the License Agreement and the Supply Agreement (including the amendments, restatements, supplements or other modifications of such License Agreement and Supply Agreement). D. Exculpation Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is exculpated from any Cause of Action for any claim between the Petition Date and prior to the Effective Date related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the Plan, the DIP Facility, the DIP Documents, the Exit Facility, the Exit Facility Documents, or any Restructuring Transaction, contract, instrument, release or other plan transaction document, agreement, or document created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of the DIP Facility, the pursuit of the Exit Facility, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of the New Common Equity and the equity interests in New Common Equity HoldCo pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. Notwithstanding the foregoing, the Exculpated Parties shall be entitled to the protections in Section 1125(e) of the Bankruptcy Code to the fullest extent permitted herein. The Exculpated Parties have, and upon consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. E. Injunction Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold claims or interests that have been released, discharged, or are Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 52 of 64

47 subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests; (c) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims or interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or interests unless such holder has filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a claim or interest or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Plan. F. Protection Against Discriminatory Treatment In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been or is associated, solely because such Reorganized Debtor was a Debtor under Chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases. G. Recoupment In no event shall any holder of Claims or Interests be entitled to recoup any Claim or Interest against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such holder asserts, has, or intends to preserve any right of recoupment. H. Document Retention On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors. Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 53 of 64

48 I. Reimbursement or Contribution If the Bankruptcy Court allows or disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent; or (2) the relevant holder of a Claim has filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent. J. Release of Liens Except (a) with respect to the Liens securing the Exit Facility and Other Secured Claims (depending on the treatment of such Claims), or (b) as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and the holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such releases, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. ARTICLE IX CONDITIONS TO CONFIRMATION AND EFFECTIVE DATE A. Conditions Precedent to the Effective Date It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Article IX.B of the Plan: 1. the Bankruptcy Court shall have entered the Confirmation Order, in form and substance acceptable to the Debtors, the Secured Noteholders and the DIP Lender and consistent with the terms of the Plan, and such order shall be a Final Order; 2. the Debtors shall not be in default under the DIP Facility or the DIP Order (or, to the extent that the Debtors are in default on the proposed Effective Date, such default shall have been waived by the DIP Lender or cured by the Debtors in a manner consistent with the DIP Documents or DIP Order) and there shall not have occurred and be continuing any event, act, or omission that, but for the expiration of time, would permit any DIP Lender to terminate the DIP Facility in accordance with its terms upon the expiration of such time and the DIP Credit Agreement shall be in full force and effect; 3. the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan; Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 54 of 64

49 4. the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed in a manner consistent in all material respects with the Plan and shall be in form and substance acceptable to the Debtors, the Secured Noteholders and the DIP Lender; 5. the New Organizational Documents, in form and substance acceptable to the Debtors, the Secured Noteholders and the DIP Lender, shall have been adopted and (where required by applicable law) filed with the applicable authorities of the relevant jurisdictions of organization and shall have become effective in accordance with such jurisdiction’s corporation, limited liability company, or alternative comparable laws, as applicable; 6. all fees and expenses of (i) Secured Noteholders’ and the DIP Lender’s Professionals and (ii) the Secured Notes Agent and the DIP Agent shall have been paid in full in Cash consistent with the Final DIP Order; 7. the Debtors shall have implemented the Restructuring Transactions in a manner consistent in all respects with the Plan and the Restructuring Transactions Exhibit and, without limiting any definition contained in Article I.A of the Plan or other provision of the Plan, according to documentation acceptable to the Debtors, the DIP Lender and the Secured Noteholders; 8. the PLC Settlement shall have been executed and delivered by each of the parties thereto; and 9. the Exit Facility Documents shall have been executed and delivered by all of the Entities that are parties thereto, in a manner consistent in all material respects with the Plan and otherwise acceptable to the Debtors, the DIP Lender and the Secured Noteholders, and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the consummation of the Exit Facility shall have been waived or satisfied in accordance with the terms thereof, and the closing of the Exit Facility, shall be deemed to occur concurrently with the occurrence of the Effective Date. B. Waiver of Conditions Precedent The Debtors, with the prior written consent of the DIP Lender and the Secured Noteholders, may waive any of the conditions to the Effective Date set forth in Article IX.A of the Plan at any time without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than proceeding to confirm and consummate the Plan. C. Effect of Non-Occurrence of Conditions to Consummation If prior to Consummation, the Confirmation Order is vacated pursuant to a Final Order, then except as provided in any order of the Bankruptcy Court vacating the Confirmation Order, the Plan will be null and void in all respects, and nothing contained in the Plan or Disclosure Statement shall: (a) constitute a waiver or release of any Claims, Interests, or Causes of Action; (b) prejudice in any manner the rights of any Debtor or any other Entity; or (c) constitute an Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 55 of 64

50 admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Entity. ARTICLE X MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN A. Modification of Plan Effective as of the date hereof, (a) the Debtors, with the consent of the DIP Lender and the Secured Noteholders, reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan before the entry of the Confirmation Order consistent with the terms set forth herein; and (b) after the entry of the Confirmation Order, the Debtors, with the consent of the DIP Lender and the Secured Noteholders, , may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, to remedy any defect or omission, or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan consistent with the terms set forth herein. B. Effect of Confirmation on Modifications Entry of the Confirmation Order shall constitute approval of all modifications to the Plan occurring after the solicitation thereof pursuant to section 1127(a) of the Bankruptcy Code and a finding that such modifications to the Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019. C. Withdrawal of Plan The Debtors, with the consent from the Secured Noteholders and the DIP Lender, reserve the right to withdraw the Plan before the Confirmation Date and to file subsequent Chapter 11 plans. Further, the Debtors may, in their sole discretion and upon the determination of the Debtors’ board of directors, after consulting with counsel, in the exercise of their fiduciary duties, withdraw the Plan. If the Debtors withdraw the Plan, or if the Confirmation Date or the Effective Date does not occur, then: (a) the Plan will be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (c) nothing contained in the Plan shall (1) constitute a waiver or release of any Claims, Interests, or Causes of Action, (2) prejudice in any manner the rights of any Debtor or any other Entity, or (3) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity. ARTICLE XI RETENTION OF JURISDICTION Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 56 of 64

51 Bankruptcy Code, including jurisdiction to: 1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Claim or Interest and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests’ 2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan; 3. resolve any matters related to Executory Contracts or Unexpired Leases, including: (a) the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure or Claims arising therefrom, including pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; and (c) any dispute regarding whether a contract or lease is or was executory or expired; provided, however, that any dispute arising under or in connection with the Exit Facility shall be dealt with in accordance with the provisions of the Exit Facility Documents; 4. ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan; 5. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date; 6. enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Plan, the Confirmation Order, and contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan; 7. enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code; 8. grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code; 9. issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan; 10. hear, determine, and resolve any cases, matters, controversies, suits, disputes, or Causes of Action in connection with or in any way related to the Chapter 11 Cases, including: (a) Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 57 of 64

52 with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim or an Interest for amounts not timely repaid pursuant to Article VI.D.1 of the Plan; (b) with respect to the releases, injunctions, and other provisions contained in Article VIII of the Plan, including entry of such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; (c) that may arise in connection with the Consummation, interpretation, implementation, or enforcement of the Plan, the Confirmation Order, and contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan; or (d) related to section 1141 of the Bankruptcy Code; 11. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated; 12. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order; 13. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code; 14. enter an order or Final Decree concluding or closing the Chapter 11 Cases; 15. enforce all orders previously entered by the Bankruptcy Court; and 16. hear any other matter not inconsistent with the Bankruptcy Code. ARTICLE XII MISCELLANEOUS PROVISIONS A. Immediate Binding Effect Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 58 of 64

53 B. No Substantive Consolidation; Severability of the Debtors The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan. In the event the Court finds that the Plan cannot be confirmed with respect to one Debtor, the Plan should still be confirmable with respect to the remaining Debtors and the Debtors (with the consent of the DIP Lender and the Secured Noteholders) shall seek confirmation with respect to the remaining Debtors. C. Additional Documents On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, and all holders of Claims and Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan. D. Payment of Statutory Fees All fees due and payable pursuant to section 1930 of Title 28 of the United States Code together with the statutory rate of interest set forth in section 3717 of Title 31 of the United States Code to the extent applicable (“Statutory Fees”) prior to the Effective Date shall be paid by the Debtors on the Effective Date or as soon as practicable thereafter. After the Effective Date, until their respective Chapter 11 Cases are closed, all Quarterly Fees shall be paid by RVL Corp. and the Reorganized Debtors, as applicable, when due and payable. The Debtors shall file all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11-MOR. After the Effective Date, until their respective Chapter 11 Cases are closed, the Reorganized Debtors and RVL Corp., as applicable, shall file with the Bankruptcy Court separate UST Form 11-PCR reports when they become due. Each of the Debtors, RVL Corp., and the Reorganized Debtors, as applicable, shall remain obligated to pay Quarterly Fees to the U.S. Trustee until the earliest of that particular Debtor’s Chapter 11 Case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code. The U.S. Trustee shall not be required to file any Administrative Expense Claim in the Chapter 11 Cases and shall not be treated as providing any release under the Plan. E. Reservation of Rights Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 59 of 64

54 to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Interests prior to the Effective Date. F. Successors and Assigns The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity. G. Service of Documents After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to RVL Corp or the Reorganized Debtors shall be served on: Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 60 of 64

55 RVL Corp. RevitaLid Pharmaceutical Corp. 400 Crossing Boulevard Bridgewater, New Jersey 08807 Attn: Brian Markison (brianmarkison@RVLPharma.com) Reorganized Debtors RVL Pharmaceuticals, Inc. 400 Crossing Boulevard Bridgewater, New Jersey 08807 Attn: Brian Markison (brianmarkison@RVLPharma.com) Proposed Counsel to Debtors Richards Layton & Finger, P.A. 920 N King St Wilmington, DE 19801 Telephone: (302) 651-7700 Attn: Mark D. Collins and Brendan J. Schlauch (collins@RLF.com; schlauch@RLF.com) and Ropes & Gray LLP 1211 6th Ave New York, NY 10036 Telephone: (212) 596-9000 Attn: Gregg M. Galardi and Cristine Pirro Schwarzman (Gregg.Galardi@ropesgray.com; Cristine.Schwarzman@ropesgray.com) Counsel to the DIP Lender and the Secured Noteholders White & Case LLP 1221 Avenue of the Americas New York, NY 10020 Attn: Scott Greissman, Lisa Feld and Andrew Zatz (sgreissman@whitecase.com; efeld@whitecase.com; azatz@whitecase.com) United States Trustee Office of the United States Trustee for the District of Delaware 844 N King St., Suite 2207, Lockbox 35, Wilmington, Delaware 19801 Attn: John Schanne (john.schanne@usdoj.gov) Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 61 of 64

56 H. Term of Injunctions or Stays Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases (pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms. I. Entire Agreement Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan. J. Plan Supplement Exhibits All exhibits and documents included in the Plan Supplement (in each case, as may be amended, restated, modified or otherwise supplemented) are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are filed, copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from https://restructuring.ra.kroll.com/RVL, or the Bankruptcy Court’s website, available via PACER. Unless otherwise ordered by the Bankruptcy Court, to the extent any exhibit or document in the Plan Supplement is inconsistent with the terms of any part of the Plan that does not constitute the Plan Supplement, such part of the Plan that does not constitute the Plan Supplement shall control. K. Non-Severability The provisions of the Plan (including its release, injunction, exculpation, and compromise provisions) are mutually dependent and non-severable. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors, the DIP Lender and the Secured Noteholders, consistent with the terms set forth herein; and (c) nonseverable and mutually dependent. L. Votes Solicited in Good Faith Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or RVL Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 62 of 64

57 Corp. or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan. M. Closing of Chapter 11 Cases The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases. N. Waiver or Estoppel Each holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement or papers filed with the Bankruptcy Court prior to the Confirmation Date. [Remainder of Page Intentionally Left Blank] Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 63 of 64

58 Respectfully submitted, RevitaLid Pharmaceutical Corp. on behalf of itself and each of its Debtor affiliates By: /s/ Brian Markison Name: Title: Brian Markison Chief Executive Officer Case 23-11704-BLS Doc 126-1 Filed 11/20/23 Page 64 of 64

RLF1 30177586v.1 EXHIBIT B Case 23-11704-BLS Doc 126-2 Filed 11/20/23 Page 1 of 16

RLF1 30178507v.1 SETTLEMENT AND RELEASE AGREEMENT This SETTLEMENT AND RELEASE AGREEMENT (this “Agreement”) is entered into as of [●], 2023, by and among (i) RevitaLid Pharmaceutical Corp., a Delaware corporation (“RevitaLid”), RVL Pharmaceuticals, Inc., a Delaware corporation (“RVL Pharma”) and RVL Pharmacy LLC (“RVL Pharmacy,” and together with RevitaLid and RVL Pharma, the “Debtors”), (ii) RVL Pharmaceuticals plc (“RVL plc”), RVL Holdings US LLC (“RVL US”), RVL Finance Limited (“RVL Finance”), Valkyrie Group Holdings, Inc. (“Valkryie”), Osmotica Kereskedelmi es Szolgaltato Korlatolt Felelossegu Tarsasag (“Osmotica”) and Osmotica Argentina, S.A. (together with RVL plc, RVL US, RVL Finance, Valkyrie and Osmotica, the “Non-Debtor RVL Entities”), and (iii) Athyrium Opportunities IV Acquisition LP, a Delaware limited partnership, as Administrative Agent and as a Purchaser under (and as defined in) the Note Purchase Agreement (as defined below), and Athyrium Opportunities IV Co-Invest 1 LP, a Delaware limited partnership, as a Purchaser under the Note Purchase Agreement (together, in such respective capacities, the “Secured Creditors,” and collectively with the Debtors and the Non-Debtor RVL Entities, the “Parties”). WHEREAS, on October 12, 2023, the Debtors commenced voluntary cases under Chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), which cases are jointly administered for procedural purposes only under lead case In re RevitaLid Pharmaceutical Corp., case number 23-11704 (BLS) (collectively, the “Bankruptcy Cases” and each a “Bankruptcy Case”); WHEREAS, the Secured Creditors are parties to that certain Note Purchase Agreement, dated as of October 1, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement” and, together with and all Note Documents (as defined in the Note Purchase Agreement) executed by any of the Debtors or Non-Debtor RVL Entities in connection with the Note Purchase Agreement, the “Note Documents”), by and among RevitaLid, as Issuer, Osmotica Holdings US LLC (the predecessor of RVL US), as Intermediate Holdings, Osmotica Pharmaceuticals plc (the predecessor of RVL plc), as Super Holdings, RVL Pharma, RVL Pharmacy and certain of the other Non-Debtor RVL Entities, as guarantors thereunder, Athyrium Opportunities IV Acquisition LP, as the administrative agent, and the Purchasers (as defined in the Note Purchase Agreement) from time to time party thereto; WHEREAS, on November 13, 2023, the Debtors filed the Amended Joint Prepackaged Chapter 11 Plan of RevitaLid Pharmaceutical Corp. and Its Subsidiaries [Docket No. 90] (as may be amended, supplemented or modified from time to time in accordance with the terms thereof, the “Plan of Reorganization”), which contemplates and authorizes, among other things, the effectuation of certain Restructuring Transactions (as defined in the Plan of Reorganization) in accordance with the Plan of Reorganization and the Restructuring Transactions Exhibit (as defined in the Plan of Reorganization); WHEREAS, (i) during the Chapter 11 Cases pursuant to the DIP Facility (as defined in the Plan of Reorganization) and, on the Effective Date (as defined in the Plan of Reorganization, the “Effective Date”), pursuant to the Plan of Reorganization, the Non-Debtor RVL Entities Case 23-11704-BLS Doc 126-2 Filed 11/20/23 Page 2 of 16

2 RLF1 30178507v.1 received cash, in an aggregate amount of up to $700,000 (in addition to amounts funded prior to the commencement of the Bankruptcy Cases), to fund the wind down costs of the Non-Debtor RVL Entities in accordance with the Wind Down Budget (as defined in the Plan of Reorganization) and (ii) pursuant to the Plan of Reorganization, RevitaLid, received cash in an aggregate amount of up to $75,000, to fund its wind down costs; WHEREAS, one or more Non-Debtor RVL Entities or Debtors, on the one hand, and one or more Debtors, on the other hand, are party to intercompany arrangements, commitments and transactions which may have given rise to certain asserted intercompany claims or balances between and among the Debtors and the Non-Debtor RVL Entities (collectively, the “Intercompany Balances”); WHEREAS, in accordance with the Plan of Reorganization, each of the Non-Debtor RVL Entities and the Debtors desire to terminate and cancel (including through offset or otherwise) all (a) Intercompany Balances, and (b) Claims held or asserted by a Debtor against another Debtor and Claims held or asserted by an Affiliate of the Debtors (including the Non-Debtor RVL Entities) against one or more Debtors, if any, including, without limitation, any such Claims held or asserted with respect to the Intercompany Balances (collectively, the “Intercompany Claims”); and WHEREAS, in connection with, and subject to the occurrence of the transactions described above and effectuated hereunder and pursuant to the Plan of Reorganization (including the Restructuring Transactions Exhibit), the Secured Creditors also desire to waive, cancel, terminate, extinguish, discharge and release all rights, obligations and liabilities they may have against the Non-Debtor RVL Entities under the Note Documents. NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows: Section 1. Certain Definitions The following terms shall, for the purposes of this Agreement have the following meanings. 1.1 “Business Day” shall mean any day other than Saturday, Sunday or any other day on which commercial banks are required or permitted to close by Law in The City of New York. 1.2 “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by Law; (b) the right to object to or otherwise contest Claims; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or Case 23-11704-BLS Doc 126-2 Filed 11/20/23 Page 3 of 16

3 RLF1 30178507v.1 553 of the Bankruptcy Code; and (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code. 1.3 “Claim” means any “claim,” as such term is defined in section 101(5) of the Bankruptcy Code. 1.4 “Law” shall mean any international, federal, state, county, local or non-US statute, law, ordinance, regulation, rule, code, treaty, convention, order or common law. 1.5 “Person” shall mean any individual, partnership, corporation, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, Governmental Authority or other legal entity of any nature whatsoever. 1.6 “Related Persons” means, with respect to any Person, such Person’s (i) equity holders and affiliates, (ii) its and its equity holders’ and affiliates’ respective predecessors, successors, assigns, and agents and (iii) its and each of the foregoing persons’ respective current and former, direct or indirect, affiliates, subsidiaries and parent entities, and their respective officers, directors, principals, employees, stockholders, equityholders, members, investors, managers, partners, management companies, fund advisors, representatives, agents, advisors, consultants, attorneys and other professionals, predecessors, heirs, successors and assigns, in each case, solely in their respective capacities as such. Section 2. Termination of Intercompany Balances and Claims; Waiver of Claims under the Note Documents. 2.1 Each of the Non-Debtor RVL Entities and each of the Debtors agree that, effective as of the date hereof (i) all Intercompany Balances, all Intercompany Claims and all rights, liabilities and obligations thereunder shall be fully cancelled, waived, terminated, extinguished, discharged and released in all respects in accordance with Schedule 1 attached hereto, without any further liability to, or obligations of, any of the respective Non-Debtor RVL Entities or Debtors and (ii) it shall not assert, or seek payment of, any Intercompany Balance or Intercompany Claim. 2.2 Each Secured Creditor hereby waives, effective as of the date hereof, any and all rights, obligations, liabilities and Claims it may have against the Non-Debtor RVL Entities under the Note Documents. Section 3. Release. 3.1 Release by Debtors. From and after the date hereof, each of the Debtors, on behalf of itself and its Related Persons (the “Debtor Releasors”) hereby irrevocably and unconditionally, generally, and individually and collectively, releases, acquits and forever discharges (x) each of the Non-Debtor RVL Entities and their respective Related Persons (the “Non-Debtor RVL Released Parties”) and (y) each of the Secured Creditors and their respective Related Persons (the “Secured Creditor Released Parties”), or any of them, from and against any and all Claims and Causes of Action, which any of the Debtor Releasors now have, own, hold, or claim to have, own, or hold, or at any time heretofore or hereafter have had, owned, held or claimed Case 23-11704-BLS Doc 126-2 Filed 11/20/23 Page 4 of 16

4 RLF1 30178507v.1 to have had, owned, or held against any of the Non-Debtor RVL Released Parties and the Secured Creditor Released Parties, with respect to any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date (collectively, the “Debtor Released Claims”); provided that the Debtor Released Claims shall not include (i) any Claims or Causes of Action for breach of this Agreement or any other agreement, document, instrument or certificate contemplated by this Agreement, to the extent such Claims or Causes of Action can otherwise be made following the Effective Date pursuant to the terms of this Agreement or any other agreement, document, instrument or certificate contemplated by this Agreement, (ii) any Effective Date or post-Effective Date obligations of the Secured Creditor Released Parties or Non-Debtor RVL Released Parties under the Plan of Reorganization, or under any document, instrument, or agreement executed to implement the Plan of Reorganization, as applicable, and (iii) claims related to any act or omission that is determined in a Final Order (as defined in the Plan of Reorganization) to have constituted actual fraud, willful misconduct or gross negligence. The Debtors represent and warrant to the Non-Debtor RVL Released Parties and the Secured Creditor Released Parties, respectively, that they have not, and to the best of their knowledge the other Debtor Releasors have not, assigned or transferred or purported to assign or transfer any Debtor Released Claims or any portion thereof or any interest therein. The Secured Creditors party hereto constitute all of the Secured Creditors under the Note Documents. 3.2 Release by Non-Debtor RVL Entities. From and after the date hereof, each of the Non-Debtor RVL Entities on behalf of itself and its Related Persons (the “Non-Debtor Releasors”) hereby irrevocably and unconditionally, generally, and individually and collectively, releases, acquits and forever discharges (x) the Debtors and their respective Related Persons (the “Debtor Released Parties”) and (y) the Secured Creditor Released Parties from any and all Claims and Causes of Action, which any of the Non-Debtor Releasors now have, own, hold, or claim to have, own, or hold, or at any time heretofore or hereafter have had, owned, held or claimed to have had, owned, or held against any of the Debtor Released Parties and the Secured Creditor Released Parties (collectively, the “Non-Debtor Released Claims”, and, together with the Debtor Release Claims, the “RVL Released Claims”); provided that the Non-Debtor Released Claims shall not include (i) any Claims or Causes of Action for breach of this Agreement or any other agreement, document, instrument or certificate contemplated by this Agreement, to the extent such Claims or Causes of Action can otherwise be made following the Effective Date pursuant to the terms of this Agreement or any other agreement, document, instrument or certificate contemplated by this Agreement, (ii) any Effective Date or post-Effective Date obligations of the Debtor Released Parties or Secured Creditor Released Parties under the Plan of Reorganization, or under any document, instrument, or agreement executed to implement the Plan of Reorganization, as applicable, and (iii) claims related to any act or omission that is determined in a Final Order (as defined in the Plan of Reorganization) to have constituted actual fraud, willful misconduct or gross negligence. The Non-Debtor RVL Entities represent and warrant to the Debtor Released Parties and the Secured Creditor Released Parties, respectively, that they have not, and to the best of their knowledge the other Non-Debtor Releasors have not, assigned or transferred or purported to assign or transfer any Non-Debtor Released Claims or any portion thereof or any interest therein. 3.3 Release by Secured Creditors. From and after the date hereof, each of the Secured Creditors, on behalf of itself and its Related Persons (the “Secured Creditor Releasors”) hereby irrevocably and unconditionally, generally, and individually and collectively, releases, acquits and forever discharges (x) the Debtor Released Parties and (y) the Non-Debtor RVL Case 23-11704-BLS Doc 126-2 Filed 11/20/23 Page 5 of 16

5 RLF1 30178507v.1 Released Parties from any and all Claims and Causes of Action, which any of the Secured Creditors Releasors now have, own, hold, or claim to have, own, or hold, or at any time heretofore or hereafter have had, owned, held or claimed to have had, owned, or held against any of the Debtor Released Parties (“Secured Creditor Released Claims”, and, together with the RVL Released Claims, the “Released Claims”); provided that the Secured Creditor Released Claims shall not include (i) any Claims or Causes of Action for breach of this Agreement or any other agreement, document, instrument or certificate contemplated by this Agreement, to the extent such Claims or Causes of Action can otherwise be made following the Effective Date pursuant to the terms of this Agreement or any other agreement, document, instrument or certificate contemplated by this Agreement, (ii) any Effective Date or post-Effective Date obligations of the Debtor Released Parties or Non-Debtor RVL Released Parties under the Plan of Reorganization, or under any document, instrument, or agreement executed to implement the Plan of Reorganization, as applicable, and (iii) claims related to any act or omission that is determined in a Final Order (as defined in the Plan of Reorganization) to have constituted actual fraud, willful misconduct or gross negligence. The Secured Creditors represent and warrant to the Debtor Released Parties and the Non-Debtor RVL Released Parties that they have not, and to the best of their knowledge the other Secured Creditor Releasors have not, assigned or transferred or purported to assign or transfer any Secured Creditor Released Claims or any portion thereof or any interest therein. 3.4 As to each and every Released Claim, each Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit and protections of any Law that may provide that a general release does not extend to claims which such Party does not know or suspect to exist in its favor at the time of executing the release, which, if known by such Party, might have materially affected its settlement with the other Parties. Each Party specifically waives the benefits and protections of Section 1542 of the Civil Code of California, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” 3.5 Each Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to the Released Claims, which, if known at the time of signing this Agreement, may have materially affected this Agreement and such Party’s decision to enter into this Agreement, intends hereby to assume the risk of existing but as yet unknown Claims, and agrees that this Agreement shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Party understands, acknowledges, and agrees that the releases set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the provisions of such releases. Each of the Parties hereby acknowledges that it has read this Agreement and has conferred with its counsel and advisors regarding this Agreement’s content, including this Section 3, and is freely and voluntarily entering into this Agreement and hereby agrees to waive and hereby waives Case 23-11704-BLS Doc 126-2 Filed 11/20/23 Page 6 of 16

6 RLF1 30178507v.1 any claim that the terms of this Agreement (including, without limitation, the releases contained herein) are invalid or otherwise unenforceable. Section 4. Representations and Warranties of the Parties. In connection with the transactions contemplated by this Agreement, each Party hereby represents and warrants to the other Parties hereto that, the following statements are true and correct: 4.1 Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite limited liability, corporate or other legal entity power and authority to execute and deliver this Agreement and to perform and consummate its obligations under this Agreement. This Agreement has been duly authorized by all requisite action on the part of such Party, and this Agreement has been duly and validly executed and delivered by such Party. 4.2 This Agreement constitutes a valid and legally binding obligation of such Party, enforceable against such Party in accordance with its terms and conditions, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally or by general principles of equity. Assuming all consents and approvals required to be obtained from the other Parties have been obtained, such Party has not been and is not required to give any notice to, or make any filing with, or obtain any consent or approval from, any governmental authority or other third party for the valid execution, delivery and performance by such Party of this Agreement. 4.3 The execution, delivery and performance by such Party of this Agreement and the consummation of the transactions contemplated hereby does not and will not violate (a) any provision of its bylaws, charter, articles of association, partnership agreement, operating agreement, trust instrument or other similar document, (b) any provision of any material agreement to which it is a party or by which it or its properties are bound, or (c) any law, rule, regulation, judgment, order or decree to which it is subject, except in the cases of clauses (b) and (c) where such violation would not reasonably be expected to be material to such Party, adversely impact such Party’s ability to consummate the transactions contemplated by this Agreement or make any of such Party’s other representations and warranties in this Section 4 fail to be true. 4.4 Such Party has made such investigation of the facts pertaining to this Agreement and of all the matters pertaining hereto as such Party deems necessary. Section 5. Miscellaneous. 5.1 Amendment. This Agreement may be amended or modified and any of the terms hereof may be altered only by an instrument in writing signed by each of the Parties hereto. 5.2 Assignability. The Parties hereto shall not assign this Agreement or any of their respective rights, interests or obligations hereunder without the prior written consent of each of the other Parties hereto. 5.3 Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any Case 23-11704-BLS Doc 126-2 Filed 11/20/23 Page 7 of 16

7 RLF1 30178507v.1 jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, and the invalid, illegal or unenforceable provision shall be interpreted and applied so as to produce as near as may be the economic result intended by the Parties hereto. Upon determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to eliminate such invalidity, illegality or incapability of enforcement and to effect the original intent of the Parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible. 5.4 No Strict Construction. Each Party hereto confirms that both it and its counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties and, therefore, each Party waives the application of any law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party hereto. 5.5 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement. 5.6 Counterparts. This Agreement may be executed and delivered in one or more counterparts (by electronic communication, facsimile, or otherwise), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. The Parties hereto irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the Parties hereto agree that such document, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record. 5.7 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of law principles that would permit or require the application of the substantive laws of any other jurisdiction. 5.8 Choice of Forum. Each of the Parties hereto irrevocably agrees that any legal action or proceeding arising out of, based upon or relating to this Agreement or the transactions contemplated hereby shall be brought solely in the Bankruptcy Court (or any court exercising appellate jurisdiction over the Bankruptcy Court). Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court (or any court exercising appellate jurisdiction over the Bankruptcy Court) in respect of any legal action or proceeding arising out of, based upon or relating to this Agreement or any of the rights and obligations arising hereunder, and agrees that it will not bring any action arising out of, based upon or related thereto in any other court; provided, however, that, if the Bankruptcy Cases are dismissed, any legal action or proceeding arising out of, based upon or relating to this Agreement or the transactions contemplated hereby shall be heard and determined solely in the courts of the State of New York Case 23-11704-BLS Doc 126-2 Filed 11/20/23 Page 8 of 16

8 RLF1 30178507v.1 located in the borough of Manhattan in the city of New York and the federal courts of the United States of America located in the Southern District of the State of New York (and any appellate courts of the foregoing). Each Party hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any such legal action or proceeding, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with Section 5.14, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law, any claim that (i) the legal action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such legal action or proceeding is improper or (iii) this Agreement or any other agreement or instrument contemplated hereby or entered into in connection herewith, or the subject matter hereof or thereof, may not be enforced in or by such courts. Each Party hereto agrees that notice or the service of process in any legal action or proceeding arising out of, based upon or relating to this Agreement or any of the rights and obligations arising hereunder or thereunder, shall be properly served or delivered if delivered in the manner contemplated by Section 5.14. 5.9 Waiver of Jury Trial. EACH PARTY HERETO (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 5.10 Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior negotiations, representations, agreements, arrangements or understandings (whether written or oral) with respect thereto. 5.11 Tax Matters. The Debtors and Non-Debtor RVL Entities agree to reasonably cooperate in connection with any request by the Secured Creditors to effectuate the transactions contemplated hereby in accordance with Schedule 1 attached hereto, including making any tax elections or filings reasonably requested by the Secured Creditors. 5.12 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and, in the case of each of the Debtors, each of the Reorganized Debtors and their respective successors and permitted assigns from and after the Effective Date. No third party beneficiaries are intended in connection with this Agreement, except that each Debtor Released Party, Non-Debtor RVL Released Party, and Secured Creditor Released Party shall be a third party beneficiary of Article III of this Agreement. 5.13 Plan Document. On the Effective Date, this Agreement is deemed incorporated into the Plan of Reorganization as if set forth in the Plan of Reorganization. 5.14 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given: (a) if sent by registered or certified mail, on the earlier of Case 23-11704-BLS Doc 126-2 Filed 11/20/23 Page 9 of 16

9 RLF1 30178507v.1 confirmed receipt or the third Business Day after they have been sent by registered or certified mail, return receipt requested, postage prepaid, (b) if sent by electronic mail, upon written confirmation of receipt by e-mail or otherwise, (c) if delivered personally to the intended recipient, when delivered or (d) if sent by overnight delivery via recognized international courier service, on the first Business Day after they have been sent, in each case, addressed to a Party hereto at the following address for such Party hereto: (a) if to the Debtors (prior to the Effective Date): RevitaLid Pharmaceutical Corp. 400 Crossing Boulevard Bridgewater, New Jersey 08807 Attn: Brian Markison (brian.markison@RVLPharma.com) with a copy, which shall not constitute effective notice, to: Richards Layton & Finger, P.A. 920 N King St Wilmington, DE 19801 Telephone: (302) 651-7700 Attn: Mark D. Collins and Brendan J. Schlauch (collins@RLF.com; schlauch@RLF.com) and Ropes & Gray LLP 1211 6th Ave New York, NY 10036 Telephone: (212) 596-9000 Attn: Gregg M. Galardi and Cristine Pirro Schwarzman (Gregg.Galardi@ropesgray.com; Cristine.Schwarzman@ropesgray.com) (b) if to the Secured Creditors: c/o Athyrium Capital Management, LP 505 Fifth Avenue, Floor 18 New York, NY 10017 Attention: Mark Kavulich Email: mkavulich@athyrium.com with a copy, which shall not constitute effective notice, to: White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Case 23-11704-BLS Doc 126-2 Filed 11/20/23 Page 10 of 16

10 RLF1 30178507v.1 Attention: Scott Greissman; Adam Cieply E-mail: greissc@whitecase.com; adam.cieply@whitecase.com (c) If to RVL Pharma or RVL Pharmacy (following the Effective Date): c/o Athyrium Capital Management, LP 505 Fifth Avenue, Floor 18 New York, NY 10017 Attention: Mark Kavulich Email: mkavulich@athyrium.com with a copy, which shall not constitute effective notice, to: White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Attention: Scott Greissman; Adam Cieply E-mail: greissc@whitecase.com; adam.cieply@whitecase.com (d) if to RevitaLid (following the Effective Date): RevitaLid Pharmaceutical Corp. 400 Crossing Boulevard Bridgewater, New Jersey 08807 Attn: Brian Markison Email: brian.markison@RVLPharma.com (e) if to the Non-Debtor RVL Entities, at: 400 Crossing Boulevard Bridgewater, New Jersey 08807 Attn: Brian Markison Email: brian.markison@RVLPharma.com or to such other addresses as shall be furnished in writing by any such Party hereto to the other Party hereto in accordance with the provisions of this Section 5.14. * * * * * Case 23-11704-BLS Doc 126-2 Filed 11/20/23 Page 11 of 16

RLF1 30178507v.1 IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written. DEBTORS: REVITALID PHARMACEUTICAL CORP. By: Name: Title: RVL PHARMACEUTICALS, INC. By: Name: Title: RVL PHARMACY LLC By: Name: Title: NON- DEBTOR RVL ENTITIES: RVL PHARMACEUTICALS PLC By: Name: Title: RVL US HOLDINGS LLC By: Name: Title: Case 23-11704-BLS Doc 126-2 Filed 11/20/23 Page 12 of 16

Case 23-11704-BLS Doc 126-2 Filed 11/20/23 Page 13 of 16

RVL FINANCE LIMITED

By: ______________________________
Name:
Title:

VALKYRIE GROUP HOLDINGS, INC.

By: ______________________________
Name:
Title:

OSMOTICA KERESKEDELMI ES SZOLGALTATO KORLATOLT FELELOSSEGU TARSASAG

By: ______________________________
Name:
Title:

OSMOTICA ARGENTINA, S.A.

By: ______________________________
Name:
Title:

SECURED CREDITORS:

ATHYRIUM OPPORTUNITIES IV ACQUISITION LP

By: ______________________________
Name:
Title:

ATHYRIUM OPPORTUNITIES IV CO-INVEST 1 LP

RLF1 30178507v.1

RLF1 30178507v.1 By: Name: Title: Case 23-11704-BLS Doc 126-2 Filed 11/20/23 Page 14 of 16

RLF1 30178507v.1 SCHEDULE 1 Case 23-11704-BLS Doc 126-2 Filed 11/20/23 Page 15 of 16

RLF1 30178507v.1 Schedule 1 1. RVL Pharmacy, LLC distributes all receivables owed to it by Debtors and Non-Debtor RVL Entities to RVL Pharmaceuticals Inc. 2. RVL Pharmaceuticals Inc. transfers all of its intercompany receivables owed from Non-Debtor RVL Entities to RVL Pharmaceuticals plc in partial satisfaction of RVL Pharmaceuticals Inc.’s intercompany payable to RVL Pharmaceuticals plc. 3. RVL Pharmaceuticals Inc. transfers its receivables owed from RevitaLid Pharmaceutical Corp to RevitaLid Pharmaceutical Corp in partial satisfaction of RVL Pharmaceuticals Inc.’s payables to RevitaLid Pharmaceutical Corp. 4. All of the intercompany payables owed by RVL Pharmaceuticals Inc. and RVL Pharmacy LLC are cancelled for no consideration. 5. RevitaLid Pharmaceutical Corp transfers all of its receivables owed by Non-Debtor RVL Entities to RVL Pharmaceuticals plc in partial satisfaction of RevitaLid Pharmaceutical Corp’s intercompany payable to RVL Pharmaceuticals plc. 6. All of RevitaLid Pharmaceutical Corp’s remaining intercompany payables are canceled, provided that, any payment made by RevitaLid Pharmaceutical Corp to the Non-Debtor RVL Entities on or after the Petition Date are deemed to be partial repayments of RevitaLid Pharmaceutical Corp’s intercompany payable to RVL Pharmaceuticals plc and further payments made at the direction of RVL Pharmaceuticals plc to the applicable Non-Debtor RVL Entities. The books and records of the Debtors and Non-Debtor RVL Entities shall be updated accordingly to reflect the foregoing steps. Case 23-11704-BLS Doc 126-2 Filed 11/20/23 Page 16 of 16

RLF1 30177586v.1 EXHIBIT C Case 23-11704-BLS Doc 126-3 Filed 11/20/23 Page 1 of 4

Case 23-11704-BLS Doc 126-3 Filed 11/20/23 Page 2 of 4

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
REVITALID PHARMACEUTICAL CORP., *et al.*,	)	Case No. 23-11704 (BLS)
Debtors.[1]	)	(Jointly Administered)
	)	**Re: Docket Nos. 16, 90 & ___**

NOTICE OF (I) OCCURRENCE OF EFFECTIVE DATE AND (II) ENTRY OF ORDER APPROVING (A) THE DISCLOSURE STATEMENT AND (B) CONFIRMING THE AMENDED JOINT PREPACKAGED CHAPTER 11 PLAN OF REVITALID PHARMACEUTICAL CORP. AND ITS SUBSIDIARIES

TO ALL CREDITORS, INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE that on November [__], 2023, the United States Bankruptcy Court for the District of Delaware (the "**Bankruptcy Court**") entered an order [Docket No. __] (the "**Confirmation Order**") confirming the *Amended Joint Prepackaged Chapter 11 Plan of RevitaLid Pharmaceutical Corp. and Its Subsidiaries* [Docket No. 90] (as may be amended, modified, or supplemented, the "**Plan**")[2] (attached as **Exhibit A** to the Confirmation Order) and approving the *Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of RevitaLid Pharmaceutical Corp. and Its Subsidiaries* [Docket No. 16] of RevitaLid Pharmaceutical Corp. and certain of its affiliates that are debtors and debtors in possession (collectively, the "**Debtors**") in the above-captioned chapter 11 cases (the "**Chapter 11 Cases**").

PLEASE TAKE FURTHER NOTICE that the Effective Date occurred on [__].

PLEASE TAKE FURTHER NOTICE that the Confirmation Order, the Plan and the Disclosure Statement may be obtained free of charge by visiting the Debtors' chapter 11 restructuring website maintained by the Debtors' voting agent, Kroll Restructuring Administration LLC (the "**Voting Agent**"), at: https://restructuring.ra.kroll.com/RVL. Copies of the Confirmation Order, the Plan and Disclosure Statement may also be obtained by calling the Voting Agent at (844) 870-7074 (U.S./Canada, toll-free) or +1 (646) 651-1184 (international, toll) or by

[1] The Debtors in these chapter 11 cases, along with the last four digits of each Debtor's federal tax identification number, are: RevitaLid Pharmaceutical Corp. (0983), RVL Pharmaceuticals, Inc. (7918), and RVL Pharmacy, LLC (6132). The location of the Debtors' principal place of business is 400 Crossing Boulevard, Bridgewater, New Jersey 08807.

[2] Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan and the Confirmation Order, as applicable.

RLF1 30177586v.1

2 RLF1 30177586v.1 sending an electronic mail message to RVLInfo@ra.kroll.com (with “RevitaLid Solicitation” in the subject line). PLEASE TAKE FURTHER NOTICE that the Bankruptcy Court has approved certain discharge, release, exculpation, injunction, and related provisions in Article VIII of the Plan. PLEASE TAKE FURTHER NOTICE that the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. PLEASE TAKE FURTHER NOTICE that each Executory Contract and Unexpired Lease that has otherwise not been rejected (as set forth in the Rejected Contracts and Leases Schedule) shall be deemed assumed by the applicable Debtor, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code. In the event that the rejection of an Executory Contract or Unexpired Lease under the Plan results in damages to the other party or parties to such contract or lease, any Claim for such damages shall be forever barred and shall not be enforceable against the applicable Debtor or RVL Corp. or the Reorganized Debtor, as applicable, or their respective Estate, properties or interests in property, unless a Proof of Claim is filed with the Bankruptcy Court and served upon the applicable Debtor no later than thirty (30) days after the later of (i) [__] or (ii) the effective date of the rejection of such Executory Contract or Unexpired Lease, as set forth on the Rejected Contracts and Leases Schedule or order of the Bankruptcy Court. For the avoidance of doubt, the Confirmation Order constitutes the Bankruptcy Court’s approval of the rejection of all the leases and contracts identified in the Rejected Contracts and Leases Schedule. PLEASE TAKE FURTHER NOTICE that [__], 2023 is the deadline for filing requests for payment of Administrative Expense Claims (other than Professional Fee Claims). PLEASE TAKE FURTHER NOTICE that [__], 2023 is the deadline for all Professionals or other Entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b), or section 1103 of the Bankruptcy Code for services rendered before the Effective Date (including any compensation requested by any Professional or any other Entity for making a substantial contribution in the Chapter 11 Cases) to file and serve final requests for payment of Professional Fee Claims. PLEASE TAKE FURTHER NOTICE that the Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Plan and the Confirmation Order in their entirety. Case 23-11704-BLS Doc 126-3 Filed 11/20/23 Page 3 of 4

3 RLF1 30177586v.1 Dated: [__], 2023 Wilmington, Delaware /s/ DRAFT Mark D. Collins (No. 2981) Brendan J. Schlauch (No. 6115) Matthew P. Milana (No. 6681) Huiqi Liu (No. 6850) Alexander R. Steiger (No. 7139) RICHARDS, LAYTON & FINGER, P.A. One Rodney Square 920 North King Street Wilmington, Delaware 19801 Telephone: 302-651-7700 Fax: 302-651-7701 Email: collins@rlf.com schlauch@rlf.com milana@rlf.com liu@rlf.com steiger@rlf.com -and-Gregg M. Galardi (No. 2991) Cristine Pirro Schwarzman (Admitted Pro Hac Vice) ROPES & GRAY LLP 1211 Avenue of the Americas New York, NY 10036 Telephone: 212-596-9000 Fax: 212-596-9090 Email: gregg.galardi@ropesgray.com cristine.schwarzman@ropesgray.com Counsel to the Debtors Case 23-11704-BLS Doc 126-3 Filed 11/20/23 Page 4 of 4